UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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☒    Definitive Proxy Statement
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☐    Soliciting Material under § 240.14a-12
GoPro, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if Other Than The Registrant)
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April 26, 2023
Dear Stockholders:
You are cordially invited to attend the 2023 Annual Meeting of Stockholders of GoPro, Inc., which will be held virtually on Tuesday, June 6, 2023 at 11:30 a.m. (Pacific Time). The virtual Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/GPRO2023, where you will be able to listen to the meeting live, submit questions and vote online. We believe that a virtual stockholder meeting provides greater access to those who may want to attend and therefore have chosen this over an in-person meeting.
The matters expected to be acted upon at the virtual Annual Meeting are described in detail in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.
Your vote is important. Whether or not you plan to attend the meeting, please cast your vote as soon as possible by Internet or telephone, or by completing and returning the enclosed proxy card in the postage-prepaid envelope to ensure that your shares will be represented. Your vote by written proxy will ensure your representation at the Annual Meeting regardless of whether you attend the virtual meeting or not. Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares at the virtual meeting.
We look forward to your attendance at our virtual Annual Meeting.
Sincerely,
Nicholas Woodman
Chief Executive Officer
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE STOCKHOLDER MEETING TO BE HELD ON JUNE 6, 2023 AT 11:30 A.M. (PACIFIC TIME):
THIS PROXY STATEMENT AND THE ANNUAL REPORT ARE AVAILABLE AT
www.proxyvote.com

GOPRO, INC.
3025 Clearview Way
San Mateo, California 94402

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Our Stockholders:
NOTICE IS HEREBY GIVEN that the 2023 Annual Meeting of Stockholders of GoPro, Inc. will be held virtually on Tuesday, June 6, 2023, at 11:30 a.m. (Pacific Time). The virtual Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/GPRO2023, where you will be able to listen to the meeting live, submit questions and vote online.
We are holding the meeting for the following purposes, which are more fully described in the accompanying proxy statement:
1.    To elect nine directors, all of whom are currently serving on our board of directors, each to serve until the next annual meeting of stockholders and until his or her successor has been elected and qualified, or until his or her earlier death, resignation, or removal.

Nicholas Woodman	Shaz Kahng	Susan Lyne
Tyrone Ahmad-Taylor	Kenneth Goldman	Frederic Welts
Peter Gotcher	Alexander Lurie	Lauren Zalaznick
2.    To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2023.
3.     To hold a non-binding, advisory vote on the resolution to approve executive compensation.
4.    To approve the GoPro Inc. 2024 Equity Incentive Plan.
5.     To approve the GoPro Inc. 2024 Employee Stock Purchase Plan.
In addition, stockholders may be asked to consider and vote upon such other business as may properly come before the meeting or any adjournment or postponement of the meeting.
Only stockholders of record at the close of business on April 10, 2023 are entitled to notice of, and to vote at, the virtual meeting and any adjournments or postponements thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the virtual meeting will be available for examination by any stockholder for any purpose germane to the meeting during ordinary business hours at our headquarters.
Your vote as a GoPro, Inc. stockholder is very important. Each share of GoPro Class A common stock that you own represents one vote and each share of GoPro Class B common stock that you own represents ten votes. For questions regarding your stock ownership, contact your brokerage firm or other entity that holds your shares or, if you are a registered holder, our transfer agent, American Stock Transfer & Trust Company, LLC, by calling (800) 937-5449, by writing to 6201 15th Avenue, Brooklyn, New York 11219 or by e-mailing HelpAST@equiniti.com.

By Order of the Board of Directors,
Nicholas Woodman
Chief Executive Officer
San Mateo, California
April 26, 2023

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE VIRTUAL ANNUAL MEETING, WE ENCOURAGE YOU TO VOTE AND SUBMIT YOUR PROXY BY INTERNET, BY TELEPHONE OR BY MAIL. FOR ADDITIONAL INSTRUCTIONS ON VOTING BY TELEPHONE OR THE INTERNET, PLEASE REFER TO YOUR PROXY CARD. TO VOTE AND SUBMIT YOUR PROXY BY MAIL, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE VIRTUAL ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE VIA THE VIRTUAL MEETING WEBSITE. IF YOU HOLD YOUR SHARES THROUGH AN ACCOUNT WITH A BROKERAGE FIRM, BANK OR OTHER NOMINEE, PLEASE FOLLOW THE INSTRUCTIONS YOU RECEIVE FROM YOUR ACCOUNT MANAGER TO VOTE YOUR SHARES.

GOPRO, INC.
PROXY STATEMENT FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

GOPRO, INC.
3025 Clearview Way
San Mateo, California 94402

PROXY STATEMENT FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

April 26, 2023
INFORMATION ABOUT SOLICITATION AND VOTING
The accompanying proxy is solicited on behalf of the board of directors of GoPro, Inc. (“GoPro”) for use at GoPro’s 2023 Annual Meeting of Stockholders to be held virtually on June 6, 2023, at 11:30 a.m. (Pacific Time) (“Annual Meeting”), and any adjournment or postponement of the Annual Meeting. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/GPRO2023, where you will be able to listen to the meeting live, submit questions and vote online. The Notice of Internet Availability of Proxy Materials and this proxy statement for the Annual Meeting (“Proxy Statement”) and the accompanying form of proxy were first distributed and made available on the Internet to stockholders on or about April 26, 2023. GoPro’s annual report on Form 10-K for the year ended December 31, 2022 filed with the SEC on February 10, 2023 (“Annual Report”) will be available with this Proxy Statement by following the instructions in the Notice of Internet Availability of Proxy Materials.

INTERNET AVAILABILITY OF PROXY MATERIALS
In accordance with U.S. Securities and Exchange Commission (“SEC”) rules, we are using the Internet as our primary means of furnishing proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our Proxy Statement and Annual Report, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. We believe this rule makes the proxy distribution process more efficient and less costly and helps in conserving natural resources.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING
Purpose of the Annual Meeting
At the Annual Meeting, stockholders will act upon the proposals described in this Proxy Statement.
Record Date; Quorum
Only holders of record of our Class A common stock and Class B common stock at the close of business on April 10, 2023, (“Record Date”) will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, we had 129,698,597 shares of Class A common stock and 26,258,546 shares of Class B common stock outstanding and entitled to vote.

The holders of a majority of the voting power of the shares of our Class A common stock and Class B common stock (voting together as a single class) entitled to vote at the Annual Meeting as of the Record Date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business under our Bylaws and Delaware state law. This presence is called a quorum. Your shares are counted as present at the Annual Meeting if you are present and vote online at the Annual Meeting or if you have properly submitted a proxy.
Voting Rights; Required Vote
In deciding all matters at the Annual Meeting, each holder of shares of our common stock is entitled to one vote for each share of Class A common stock held and ten votes for each share of Class B common stock held as of the close of business on the Record Date. We do not have cumulative voting rights for the election of directors. You may vote all shares owned by you as of the Record Date, including (i) shares held directly in your name as the stockholder of record, and (ii) shares held for you as the beneficial owner in street name through a brokerage firm, bank, trustee, or other nominee.
Stockholder of Record: Shares Registered in Your Name. If, on the Record Date, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the Annual Meeting or vote by telephone, by Internet, or by filling out and returning the proxy card.
Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If, on the Record Date, your shares were held in an account with a brokerage firm, bank, trustee or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and your nominee has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting.
•Proposal No. 1 – Election of Directors. Each director will be elected by a plurality of the votes cast, which means that the nine individuals nominated for election to the board of directors at the Annual Meeting receiving the highest number of “FOR” votes will be elected. You may either vote “FOR” one or any of the nominees or “WITHHOLD” your vote with respect to one or any of the nominees.
•Proposal No. 2 – Ratification of Appointment of Independent Registered Accounting Firm. Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2023 will be obtained if the number of votes cast “FOR” the proposal at the Annual Meeting exceeds the number of votes “AGAINST” the proposal.
•Proposal No. 3 - Advisory Vote to Approve Executive Compensation. Approval on a non-binding, advisory basis of the executive compensation of our Named Executive Officers (“NEOs”) will be obtained if the number of votes cast “FOR” the proposal at the Annual Meeting exceeds the number of votes “AGAINST” the proposal.

•Proposal No. 4 - Approval of the GoPro, Inc. 2024 Equity Incentive Plan. Approval of the GoPro, Inc. 2024 Equity Incentive Plan (the "2024 EIP"). The 2024 EIP will be approved if a majority of votes cast at the Annual Meeting vote "FOR" its approval.
•Proposal No. 5 - Approval of the GoPro, Inc. 2024 Employee Stock Purchase Plan. Approval of the GoPro, Inc. 2024 Employee Stock Purchase Plan (the "2024 ESPP"). The 2024 ESPP will be approved if a majority of votes cast at the Annual Meeting vote "FOR" its approval.
The Effect of Withheld Votes, Broker Non-Votes and Abstentions. Broker non-votes occur when shares held by a broker for a beneficial owner are not voted either because (i) the broker did not receive voting instructions from the beneficial owner or (ii) the broker lacked discretionary authority to vote the shares. Abstentions occur when shares present at the Annual Meeting are marked “abstain.” A broker is entitled to vote shares held for a beneficial owner on “routine” matters, such as the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2023, without instructions from the beneficial owner of those shares. A proxy submitted by a stockholder may indicate that the shares represented by the proxy are not being voted (stockholder withholding) with respect to a particular matter. On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters. All the other proposals presented at the Annual Meeting are non-routine matters. Broker non-votes, stockholder withholding, and abstentions are counted for purposes of determining whether a quorum is present but have no effect on the outcome of the matters voted upon except where brokers can exercise discretion on “routine” matters. Accordingly, we encourage you to provide voting instructions to your broker, whether or not you plan to attend the Annual Meeting.
Recommendations of the Board of Directors on Each of the Proposals Scheduled to be Voted on at the Annual Meeting
The board of directors recommends that you vote “FOR” each of the directors named in this Proxy Statement (“Proposal 1”), “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2023 (“Proposal 2”), “FOR” the approval of the compensation of our Named Executive Officers (“Proposal 3”), "FOR" the approval of the 2024 EIP ("Proposal 4"), and "FOR" the approval of the 2024 ESPP ("Proposal 5").
None of the directors or executive officers has any substantial interest in any matter to be acted upon, other than elections to office with respect to the directors so nominated and other than as referenced in Proposal 4 and Proposal 5.

Voting Instructions; Voting of Proxies
If you are a stockholder of record, you may:
•Vote via the Annual Meeting website - any stockholder can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/GPRO2023, where stockholders may vote and submit questions during the meeting. The Annual Meeting starts at 11:30 a.m. (Pacific Time) on June 6, 2023. Please have your 16-Digit Control Number to join the Annual Meeting. Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.proxyvote.com;

•Vote via telephone or Internet - in order to do so, please follow the instructions shown on your proxy card; or
•Vote by mail - complete, sign and date the proxy card enclosed herewith and return it before the Annual Meeting in the envelope provided.
Votes submitted by telephone or Internet must be received by 11:59 p.m. (Eastern Time) on June 5, 2023. Submitting your proxy, whether via the Internet, by telephone, or by mail, will not affect your right to vote in person should you decide to attend the Annual Meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct your nominee on how to vote your shares. You may either vote “FOR” all of the nominees to the board of directors, or you may “WITHHOLD” your vote from all nominees or any nominee you specify. For Proposals 2, 3, 4 and 5 you may vote “FOR” or “AGAINST” or “ABSTAIN” from voting. Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted.
All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our board of directors stated above.
If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, shares that constitute broker non-votes will be counted for the purpose of establishing a quorum for the Annual Meeting.
If you receive more than one proxy card, this is because your shares are registered in more than one name or are registered in different accounts. To make certain all your shares are voted, please follow the instructions included on each proxy card and vote each proxy card by telephone or the Internet. If voting by mail, please complete, sign and return each proxy card to ensure that all your shares are voted.
Expenses of Soliciting Proxies
GoPro will pay the expenses of soliciting proxies. Following the original mailing of the soliciting materials, GoPro and its agents, including directors, officers and other employees, without additional compensation, may solicit proxies by mail, electronic mail, telephone, by other similar means, or in person. Following the original mailing of the soliciting materials, GoPro will request brokers, custodians, nominees and other record holders to forward copies of the soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, GoPro, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials through the Internet, you are responsible for any Internet access charges you may incur.
Revocability of Proxies
A stockholder who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by:
•delivering to the Corporate Secretary of GoPro (by any means) a written notice stating that the proxy is revoked;
•signing and delivering a proxy bearing a later date;

•voting again by telephone or Internet; or
•attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).
Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.
Voting Results
Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. The preliminary voting results will be announced at the Annual Meeting. The final results will be tallied by the inspector of elections and filed by GoPro with the Securities and Exchange Commission ("SEC") in a current report on Form 8-K within four business days of the Annual Meeting.

Information regarding our Virtual Meeting

You will be able to attend the Annual Meeting virtually at www.virtualshareholdermeeting.com/GPRO2023, where you will be able to vote electronically and submit questions during the meeting.
You will be able submit a question during the Annual Meeting via our virtual stockholder meeting website, www.virtualshareholdermeeting.com/GPRO2023. If your question is properly submitted during the relevant portion of the meeting agenda, our Vice President of Corporate Communications will lead the Q&A session and a response to appropriate questions will be provided during the live webcast. A webcast replay of the 2022 Annual Meeting, including the Q&A session, will also be archived on www.virtualshareholdermeeting.com/GPRO2023.
If we experience technical difficulties during the virtual meeting (e.g., a temporary or prolonged power outage), our Chairman will determine whether the meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In any situation, we will promptly notify stockholders of the decision via www.virtualshareholdermeeting.com/GPRO2023.
If you encounter technical difficulties accessing our meeting or asking questions during the meeting, a support line will be available on the login page of the virtual meeting website.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD;
CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE
GoPro is strongly committed to good corporate governance practices. These practices provide an important framework within which our board of directors and management can pursue our strategic objectives for the benefit of our stockholders. Our board of directors has adopted Corporate Governance Guidelines ("Corporate Governance Guidelines") that set forth the role of our board of directors, director independence standards, board structure and functions, director selection considerations, and other governance policies. In addition, our board of directors has adopted written charters for its standing committees (audit, compensation and leadership, and nominating and governance), as well as a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. Our board of directors generally reviews each of the Corporate Governance Guidelines, the committee charters, and the Code of Business Conduct and Ethics annually and implements changes as appropriate. The Corporate Governance Guidelines, the committee charters, and the Code of Business Conduct and Ethics, and any waivers or amendments to the Code of Business Conduct and Ethics, are all available on our Investor Relations website in the “Corporate Governance” section.

Board Leadership Structure

Our Corporate Governance Guidelines provide that our board of directors may choose its chairperson in any way that it considers to be in the best interests of our company. Our nominating and governance committee periodically considers the leadership structure of our board of directors, including the separation of the chairperson and chief executive officer roles and/or appointment of a lead independent director of our board of directors, and makes such recommendations to our board of directors as our nominating and governance committee deems appropriate. Our Corporate Governance Guidelines also provide that, when the positions of chairperson and chief executive officer are held by the same person, the independent directors may designate a “lead independent director.” In cases in which the chairperson and chief executive officer are the same person, the responsibilities of the lead independent director include: scheduling and preparing agendas for meetings of the independent directors; serving as a liaison between the chief executive officer and the independent directors; being available, under appropriate circumstances, for consultation and direct communication with stockholders; ensuring our board of directors is fulfilling its oversight responsibilities in strategy, risk oversight and succession planning; and performing such other functions and responsibilities as requested by our board of directors from time to time.

Currently, our board of directors believes that it is in the best interest of our company and our stockholders for our Chief Executive Officer, Mr. Woodman, to serve as both Chief Executive Officer and Chairman given his knowledge of our company, industry, and strategic vision. Because Mr. Woodman has served and continues to serve in both these roles, our board of directors appointed Kenneth Goldman to serve as our lead independent director in April 2017. As lead independent director, Mr. Goldman presided over regularly scheduled meetings at which only our independent directors were present to foster open and honest communication, served as a liaison between the Chairman and the independent directors, and performed such additional duties as our board of directors may otherwise determine and delegate. Our board of directors believes that its independence and oversight of management is maintained effectively through this leadership structure, the composition of our board of directors and sound corporate governance policies and practices.

Our Board of Directors’ Role in Risk Oversight

Our board of directors is primarily responsible for overseeing our risk management processes. Our board of directors, as a whole, determines the appropriate level of risk for GoPro, assesses the specific risks that we face and reviews management’s strategies for adequately mitigating and managing the identified risks. Although our board of directors administers this risk management oversight function, the committees of our board of directors support our board of directors in discharging its oversight duties and address risks inherent in their respective areas. The audit committee reviews our major financial risk exposures and the steps management has taken to monitor and control such exposures, including our procedures and related policies with respect to risk assessment and risk management. The compensation and leadership committee reviews risks and exposures associated with compensation plans and programs, including incentive plans. The nominating and corporate governance committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks associated with our overall governance practices and the leadership structure of the board of directors (as described above under “Board Leadership Structure”). Our board of directors is kept informed of each committee’s risk oversights and other activities via regular reports of the committee chairs to the full board of directors.

Our board of directors believe that its current leadership structure supports the risk oversight function of our board by providing for open communication between our management team and our board of directors. In addition, independent directors chair the various committees involved in assisting with risk oversight, and all directors are involved in the risk oversight function. We believe this division of responsibilities is an effective approach for addressing the risks we face and that our board leadership structure supports this approach.

Board Oversight of Environmental, Social and Governance (“ESG”) Matters

In November 2022, the Company published its inaugural Sustainability Report detailing its commitment to ESG matters, which is available in the Corporate Social Responsibility section of our website. The publication of the Sustainability Report was a 2022 goal of our senior leadership team, and the Report was the result of cross-functional collaboration among an internal team who coordinated multi-year goals and provided periodic progress reports to the senior leadership team.

As outlined in the report, our board of directors recognizes the importance of environmental, social and governance issues and is committed to maintaining high ethical standards, upholding our corporate values, and implementing environmentally and socially responsible business practices. General oversight of ESG is the responsibility of the nominating and corporate governance committee. The other committees, and our board of directors, oversee ESG topics related to their respective areas of responsibility. For example, the compensation and leadership committee has oversight responsibility of human capital management activities, including talent management and development, talent acquisition, employee engagement and diversity, equity and inclusion. The management of key non-financial risks and opportunities, such as workforce inclusion and development, social impact, and environmental sustainability, are critical components in the Company’s long-term performance and strategy. Information contained on or connected to our Corporate Social Responsibility website is not incorporated by reference into this proxy statement and should not be considered a part of this proxy statement or any other filing with the SEC.

Environmental

Reusable Renewable Packaging: GoPro reduced the amount of plastic used in camera packaging and logistics from 39% in our HERO8 cameras to less than 2% in our HERO11 cameras, including replacing our iconic camera plastic-jewel case with a plastic-free, reusable hard carrying case. We believe this is a good example of creating a tangible consumer benefit while also reducing environmental impact. GoPro is committed to this approach going forward, amplifying the impact on our efforts to be more sustainable while also delivering value to our customers.

With the fall 2022 launch of our latest flagship camera, HERO11, we replaced the plastic bag surrounding the camera with a paper wrap. The purpose of the plastic bags has been to protect the products in transit; we’ve proven this can be done in a new and more environmentally friendly way. We made the same transition and changes to our HERO11 stand-alone battery packaging, replacing the plastic wrap with paper to protect battery connectors, while supporting access to certifications and regulatory markings for customs. In 2021, we transitioned to paper hangtags for accessories, and beginning in 2022, our newly designed apparel is shipped in paper rather than plastic bags.

Office Workplace Footprint: The Company is mindful of the day-to-day consumption of natural resources. Our California-based headquarters is LEED Certified and compliant with Energy Efficiency Standards. We strive to minimize energy consumption by outfitting our US offices with high-efficiency lighting, occupancy lighting sensors and maintaining our HVAC schedules to adapt to seasonal and occupancy requirements.

Social

Human Capital Management: Our board of directors and the compensation and leadership committee have responsibility for specific areas of human capital management oversight. The compensation and leadership committee periodically reviews and discusses with our management team the Company’s executive succession planning and human capital management activities including, among other things, matters related to talent management and development, talent acquisition, employee engagement and diversity and inclusion. The full board annually reviews all of these topics as well . Our management team is responsible for ensuring that our policies and processes reflect and reinforce our desired corporate culture.

Talent Acquisition: GoPro strives to eliminate barriers that prevent equity and access and is focused on raising awareness and implementing strategic recruiting practices to serve as the foundation for our diverse workforce, which includes partnering with a diversity recruiting platform. Our job postings include inclusive language, and we periodically measure and evaluate our progress.

Employee Engagement: To gain an understanding of morale and enthusiasm within our global workforce, the Company solicits feedback every six months through an employee survey. The Company utilizes other opportunities to connect with employees via all-hands meetings both virtually and in-person and through various internal platforms to enhance employee engagement. Tracking engagement within our employee community helps the Company understand what’s driving the positive aspects of GoPro culture and where the Company can improve. We believe these efforts to improve our hybrid work environment has positively impacted all employees. In 2022, Outside Magazine and the Outdoor Industry Association recognized GoPro as the No. 1 large employer for its commitment to employee engagement and wellness, following an in-depth exploration of employee benefits, policies, and programs, and an employee survey.

Diversity Equity Belonging & Inclusion: The Company strives to be a more inclusive, representative, and equitable organization, and to leverage our brand and marketing to champion these values. Through the Company’s comprehensive DEIB program, we take a multi-faceted approach to creating a sense of belonging for GoPro employees. We provide trainings, workshops, events, and speaker series to help increase safe spaces and visibility for people with identities that have been historically marginalized. The Company takes a hybrid approach to employee training, utilizing a self-directed individual learning platform with research-backed content in addition to coaching and other manager-led activities. In addition to the Company’s mandatory sexual harassment prevention and bullying prevention training, new modules were added to help employees recognize and address unconscious bias and microaggressions. The Company hosts virtual discussions on a variety of diversity, equity and inclusion topics to educate employees on issues faced by historically marginalized groups and to foster understanding and empathy, champion diverse leadership, and celebrate the contributions that diverse groups bring to our Company and community.

When our people thrive, our business thrives. GoPro invests in safe spaces through our Employee Resource Groups ("ERGs"). ERGs enhance the employee experience and help drive DEIB strategy by building community and connection, expanding education and awareness, creating opportunities for professional development, and providing valuable feedback to our People Team.

Our Community: In 2015, the Company launched "GoPro for a Cause", a nonprofit partnership and donation program established to generate awareness for causes that align with the Company’s core values. Empowering others to tell stories is in our DNA and since the program’s inception, our mission has been to inspire social engagement by leveraging our products and global reach to help nonprofits tell their stories with a focus on:

•Supporting active youth to maximize their passions and potential
•Empowering underserved communities
•Celebrating those who are leading environmental protection efforts

The Company utilizes the GoPro community to tell and share inspirational stories of people giving back. Since 2015, GoPro has supported more than 1,000 organizations with product donations, monetary donations, and volunteering.

GoPro Employees for a Cause: Through our Employees for a Cause program, all active GoPro employees are eligible to donate one camera per year to non-profit organizations. The Company also supports employees who generously lend their time and energy to volunteer in the community. The Company hosts quarterly “GoPro Give Back Days” for employees who want to donate supplies or money to support a wide variety of organizations, including food banks, refugee assistance centers, and youth organizations.

Governance

Board Diversity: We have a diverse, independent board. Three of our 9 nominees (all current Board members) are women and three of our 9 nominees are from underrepresented and diverse communities, with one identifying as African-American, one identifying as Asian, one identifying as LGBTQ+ and one identifying as Hispanic or Latinx. One of our current directors, James Lanzone is not standing for re-election, and his board service will end at the Annual Meeting. We are deeply grateful for the significant contributions he has made to our board.

Board Diversity Matrix (As of April 10, 2023)		
	Female	Male
Total Number of Directors	10	
Part I: Gender Identity		
Directors	3	7
Part II: Demographic Background		
African American or Black	0	1
Asian	1	0
Hispanic or Latinx	0	1
White	2	6
LGBTQ+	0	1

Gender Diversity

7 Men
3 Women

Underrepresented Community Diversity

3 Underrepresented

Independence

1 Non-Independent
9 Independent

Tenure of Independent Director Nominees

6.6 years average tenure
0-3 Years
3-7 Years
Over 7 Years

Age of Independent Director Nominees

58.2 years average age
2 -40s
3 - 50s
2 - 60s
3 - 70s

Ethics & Compliance: We are committed to legal and ethical conduct in every area of our business. GoPro’s Code of Business Conduct and Ethics, also known as “the Code,” represents the cornerstone of our commitment to integrity. The Code summarizes the standards we expect all employees to meet, regardless of location or role. All GoPro employees are required to engage in annual training on the Code and related policies. We also provide employees with an anonymous, third-party hotline to report any concerns or violations of the Code, among other methods. Our Chief Legal Officer oversees our global compliance framework and provides annual compliance updates to the board of directors and quarterly compliance updates to the Audit Committee.

Other Core Business Functions Oversight

In addition, employees representing certain core business functions also regularly engage with the board of directors and its committees. For example, some of these functions include:

Cybersecurity: The audit committee has oversight responsibility of cybersecurity. The security of personal data is of the utmost importance to us and our customers. We have implemented industry-standard administrative, technical, and physical security measures to protect against the unauthorized access, destruction, or alteration of customer and employee information. Cybersecurity is vital to protecting proprietary and confidential information, as well as the trust of our customers and employees. Our Chief Information Security Officer (“CISO”) provides regular updates to the audit committee on cybersecurity and other risks relevant to our information technology environment including the results of periodic exercises and response readiness assessments led by our CISO and outside advisors who provide a third-party independent assessment of our cyber risk management program and our internal response preparedness. The Company regularly trains all employees on cybersecurity risks such as phishing attacks and are required to acknowledge our cybersecurity policy annually through our Code of Conduct.

Supply Chain: Our Chief Supply Chain Officer periodically reviews the status of our supply chain with the board of directors, outlining what the Company is doing to anticipate, identify, assess, and appropriately prioritize and mitigate risks relating to the manufacturing of our products.

Director Independence
Our board of directors determines the independence of our directors by applying the applicable rules, regulations and listing standards of The Nasdaq Global Select Market (“Nasdaq”) and applicable rules and regulations promulgated by the SEC. The applicable rules, regulations and listing standards of Nasdaq provide that a director is independent only if the board of directors affirmatively determines that the director does not have a relationship with the company which, in the opinion of the board of directors, would interfere with the exercise of his or her independent judgment in carrying out the responsibilities of a director. They also specify various relationships that preclude a determination of director independence. Such relationships may include employment, commercial, accounting, family and other business, and professional and personal relationships.

Applying these standards, our board of directors annually reviews the independence of our directors, taking into account all relevant facts and circumstances. In its most recent review, our board of directors considered, among other things, the relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, any transactions involving non-employee directors described in “Related Party Transactions” and any transactions or relationships not required to be disclosed in such section.

Our board of directors has determined that Messrs. Ahmad-Taylor, Goldman, Gotcher, Lanzone, Lurie and Welts, and Mses. Kahng, Lyne and Zalaznick, are “independent directors” as defined under the applicable rules, regulations and listing standards of Nasdaq and applicable rules and regulations promulgated by the SEC. All members of our audit committee, compensation and leadership committee and nominating and governance committee must be independent directors under the applicable rules, regulations and listing standards of Nasdaq. Members of the audit committee also must satisfy a separate SEC independence requirement, which provides that (i) they may not accept directly or indirectly any consulting, advisory or other compensatory fee from GoPro or any of our subsidiaries other than their directors’ compensation, and (ii) they may not be an affiliated person of GoPro or any of our subsidiaries. Members of the compensation and leadership committee also must satisfy a separate SEC independence requirement and a related Nasdaq listing standard with respect to their affiliation with GoPro and any consulting, advisory or other fees they may have received from us. Our board of directors has determined that all members of our audit committee, compensation and leadership committee and nominating and governance committee are independent and satisfy the relevant SEC and Nasdaq independence requirements for such committees.

Board and Committee Meetings and Attendance

Our board of directors and its committees meet throughout the year on a set schedule, and hold special meetings and act by written consent from time to time. During 2022, our board of directors met ten times, including telephonic meetings, the audit committee held five meetings, the compensation and leadership committee held six meetings, and the nominating and governance committee held three meetings. All of our directors attended at least 75% of the aggregate of the total number of meetings held by our board of directors and of the total number of meetings held by all committees of our board of directors on which such director served (during the period in which the director served).

Audit Committee

Our audit committee is comprised of Mr. Goldman, who serves as the chair, Mr. Gotcher, Ms. Kahng and Mr. Lurie. Our board of directors has determined that each member of the audit committee meets the requirements for independence under the applicable rules, regulations and listing standards of Nasdaq and applicable rules and regulations promulgated by the SEC. Each member of our audit committee is financially literate. In addition, our board of directors has determined that Mr. Goldman is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K of the Securities Act of 1933, as amended (“Securities Act”).

All audit services to be provided to us and all permissible non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm will be approved in advance by our audit committee. Our audit committee, among other things:

•reviews the financial information which will be provided to stockholders and others;
•reviews our system of internal controls by consulting with management, our internal compliance team and the independent registered public accounting firm and monitors compliance with these processes;

•appoints, retains and oversees the independence and performance of the independent registered public accounting firm;
•oversees our accounting and financial reporting processes and the audits of our financial statements;
•pre-approves audit and permissible non-audit services provided by the independent registered public accounting firm;
•reviews and provides oversight regarding our policies with respect to risk assessment and risk management; and
•reviews related party transactions and proposed waivers of our Code of Business Conduct and Ethics.

Compensation and Leadership Committee

Our compensation and leadership committee (“CLC”) is comprised of Ms. Lyne, who serves as the chair, Mr. Gotcher, Mr. Lanzone and Ms. Zalaznick. Mr. Lanzone will be stepping off the board of directors and the CLC when his term ends at the Annual Meeting. Our board of directors has determined that each member of our compensation and leadership committee meets the requirements for independence under current Nasdaq and SEC rules, regulations and listing standards. Each member of this committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (“Exchange Act”), an outside director, as defined pursuant to Section 162(m) and is “independent” as defined in Section 5605(a)(2) of the Nasdaq rules and Rule 10C-1 promulgated under the Exchange Act. The purpose of our compensation and leadership committee is to carry out the responsibilities of our board of directors relating to compensation of our executive officers. Our compensation and leadership committee, among other things:

•reviews and determines the compensation of our Chief Executive Officer, executive officers and other executives reporting to the Chief Executive Officer;
•administers our equity incentive plans; and
•establishes and reviews general policies relating to compensation and benefits of our employees.

The compensation and leadership committee engaged an independent executive compensation consulting firm, Compensia, Inc. (“Compensia”), to evaluate our executive compensation program and practices and to provide advice and ongoing assistance on executive compensation matters for 2022. Specifically, Compensia was engaged to:

•provide compensation-related data for a peer group of companies to serve as a basis for assessing competitive compensation practices;
•review and assess our current director policies and practices, Chief Executive Officer and other executive officer compensation policies and practices and equity profile relative to market practices (with director compensation review done for the benefit of the nominating and governance committee, which per its charter has responsibility for director compensation review and recommendation);
•review and assess our current executive compensation program relative to market to identify any potential changes or enhancements to be brought to the attention of the compensation and leadership committee; and
•review market practices on employee stock purchase plans and other equity programs.

During 2022, Compensia worked directly with the compensation and leadership committee (and not on behalf of management) to assist the committee in satisfying its responsibilities and undertook no projects for management without the committee’s prior approval. The compensation and leadership committee has determined that none of the work performed by Compensia during 2022 raised any conflicts of interest.

Nominating and Governance Committee

The nominating and governance committee ("NGC") is comprised of Ms. Zalaznick, who serves as the chair, Mr. Ahmad-Taylor, Mr. Welts, and Ms. Lyne. Our board of directors has determined that each member of our nominating and governance committee meets the requirements for independence under current Nasdaq rules, regulations and listing standards. Our nominating and governance committee, among other things:

•identifies, evaluates and recommends nominees to our board of directors and committees of our board of directors;
•conducts searches for appropriate directors;
•evaluates the performance of our board of directors;
•considers and makes recommendations to our board of directors regarding the composition of our board of directors and its committees and related compensation (and was assisted in its 2022 director compensation review by Compensia);
•reviews developments in corporate governance practices;
•evaluates the adequacy of our corporate governance practices and reporting; and
•makes recommendations to our board of directors concerning corporate governance matters.

Our Board Evaluation Process

The Board is committed to reviewing and assessing its performance through a robust annual evaluation process. Through the evaluation process, which is conducted using the services of an independent consultant, the nominating and governance committee oversees the assessment of the Board’s processes, committees, meetings, planning, and overall effectiveness. The Board evaluates itself with respect to the effectiveness and agendas of the full board and each of its committees; board and committee composition and size; and effectiveness and oversight of corporate strategy and risk, among other topics. The chair of the nominating and governance committee reviews the results and feedback provided by the directors and identifies action items from the assessment for Board discussion. Feedback on Board and committee effectiveness is provided to the full Board for discussion. Any findings that require additional consideration are addressed at subsequent Board and committee meetings.

Compensation and Leadership Committee Interlocks and Insider Participation

None of the members of our compensation and leadership committee has at any time been one of our officers or employees. None of our executive officers currently serves, or in the past has served, as a member of the board of directors or compensation and leadership committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our board of directors or our compensation and leadership committee.

Board Attendance at Annual Stockholders’ Meeting

Our policy is to invite and encourage each member of our board of directors to be present at our annual meeting of stockholders. All of our then current directors were present at our 2022 virtual annual meeting of stockholders held on June 7, 2022 with the exception of Ms. Lyne.

Communication with Directors

Stockholders and interested parties who wish to communicate with our board of directors, non-management members of our board of directors as a group, a committee of our board of directors or a specific member of our board of directors (including our Chairman or lead independent director) may do so by letters addressed to the attention of our Chief Legal Officer. All communications are reviewed by our Chief Legal Officer and provided to the members of our board of directors consistent with a screening policy providing that unsolicited items, sales materials, abusive, threatening or otherwise inappropriate materials and other routine items and items unrelated to the duties and responsibilities of our board of directors shall not be relayed on to directors. Any communication that is not relayed is recorded in a log and made available to our board of directors.

The address for these communications is:
GoPro, Inc.
c/o Chief Legal Officer
3025 Clearview Way
San Mateo, California 94402

NOMINATIONS PROCESS AND DIRECTOR QUALIFICATIONS
Nomination to the Board of Directors
Candidates for nomination to our board of directors are selected by our board of directors based on the recommendation of the nominating and governance committee in accordance with the committee’s charter, our Restated Certificate of Incorporation and bylaws, our Corporate Governance Guidelines, and the criteria adopted by our board of directors regarding director candidate qualifications. In recommending candidates for nomination, the nominating and governance committee considers candidates recommended by directors, officers, employees, stockholders and others, using the same criteria to evaluate all candidates. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate and, in addition, the committee may engage consultants or third-party search firms to assist it in identifying and evaluating potential nominees.
Additional information regarding the process for properly submitting stockholder nominations for candidates for our board of directors is set forth below under “Additional Information – Stockholder Proposals to Be Presented at Next Annual Meeting.”
Director Qualifications
With the goal of developing a diverse, experienced and highly qualified board of directors, the nominating and governance committee is responsible for developing and recommending to our board of directors the desired qualifications, expertise and characteristics of members of our board of directors, including qualifications that the committee believes must be met by a committee-recommended nominee for membership on our board of directors and specific qualities or skills that the committee believes are necessary for one or more of the members of our board of directors to possess.
Since the identification, evaluation and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, and will be significantly influenced by the particular needs of our board of directors from time to time, our board of directors has not adopted a specific set of minimum qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. legal, regulatory and Nasdaq listing requirements, and the provisions of our Restated Certificate of Incorporation, bylaws, Corporate Governance Guidelines and charters of our board committees. When considering nominees, our nominating and governance committee may take into consideration many factors, including among other things, a candidate’s independence, integrity, diversity (inclusive of age, gender identity, ethnicity, and sexual orientation), skills, knowledge about our business or industry, willingness and ability to devote adequate time and effort to the board of directors responsibilities in the context of the existing composition, knowledge about other areas that are expected to contribute to the board of directors’ overall effectiveness, and needs of the board of directors and its committees. Our board of directors and nominating and governance committee believe that a diverse, experienced and highly qualified board of directors fosters a robust, comprehensive and balanced decision-making process for the continued effective functioning of our board of directors and success of the Company. Accordingly, through the nomination process, the nominating and governance committee seeks to promote board membership that reflects a diversity of business experience, expertise, viewpoints, personal backgrounds and characteristics that are expected to contribute to our board of directors’ overall effectiveness. The brief biographical description of each director set forth in Proposal 1 below includes the primary individual experience, qualifications, attributes and skills of each of our directors that led to the conclusion that each director should serve as a member of our board of directors at this time.

PROPOSAL NO. 1
ELECTION OF DIRECTORS
Our board of directors currently consists of ten directors. Nine of our directors will stand for election at the Annual Meeting to be held on June 6, 2023 and shall serve for a one-year term expiring at the 2024 Annual Meeting of Stockholders, and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, or removal.
Shares represented by proxies will be voted “FOR” the election of each of the nine nominees named below, unless the proxy is marked to “WITHHOLD” authority to so vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder might determine. Each nominee has consented to being named in this Proxy Statement and to serve if elected.

Nominees to the Board of Directors
The nominees, their occupations, ages, length of board service, independent status, total number of public company directorships as of April 10, 2023 and board committee assignments as of the date of the Annual Meeting, are provided in the table below. Additional biographical descriptions of each nominee follow after the table.

Name Primary Occupation	Age	Director Since	Independent	Total Number Of Public Company Directorships	Board Committees Effective as of the Date Of the Annual Meeting AC CLC NGC
Nicholas Woodman Chief Executive Officer and Chairman of the Board GoPro, Inc.	47	2004	NO	1
Tyrone Ahmad-Taylor Vice President, Growth and Ads Product Marketing Snap, Inc.	55	2018	YES	1			•
Kenneth Goldman Lead Independent Director Independent Investor	73	2013	YES	4	C
Peter Gotcher Chairman Dolby Labs	63	2014	YES	2	•	•
Shaz Kahng Independent Investor	59	2021	YES	1	•
Alexander Lurie Chief Executive Officer Momentive.ai	49	2016	YES	2	•
Susan Lyne Managing Partner BBG Ventures	71	2017	YES	2		C	•
Frederic Welts Former President and Chief Operating Officer Golden State Warriors	70	2017	YES	2			•
Lauren Zalaznzick Former Executive Vice President NBC Universal	60	2016	YES	3		•	C
C - Committee Chair
AC - Audit Committee
CLC - Compensation and Leadership Committee
NGC - Nominating and Governance Committee

Nicholas Woodman founded GoPro and has served as our Chief Executive Officer and a member of the board of directors since 2004, as Chairman since January 2014 and as President from 2004 until June 2014. Mr. Woodman got his start in 1998 by founding an online gaming company, Funbug.com. When that venture failed in 2001, Mr. Woodman planned an international surfing trip to look for inspiration. While preparing for that trip, Mr. Woodman had the idea for a 35mm film-based wrist camera that could be worn during sports like surfing, enabling the user to capture images while engaged in the sport. This idea became GoPro’s first product, the HERO Camera. In the years that followed, Mr. Woodman, along with friends, family and employees, innovated on the HERO Camera concept along with a wide array of mounting devices that would make it easy to mount the camera to everything from helmets to surfboards, vehicles and more. Mr. Woodman holds a B.A. in Visual Arts from the University of California, San Diego. We believe Mr. Woodman’s experience as the founder of GoPro and his knowledge of our products and customers give him the experience and leadership capabilities that qualify him to serve as a member of our board of directors.
Mr. Ahmad-Taylor has served on our board of directors since June 2018. Since January 2023, Mr. Ahmad-Taylor has been Vice President, Growth and Ads Product Marketing of Snap, Inc. From June 2017 to December 2022, Mr. Ahmad-Taylor was Vice President, Product Marketing of Meta (formerly Facebook, Inc.), an online social platform. Prior to his role at Meta, Mr. Ahmad-Taylor was CEO and President of THX Limited from November 2015 to May 2017. From March 2014 to July 2015, Mr. Ahmad-Taylor was Vice President, SmartTV Services of Samsung Electronics Company Limited and Head, SmartTV Services of Samsung Electronics Company Limited from October 2012 to March 2014. Mr. Ahmad-Taylor is currently an Advisory Board Member of the Consumer Technology Association. We believe Mr. Ahmad-Taylor is qualified to serve as a member of our board of directors based on his extensive executive experience in the consumer products industry and his background in product development and marketing.

Kenneth Goldman has served on our board of directors since December 2013 and as lead independent director of our board since April 2017. From December 2018 to July 2022, Mr. Goldman served on the board of directors at the Value Reporting Foundation, formerly SASB. From September 2017 to April 2022, Mr. Goldman served as the President of Hillspire LLC, a wealth management service provider. From October 2012 to June 2017, Mr. Goldman served as the Chief Financial Officer of Yahoo! Inc., an Internet commerce website, where he was responsible for Yahoo’s global finance functions including financial planning and analysis, controllership, tax, treasury, and investor relations. From September 2007 to October 2012, Mr. Goldman was the Senior Vice President, Finance and Administration and Chief Financial Officer of Fortinet Inc., a provider of threat management technologies. From August 2000 until March 2006, Mr. Goldman served as Senior Vice President of Finance and Administration and Chief Financial Officer of Siebel Systems, Inc., a supplier of customer software solutions and services. Previously, Mr. Goldman has been the Chief Financial Officer of Sybase, Inc. (acquired by SAP SE), Excite@Home, Cypress Semiconductor Corporation and VLSI Technology, Inc. (acquired by Philips Electronics). Mr. Goldman currently serves on the board of directors of Zuora, Inc., Fortinet, and RingCentral, and as a Trustee Emeritus of Cornell University. From December 1999 to December 2003, Mr. Goldman served on the Financial Accounting Standards Board’s (FASB’s) primary Advisory Council (FASAC). Mr. Goldman was appointed in January 2015 to a three-year term to the Public Company Accounting Oversight Board’s (PCAOB) Standing Advisory Group (SAG), an organization that provides advice on the need to formulate new accounting standards or change existing standards. Mr. Goldman holds a B.S. in Electrical Engineering from Cornell University and an M.B.A. from Harvard Business School. We believe Mr. Goldman is qualified to serve as a member of our board of directors based on his experience on the boards of directors of numerous companies, his extensive executive experience and his service as a member of FASAC and SAG. He provides a high level of expertise and significant leadership experience in the areas of finance, accounting and audit oversight.
Peter Gotcher has served on our board of directors since June 2014. Mr. Gotcher is an independent private investor focusing on investments in digital media technology companies. From September 1999 to June 2002, Mr. Gotcher was a venture partner with Redpoint Ventures, a private investment firm. Prior to that, Mr. Gotcher was a venture partner with Institutional Venture Partners, a private investment firm, from 1997 to 1999. Mr. Gotcher founded Digidesign, Inc., a manufacturer of digital audio workstations, and served as its President, Chief

Executive Officer and Chairman from 1984 until it was acquired by Avid Technology, a media software company, in 1995. He served as the Executive Vice President of Avid Technology from 1995 to 1996. Mr. Gotcher is the Chairman of the board of directors of Dolby Laboratories, Inc. Mr. Gotcher holds a B.A. in English Literature from the University of California at Berkeley. We believe Mr. Gotcher is qualified to serve as a member of our board of directors based on his broad understanding of the operational, financial, and strategic issues facing public companies and his background providing guidance to companies in the digital media industry.
Shaz Kahng has served on our board of directors since October 2021. Since May 2012, Ms. Kahng has served as a strategic advisor for various PE and VC backed startups in consumer tech, including Tulip Retail and Westfield Labs. From November 2018 to March 2019, Ms. Kahng served as Chief Executive Officer at Gymboree, a portfolio of children's brands operating specialty retail stores with high-quality clothes and accessories for children. From May 2010 to December 2011, Ms. Kahng served as Chief Executive Officer at Lucy Activewear, a subsidiary of VF Corp., where she successfully led a turnaround while revitalizing the brand and achieving profitability. From 2004 to 2009, Ms. Kahng served in various leadership roles at Nike, Inc., the world's leading designer, marketer, and distributor of authentic athletic footwear, apparel, equipment, and accessories for a wide variety of sports and fitness activities. Ms. Kahng is currently a Cornell University Council Member, a Wharton Women's Circle leader, a member of the LiveGirl Advisory Council and is a former board director of Gymboree and OMSignal. We believe Ms. Kahng is qualified to serve as a member of our board of directors based on her extensive executive experience in the consumer products industry, her background in product development and marketing, and her experience on the boards of directors of other companies.

Alexander Lurie has served on our board of directors since February 2016. Since January 2016, Mr. Lurie has served as the Chief Executive Officer of Momentive.ai (formerly SurveyMonkey, Inc.), a creator and publisher of online surveys, and he has served as a member of the board of Momentive.ai since 2009, including as Chairman of the Board from July 2015 to January 2016. Mr. Lurie served as GoPro’s Senior Vice President of Media from November 2014 until January 2016. From February 2013 to January 2014, Mr. Lurie served as Executive Vice President for Guggenheim Digital Media, an internet media company. From April 2010 to August 2012, Mr. Lurie served as SVP, Strategic Development at CBS Corporation, a mass media corporation. From February 2008 to April 2010, Mr. Lurie served as Chief Financial Officer and Head of Business Development for CBS Interactive, a division of CBS Corporation. Mr. Lurie came to CBS Interactive via its acquisition of CNET Networks, a technology information website, where he served as Chief Financial Officer and head of Corporate Development from February 2006 to February 2008. Mr. Lurie began his career in the investment banking group at JPMorgan where he led equity transactions and mergers and acquisitions in the Internet sector. He holds a J.D. and M.B.A. degree from Emory University, and a B.A. in Political Science from the University of Washington. We believe Mr. Lurie is qualified to serve as a member of our board of directors based on his previous experience as an executive officer of GoPro, his operational and financial expertise from his management experience, and his background in the digital media industry.

Susan Lyne has served on our board of directors since April 2017. Since September 2014, Ms. Lyne has been Managing Partner of BBG Ventures, an early-stage investment fund focused on women-led tech startups. From February 2013 to September 2014, Ms. Lyne was Chief Executive Officer of the AOL Brand Group where she oversaw the content brands of AOL, Inc., a global media technology company. From September 2008 to February 2013, she was Chief Executive Officer and then Chair of Gilt Groupe, Inc., the ecommerce company that pioneered flash sales in the United States. From 2004 to 2008, Ms. Lyne served as President and Chief Executive Officer of Martha Stewart Living Omnimedia, Inc., a diversified media and merchandising company. From 1996 to 2004, Ms. Lyne held various positions at The Walt Disney Company, a diversified worldwide entertainment company, including President of ABC Entertainment where she oversaw the development of shows including Desperate Housewives, Grey’s Anatomy, and Lost. Ms. Lyne is on the board of Blade Urban Air Mobility, Inc. and has previously served as a director of Gilt Groupe, Inc., AOL, Inc., Martha Stewart Living Omnimedia, Inc., Starz Entertainment Group, LLC, and CIT. In addition, Ms. Lyne is a member of the Rockefeller University Council and a member of the Council on Foreign Relations. In 2021, she was named to Forbes Magazine’s inaugural 50 over 50 list. We believe Ms. Lyne is qualified to serve as a member of our board of directors based on her experience on the boards of directors of other companies, her extensive executive experience and her background in the media and consumer products industries.

Rick Welts has served on our board of directors since October 2017. Mr. Welts served as President and Chief Operating Officer of the Golden State Warriors from 2011–2021. In 2018 he was inducted into the Basketball Hall of Fame in Springfield, MA. Prior to joining the Warriors, Mr. Welts spent nine years as President of the Phoenix Suns, and also served as its Chief Executive Officer for the last two seasons. Prior to joining the Suns, Mr. Welts enjoyed a successful 17 years (1982–1999) at the NBA league office in New York, where he ascended through the ranks to eventually become the league’s third-in-command as the Executive Vice President, Chief Marketing Officer and President of NBA Properties. Mr. Welts is on the Board of Oportun Financial Corporation and also currently serves as a board member of the Bay Area Council and the Warriors Community Foundation. Mr. Welts has been honored with multiple awards recognizing his significant contributions to promoting diversity, inclusion and equality in sports and society, including the Anti-Defamation League’s Torch of Liberty Award, the United States Tennis Association 2011 ICON Award, GLSEN’s (Gay, Lesbian and Straight Education Network) Respect Award and GLAAD’s (Gay & Lesbian Alliance Against Defamation) Davidson/Valentini Award. We believe Mr. Welts is qualified to serve as a member of our board of directors based on his extensive executive experience and marketing expertise.

Lauren Zalaznick has served on our board of directors since July 2016. Ms. Zalaznick serves as a board member and senior advisor to leading media, tech and digital companies. She is currently a director of The RTL Group, a Bertelsmann Company (since April 2018) based in Europe. Zalaznick is a Senior Advisor to The Boston Consulting Group in the Global TMT Practice. As an independent advisor, Ms. Zalaznick works with companies at every stage of maturity focused on content, marketing, sales, and direct-to-consumer strategies. Most recently, she has focused on the burgeoning audio sector, consulting for the CEO/Founders of Gimlet Media (acquired by Spotify), This American Life, and Serial Productions (acquired by The New York Times). She is a board advisor to Realm, a leading fiction audio podcast company and is a board member for Tune-In Radio, a global network of 100,000 radio stations and podcasts. She is a former director of The Nielsen Corporation (acquired by a private equity consortium led by Elliott Partners); Penguin Random House; Shazam (acquired by Apple); and Refinery29 (acquired by Vice Media). In her most recent operating role, from 2002 through December 2013, Ms. Zalaznick held various roles of increasing responsibility within Comcast NBCUniversal including Chair, Entertainment & Digital Networks where she had responsibility for the networks Bravo, Oxygen, Style, and Telemundo and ran its digital portfolio. She also developed and implemented NBC-Universal's company-wide sustainability initiative, Green Is Universal. Today, Ms. Zalaznick is a member of the Producers Guild of America and the Academy of Television Arts & Sciences. Ms. Zalaznick is a Trustee emerita of Brown University, from which she graduated magna cum laude and Phi Beta Kappa. We believe Ms. Zalaznick is qualified to serve as a member of our board of directors based on her operational and management expertise and her background in digital media and content strategy.
There are no family relationships among our current directors and officers.

Non-Employee Director Compensation Arrangements
Only the non-employee directors of the Company are compensated for service on the Board.
GoPro maintains a Director Compensation Policy ("Director Compensation Policy") and reviews and updates it on a regular basis. The Director Compensation Policy is intended to:
•provide fair compensation commensurate with the work required to serve on our Board;
•be aligned with compensation paid to directors at our peer group companies and reflect the size, scope and complexity of GoPro;
•align directors' interests with the interests of our stockholders; and
•to be easily understood and communicated — both to the directors and to our stockholders.
Annual Review and Benchmarking
Each year our nominating and governance committee undertakes a full review of our then current Director Compensation Policy. The nominating and governance committee engages Compensia to undertake an independent assessment of the Director Compensation Policy and make recommendations to ensure compliance with the goals listed above, director pay at comparable companies (including any revisions to our peer group) and sound governance principles. The annual review typically begins early each new fiscal year, and the nominating and governance committee makes its recommendations to the Board during the second quarter of such fiscal year regarding any revisions to the then current policy. As a result of the 2022 review and recommendation, in May 2022 the Board approved changes to the Director Compensation Policy to take effect as of June 07, 2022. The changes included an increase in the annual cash retainer for the lead independent director from $20,000 to $27,500 and updating the equity grant date for newly appointed directors from the date of a newly appointed directors appointment to the 15th day of February, May, August, or November whichever is the first to occur after a new director has been appointed to the board.

Components of 2022 Director Compensation

Annual Cash Retainers

Cash Retainer	$60,000.00
Additional Cash Retainer for Lead Independent Director	$27,500.00
Additional Cash Retainer for chair of audit committee	$25,000.00
Additional Cash Retainer for audit committee member (other than chair)	$12,500.00
Additional Cash Retainer for chair of compensation and leadership committee	$20,000.00
Additional Cash Retainer for compensation and leadership committee member (other than chair)	$10,000.00
Additional Cash Retainer for chair of nominating and governance committee	$20,000.00
Additional Cash Retainer for nominating and governance committee member (other than chair)	$10,000.00
Annual Equity Grant

Restricted Stock Units (RSUs)	$185,000.00
Initial Sign-On Equity Grant

Restricted Stock Units (RSUs)	$185,000.00

Form and Timing of Payments
All equity awards (whether to employees, consultants or non-employee directors) are granted under the terms and conditions of one of our equity incentive compensation plans, which were adopted by the Board and approved by stockholders. Prior to our initial public offering in June 2014 ("IPO"), all equity awards were approved under and governed by the GoPro, Inc. 2010 Equity Incentive Plan ("2010 Plan"). At the time of our IPO, the GoPro, Inc. 2014 Equity Incentive Plan ("2014 Plan") become active, and all equity grants following the date of IPO were awarded under and governed by the 2014 Plan.
Annual Equity Grant RSU awards ("Annual RSUs") to directors are made annually upon election to our board of directors at our Annual Meeting. Directors who are appointed to our board of directors between Annual Meetings receive a pro-rated award of RSUs. In addition to the full or pro-rated Annual RSUs, new board members receive an Initial Sign-On RSU award ("Initial Sign-On RSU"), granted to new directors at the time of their initial appointment to the board. The award value is converted to RSUs using the 3-month trailing average of our closing price through the date immediately preceding the date of grant. The Annual RSU award vests as to 25% of the total RSUs granted in each quarter following the date of grant with the final 25% to vest on the earlier of the next Annual Meeting or the one-year anniversary of the date of grant, subject to continuous service on the board through each vesting date. The Initial Sign-On RSU award vests as to 25% of the total RSUs granted annually commencing on the first anniversary of the grant date. All RSUs will accelerate and vest in full in the event of a change in control of GoPro as defined in the 2014 Plan.

The cash retainers are paid quarterly in arrears.
Non-employee directors receive no other form of remuneration, perquisites or benefits, but are reimbursed for their reasonable travel expenses incurred in attending board and committee meetings.
Director Compensation
The following table provides information for 2022 concerning all compensation awarded to, earned by or paid to each person who served as a non-employee director for some portion of 2022. Nicholas Woodman, our Chief Executive Officer, is not included in the table below because he did not receive additional compensation for his services as a director. His compensation as an employee is shown in the “Executive Compensation Tables – 2022 Summary Compensation Table” section.
.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)		Total ($)
Tyrone Ahmad-Taylor	70,000	159,990	(2)	229,990
Kenneth Goldman	108,750	159,990	(2)	268,740
Peter Gotcher	82,500	159,990	(2)	242,490
Shaz Kahng	70,165	159,990	(2)	230,155
James Lanzone	70,000	159,990	(2)	229,990
Alexander Lurie	72,500	159,990	(2)	232,490
Susan Lyne	90,000	159,990	(2)	249,990
Frederic Welts	70,000	159,990	(2)	229,990
Lauren Zalaznick	90,000	159,990	(2)	249,990
(1)The amounts reported in this column represent the aggregate grant date value of RSUs (restricted stock units), made to directors in 2022 computed in accordance with FASB ASC Topic 718.
(2)On June 07, 2022, each re-elected non-employee director received an award of 23,459 RSUs which vested as to 25% of the shares subject to the award in each quarter following the date of grant, with the final 25% to vest on June 06, 2023, subject to the director’s continuous service on our board of directors on each vesting date. As of December 31, 2022, 11,730 of the RSUs remained unvested for each board member. In the event of a change in control (as defined in the 2014 Plan), these RSUs will accelerate and become immediately vested.

Our non-employee directors held option and RSU awards to acquire the following number of shares as of December 31, 2022:

	Number of Shares Underlying Outstanding Awards
Name	Option Awards		RSU Awards
Tyrone Ahmad-Taylor	36,338		11,730
Kenneth Goldman	189,325	(1)	11,730
Peter Gotcher	117,608	(2)	11,730
Shaz Kahng	—		26,384
James Lanzone	23,175		11,730
Alexander Lurie	105,913		11,730
Susan Lyne	73,736		11,730
Frederic Welts	55,400		11,730
Lauren Zalaznick	93,543		11,730
(1)Consists of options to purchase 95,000 shares of Class B common stock under an option award granted pursuant to our 2010 Plan and 94,325 shares of Class A common stock under option awards granted pursuant to our 2014 Plan.
(2)Consists of options to purchase 17,234 shares of Class B common stock under an option award granted pursuant to our 2010 Plan and 100,374 shares of Class A common stock under option awards granted pursuant to our 2014 Plan.

OUR BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” ELECTION OF EACH OF THE NOMINATED DIRECTORS

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our audit committee has re-appointed PricewaterhouseCoopers LLP as GoPro’s independent registered public accounting firm to perform the audit of GoPro’s consolidated financial statements for the year ending December 31, 2023 and recommends that stockholders vote for ratification of such selection. PricewaterhouseCoopers LLP has served as GoPro’s independent registered public accounting firm since 2011. The audit committee continuously evaluates the independence and effectiveness of PricewaterhouseCoopers LLP and its personnel, and the cost and quality of its audit and audit-related services.
Although ratification by stockholders is not required by law, GoPro has determined that it is good practice to request ratification of this selection by the stockholders. In the event that PricewaterhouseCoopers LLP is not ratified by our stockholders, the audit committee will review its future selection of PricewaterhouseCoopers LLP as GoPro’s independent registered public accounting firm.
PricewaterhouseCoopers LLP audited GoPro’s financial statements for the years ended 2022 and 2021. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, they will be given an opportunity to make a statement at the Annual Meeting if they desire to do so, and will be available to respond to appropriate questions.
Independent Registered Public Accounting Firm Fees and Services
We regularly review the services and fees from our independent registered public accounting firm. These services and fees are also reviewed with our audit committee annually. In accordance with standard policy, PricewaterhouseCoopers LLP periodically rotates the individuals who are responsible for GoPro’s audit. The following table shows the fees billed by PricewaterhouseCoopers LLP for the years ended December 31, 2022 and 2021:

Fees Billed to GoPro	2022	2021
Audit fees(1)	$2,719,600	$2,635,000
Audit-related fees	—	—
Tax fees(2)	6,700	25,000
All other fees(3)	10,400	9,500
Total fees	$2,736,700	$2,669,500

(1)“Audit fees” include fees for audit services primarily related to the audit of our annual financial statements and internal control over financial reporting; the review of our quarterly financial statements; comfort letters, consents, and assistance with and review of documents filed with the SEC; and audit services provided in connection with other statutory and regulatory filings.
(2)“Tax fees” include fees for tax compliance, advice and planning. Tax advice fees encompass a variety of permissible tax services, including technical tax advice related to federal, state and international income tax matters, transfer pricing, international tax structure planning, assistance with indirect sales tax and assistance with tax audits.
(3)“All other fees” include fees for products and services, namely software subscription fees.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our audit committee's policy is to preapprove all audit and permissible non-audit services, other than de minimis non-audit services, provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to report periodically to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.
All services relating to the fees described in the table above were approved by our audit committee.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 2

PROPOSAL NO. 3
APPROVAL OF THE NON-BINDING, ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION

General
In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act (the ‘‘Dodd-Frank Act’’) and the related rules of the SEC, we are providing stockholders an opportunity to approve the compensation of our NEOs as disclosed in this Proxy Statement in the "Compensation Discussion and Analysis" section. While the results of the vote are non-binding and advisory in nature, the board of directors intends to carefully consider the results of this vote.

In considering their vote, stockholders may wish to review with care the information on the company’s compensation policies and decisions regarding the NEOs presented in the "Compensation Discussion and Analysis" section of this Proxy Statement, as well as the discussion regarding the compensation and leadership committee in the "Compensation Discussion and Analysis" section entitled ‘‘Further Considerations for Setting Executive Compensation.’’

The company’s goal for its executive compensation program is to attract, motivate, and retain our executives who are critical to our success. The company seeks to accomplish this goal in a way that rewards performance and is aligned with its stockholders’ long-term interests. The company believes its executive compensation program has been instrumental in helping the company achieve its business objectives.

Frequency of Stockholder Advisory Votes on Executive Compensation

At our 2021 annual meeting of stockholders, we asked our stockholders to express a preference for the frequency of an advisory vote on the compensation of the NEOs (a ‘‘Say-on-Pay’’ vote). The proposal with respect to the frequency of our Say-on-Pay votes is commonly known as a ‘‘Say-When-on-Pay’’ vote. At the 2021 annual meeting of stockholders, our stockholders selected on a non-binding advisory basis every ONE year as the frequency at which GoPro will hold a Say-on-Pay vote. Based on these results, our board of directors has determined that we will conduct future Say-on-Pay votes every ONE year. This policy will remain in effect until the next Say-When-on-Pay vote, expected to be held at our 2027 annual meeting of stockholders.

Key Executive Compensation Policies and Practices

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are asking the stockholders to indicate their support for the compensation of our NEOs as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. Accordingly, the board of directors requests the stockholders vote on an advisory basis to approve the following resolution at the meeting:

RESOLVED, that the compensation paid to the company’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K including the "Compensation Discussion and Analysis", compensation tables, and narrative discussion set forth in this Proxy Statement, is hereby approved.

While the results of this advisory vote are not binding, the compensation and leadership committee, will consider the outcome of the vote in deciding whether to take any action as a result of the vote and when making future compensation decisions regarding NEOs. The compensation and leadership committee and the board of directors value the opinions of our stockholders. The next Say-on-Pay advisory vote will be held at our 2024 annual meeting.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE ‘‘FOR’’ APPROVAL, ON A NON-BINDING BASIS, OF THE RESOLUTION TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL NO. 4

APPROVAL OF THE GOPRO, INC, 2024 EQUITY INCENTIVE PLAN

We are asking our stockholders to approve our new 2024 Equity Incentive Plan (the “2024 EIP”) to replace our 2014 Equity Incentive Plan (the “2014 Prior Plan”) and enable us to grant shares of our Class A common stock reserved for issuance under the 2024 EIP. Our board of directors adopted the 2024 EIP on March 23, 2023, subject to approval by our stockholders. Subject to the approval of the 2024 EIP by stockholders within twelve (12) months of the date that the 2024 EIP is adopted by the Board, the 2014 Prior Plan will terminate on February 15, 2024, the Effective Date of the 2024 EIP.

Summary of the Proposal

We are asking our stockholders to approve our new 2024 EIP. The 2024 EIP is intended to be the successor to our 2014 Prior Plan, which was adopted by the Board in May 2014 and approved by our stockholders in June 2014 in connection with our IPO. The 2014 Prior Plan succeeded our 2010 Equity Incentive Plan (the “2010 Prior Plan,” which together with the 2014 Prior Plan, the “Prior Plans”), which was adopted by the Board in August 2010 and approved by our stockholders in August 2010 and terminated upon the effective date of the 2014 Prior Plan. In light of the impending expiration of the 2014 Prior Plan, the Board wishes to provide for a new equity incentive plan to ensure that shares of Class A common stock continue to be available for the grant of equity awards (including stock options and restricted stock units) to our employees, consultants, officers and directors.

Approval of the 2024 EIP will enable us to continue to attract, retain and motivate talented individuals who possess the skills necessary to expand our business and assist in the achievement of our strategic objectives, to the benefit of all of our stockholders and in the best interest of the Company.

We believe that our future success and our ability to remain competitive are dependent on our continuing efforts to attract, retain and motivate highly qualified talent. Our headquarters is based in the San Francisco Bay Area, and competition for talent in our industry, particularly in this area, is intense. Traditionally, a cornerstone of our method for attracting and retaining top caliber employees has been our equity-based compensation programs, including the grant of options, restricted stock units and other awards under our equity plan. Allowing employees to participate in owning shares of our Class A common stock helps align the objectives of our stockholders and our employees, and is important in attracting, motivating and retaining the highly skilled personnel that are essential to our success. We currently grant restricted stock units (RSUs) to our newly hired employees and non-employee directors, and we currently grant RSUs and performance stock units (PSUs) to all of our executives. In the future, we may grant options, RSUs, PSUs, stock appreciation rights and shares of restricted stock, subject to time- and performance-based vesting, to certain employees on a targeted basis to incentivize retention and performance objectives.

If Proposal 4 is not approved by our stockholders, our 2014 Prior Plan will remain in effect with only approximately one year remaining in its term. We believe our ability to attract and retain the talent we need to compete in our industry would be seriously and negatively impacted, and this could impair our long-term success.

Our named executive officers and directors have an interest in this proposal by virtue of their being eligible to receive equity awards under the 2024 EIP. However, none of these persons has yet been granted an award under the 2024 EIP.

Summary of the 2024 Equity Incentive Plan

The below is a summary of the principal features of the 2024 EIP. This summary, however, does not purport to be a complete description of all of the provisions of the 2024 EIP. It is qualified in its entirety by reference to the full text of the 2024 EIP, which is attached as Appendix A hereto.

Background

Subject to our stockholders’ approval at the 2023 annual meeting, the 2024 EIP will become effective on February 15, 2024 (“Effective Date”) and will terminate 10 years after the Effective Date. The 2024 EIP provides for the grant of restricted stock units, incentive stock options (“ISOs”) intended to qualify for favorable tax treatment under Section 422 of the U.S. Internal Revenue Code (the “Code”) for their recipients, non-statutory stock options (“NSOs”), restricted stock awards, stock bonuses, stock appreciation rights and performance awards, as described below.

Our 2024 EIP provides for the grant of awards to our employees, directors, consultants, independent contractors and advisors, provided the consultants, independent contractors, directors and advisors render services that are not in connection with the offer and sale of securities in a capital-raising transaction. As of December 31, 2022, approximately 887 employees, approximately 71 independent contractors, and 9 non-employee directors would have been eligible to participate in the 2024 EIP.

If approved, the maximum number of shares available for grant and issuance under our 2024 EIP will be the lower of: (X) 25,000,000 shares or (Y) the sum of:

•Reserved shares not issued or subject to outstanding awards granted under the Prior Plans on the Effective Date;

•Shares that are subject to stock options or other awards granted under the Prior Plans that cease to be subject to such stock options or other awards by forfeiture or otherwise after the Effective Date;

•Shares issued under the Prior Plans before or after the Effective Date pursuant to the exercise of stock options that are, after the Effective Date, forfeited;

•Shares issued under the Prior Plans that are repurchased by the Company at the original issue price; and

•Shares that are subject to stock options or other awards under the Prior Plans that are used to pay the exercise price of an option or withheld to satisfy the tax withholding obligations related to any award.

In addition, the following categories of shares shall again be available for grant and issuance for subsequent awards under the 2024 EIP:

•Shares that are subject to issuance upon exercise of an option or stock appreciation right granted under the 2024 EIP but which cease to be subject to the option or stock appreciation right for any reason other than exercise of the option or stock appreciation right;

•Shares that are subject to awards granted under the 2024 EIP that are forfeited or repurchased by the Company at the original issue price;

•Shares that are subject to awards granted under the 2024 EIP that otherwise terminate without such shares being issued;

•Shares that are surrendered pursuant to an exchange program;

•Shares subject to awards that are granted under the 2024 EIP to the extent that such awards are paid out in cash rather than in shares; and

•Shares that are withheld in payment of the exercise price of an award or applicable tax withholding obligations.

Under the 2024 EIP, shares that otherwise become available for grant and issuance shall not include shares subject to awards that initially became available because of the Company’s substitution or assumption of awards granted by another company in connection with an acquisition of such company, or otherwise, as permitted under the 2024 EIP. Shares reserved and available for grant and issuance under the 2024 EIP shall be issuable as Class A common stock of the Company regardless of their series or class under the Prior Plans.

Administration of the 2024 Plan

Our 2024 EIP is administered by the Compensation and Leadership Committee (the “CLC”) and/or such other committee of the Board or persons to whom administration of the 2024 EIP, or part of the 2024 EIP, has been delegated as permitted by law (collectively, the “Committee”). All of the members of the CLC are non-employee directors under applicable federal securities laws and outside directors as defined under applicable federal tax laws, or by our board of directors acting in place of the CLC. The CLC has the authority to construe and interpret our 2024 EIP, grant awards and make all other determinations necessary or advisable for the administration of the plan. Individuals participate in the 2024 EIP on the basis of the CLC’s exercise of its discretion to grant awards under the 2024 EIP. However, our board of directors will establish the terms for the grant of any awards to non-employee directors.

Awards That May Be Granted Under the 2024 EIP

RSUs are granted pursuant to RSU agreements adopted by the Committee. RSUs represent the right to receive shares of our Class A common stock at a specified date in the future, subject to forfeiture of that right because of termination of the holder’s services to us or the holder’s failure to achieve certain performance conditions.

Incentive and nonstatutory stock options are granted pursuant to incentive and nonstatutory stock option agreements adopted by the Committee. The Committee determines the exercise price for a stock option, within the terms and conditions of the 2024 EIP, provided that the exercise price of a stock option cannot be less than 100% of the fair market value of our Class A common stock on the date of grant, except where a higher exercise price is required in the case of certain incentive stock options, as described below.

Stock options may vest based on time or achievement of performance conditions. The Committee may provide for options to be exercised only as they vest or to be immediately exercisable with any shares issued on exercise being subject to our right of repurchase that lapses as the shares vest. The Committee determines the term of stock options granted under the 2024 EIP, up to a maximum of 10 years. Unless the terms of an optionholder’s stock option agreement provide otherwise, if an optionholder’s service relationship with us, or any of our affiliates, ceases for any reason other than for cause, disability or death, the optionholder may exercise any vested stock options for a period of three months following the cessation of service. If an optionholder’s service relationship with us or any of our affiliates is terminated for cause, then the option terminates immediately. If an optionholder’s service relationship with us or any of our affiliates terminates due to disability, the optionholder may exercise any vested options for a period of 12 months (or such shorter period or longer time period as may be determined by the Committee). If an optionholder’s service relationship with us or any of our affiliates ceases due to death, or an optionholder dies within three months following termination of service other than for cause or due to disability, the optionholder or a beneficiary may exercise any vested options for a period of 12 months (or such shorter period or longer time period as may be determined by the Committee). The option term may be extended in the event that exercise of the option following termination of service is prohibited by applicable securities laws. In no event, however, may an option be exercised beyond the expiration of its maximum term.

Unless the Committee provides otherwise, stock options generally are not transferable except by will or the laws of descent and distribution. An optionholder may, however, designate a beneficiary who may exercise the stock option following the optionholder’s death, subject to local laws and restrictions on enforcement.

Restricted stock awards are granted pursuant to restricted stock award agreements adopted by the Committee. A restricted stock award is an offer by us to sell shares of our Class A common stock subject to restrictions. The price, if any, of a restricted stock award is determined by the Committee. Shares of Class A common stock acquired under a restricted stock award may, but need not, be subject to a share repurchase option or forfeiture restriction in our favor in accordance with a vesting schedule to be determined by the Committee. Rights to acquire shares under a restricted stock award may be transferred only upon such terms and conditions as set by the Committee. Except as otherwise provided in the applicable award agreement, restricted stock awards that have not vested will be forfeited or subject to repurchase upon the participant’s cessation of continuous service for any reason.

Stock appreciation rights are granted pursuant to stock appreciation rights agreements adopted by the Committee. Stock appreciation rights provide for a payment, or payments, in cash or shares of our Class A common stock, to the holder based upon the increase in the fair market value of our Class A common stock on the date of exercise from the stated exercise price (subject to any maximum number of shares as may be specified in the applicable award agreement). Stock appreciation rights may vest based on continued service or achievement of performance conditions. Stock appreciation rights expire under the same rules that apply to stock options.

The 2024 EIP permits the grant of performance awards based upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee, and may be settled in cash, shares (which may consist, without limitation, of restricted stock), other property, or any combination thereof. These awards are subject to forfeiture because of termination of employment or failure to achieve the performance conditions.

The Committee may grant other awards based in whole or in part by reference to our Class A common stock. The Committee sets the number of shares under the award and all other terms and conditions of such awards.

In the event that there is a specified type of change in our capital structure, such as a stock split, stock dividend, extraordinary dividend or distribution (whether in cash, shares, or other property, other than a regular cash dividend), recapitalization, stock split, reverse stock split, subdivision, combination, consolidation, reclassification, spin-off, or similar change in the capital structure of our company, then (a) the number and class of shares reserved for issuance and future grant under the 2024 EIP, (b) the exercise prices of and number and class of shares subject to outstanding options and stock appreciation rights, (c) the number and class of shares subject to other outstanding awards, (d) the maximum number and class of shares that may be issued as ISOs, and (e) the maximum number of shares that may be issued to an individual in any one calendar year, shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with applicable securities laws, provided that fractions of a share will not be issued.

Prohibition on Repricing

An exchange program, including but not limited to any repricing of options or stock appreciation rights, is not permitted without prior stockholder approval. An exchange program means a program pursuant to which (i) outstanding awards are surrendered, cancelled, or exchanged for cash, the same type of award, or a different award (or combination thereof), or (ii) the exercise price of an outstanding award is reduced.

Insider Trading; Clawback Policy

Each participant who receives an award will comply with any policy adopted by the Company from time to time covering transactions in the Company’s securities by employees, officers and/or directors of the Company. All awards will be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of the participant’s employment or other service with the Company, and in addition to any other remedies available under such policy and applicable law, may require the cancellation of outstanding awards and the recoupment of any gains realized with respect to awards.

Dividends and Dividend Equivalents

No participant will have any of the rights of a stockholder with respect to any shares until the shares are issued to the participant, except for any dividend equivalent rights permitted by an applicable award agreement. After shares are issued to the participant, the participant will be a stockholder and have all the rights of a stockholder with respect to such shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such shares are restricted stock, then any new, additional or different securities the participant may become entitled to receive with respect to such shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the restricted stock; provided, further, that the participant will have no right to retain such stock dividends or stock distributions with respect to shares that are repurchased at the participant’s purchase price or exercise price.

Corporate Transactions

The 2024 EIP provides that, in the event of a sale, lease or other disposition of all or substantially all of our assets, or specified types of mergers or consolidations (each, a “corporate transaction”) any of the following may occur: outstanding awards may be continued if we are the successor entity; outstanding awards may be assumed by any surviving or acquiring corporation; the surviving or acquiring corporation may substitute similar awards for those outstanding; awards may be settled for the full value of such outstanding award (whether or not then vested or exercisable) in cash or securities of the successor entity with payment deferred until the date or dates the award would have become exercisable or vested; or the vesting, exercisability and expiration of outstanding awards may be accelerated. Awards held by directors who are not employees of ours or our parent or subsidiary companies will immediately vest as to all or any portion of the shares subject to the stock award and will become exercisable at such times and on such conditions as the Committee determines.

Foreign Award Recipients

In order to comply with the laws in other countries in which the Company and its subsidiaries and affiliates operate or have employees or other individuals eligible for awards, the Committee will have the power and authority to modify the terms and conditions of any award granted to individuals outside the United States to comply with applicable foreign laws, establish sub-plans and modify exercise procedures and other terms and procedures, and take any action that the Committee determines to be necessary or advisable to administer awards under the 2024 EIP outside the U.S. or to comply with any local governmental regulatory exemptions or approvals. The Company can satisfy any tax withholding obligations as to the awards of non-U.S. taxpayers to the extent necessary under applicable law.

Payment for Purchase of Shares of our Class A Common Stock

Payment for shares of our Class A common stock purchased pursuant to the 2024 EIP may be made in cash or by check or, where approved by the Committee and where permitted by law (and to the extent not otherwise set forth in the applicable award agreement): (a) by cancellation of indebtedness; (b) by surrender of shares that have a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which said award will be exercised or settled; (c) by waiver of compensation due or accrued for services rendered; (d) through a broker-assisted sale or other cashless exercise program; (e) by any combination of the foregoing; or (f) by any other method permitted by law and approved by the Committee.

Grants to Non-Employee Directors

Non-employee directors are eligible to receive any type of award offered under the 2024 EIP except ISOs. No non-employee director may receive awards under the 2024 EIP that, when combined with cash compensation received for service as a non-employee director, exceeds $750,000 in value in any calendar year. Awards under the 2024 EIP may be granted to non-employee directors, automatically made pursuant to a policy adopted by the Board, or made from time to time as determined in the discretion of the Board.

The value of awards for purposes of complying with this maximum will be determined as follows: (a) for options and SARs, the grant date fair value will be calculated using the Company’s regular valuation methodology for determining the grant date fair value of options for reporting purposes, which may include using the three-month trailing average of the

Company’s closing stock price, the Black-Scholes value of the award or other accepted valuation methodology consistent with then-current accounting standards (as applied in a generally consistent manner among similar awards granted in the same year), and the aggregate number of shares subject to the award, and (b) for all other awards other than options and SARs, grant date fair value will be determined by either (i) calculating the product of the fair market value per share on the date of grant and the aggregate number of shares subject to the award, or (ii) calculating the product using an average of the fair market value over a number of trading days and the aggregate number of shares subject to the award, as determined by the Committee. Awards granted to an individual while he or she was serving in the capacity as an employee or while he or she was a consultant but not a non-employee director will not count for purposes of the foregoing limitations.

Plan Suspension or Termination

Our board of directors has the authority to suspend or terminate the 2024 EIP at any time, provided that such action does not impair the existing rights of any participant. If the 2024 EIP is approved by our stockholders at the 2023 annual meeting, and unless terminated earlier in accordance with its terms, the 2024 EIP will terminate ten years from the Effective Date.

Certain U.S. Federal Income Tax Consequences.

The following is a general summary under current law of certain U.S. federal income tax consequences to participants who are citizens or individual residents of the United States relating to the types of equity awards that may be granted under the Plan. This summary deals with the general tax principles and is provided only for general information. Certain kinds of taxes, such as foreign taxes, state and local income taxes, payroll taxes and the alternative minimum tax, are not discussed.

Nonqualified Stock Options, Stock Appreciation Rights. A recipient of an NSO or stock appreciation right will not recognize taxable income upon the grant of those awards. However, the participant will recognize ordinary income upon exercise in an amount equal to the difference between the fair market value of the shares and the exercise price on the date of exercise. Any gain or loss recognized on a subsequent disposition of the shares of Class A common stock generally will be short‐term or long‐term capital gain or loss, depending on the length of time the recipient holds the shares.

Incentive Stock Options. Neither the grant nor the exercise of an incentive stock option will generally result in any taxable income to the recipient, except that the alternative minimum tax may apply at the time of exercise. The recipient will recognize a capital gain or loss on a later sale or other disposition of such shares provided that he or she does not dispose of such shares within two years from the date the option was granted or within one year after the shares were transferred to the recipient. If the shares are not held for the holding period described above, the recipient will recognize ordinary income equal to the lesser of (i) the difference between the fair market value of the shares on the date of exercise and the exercise price, or (ii) the difference between the sale price and the exercise price. Any gain or loss recognized on a subsequent disposition of the shares of Class A common stock generally will be short‐term or long‐term capital gain or loss, depending on the length of time the recipient holds the shares.

Restricted Stock Units. A recipient of RSUs does not recognize taxable income when the RSU is granted. The holder of the award generally will recognize ordinary income in each year in which the units are settled in an amount equal to the fair market value of the shares of Class A common stock received. Any gain or loss recognized on a subsequent disposition of the shares of Class A common stock generally will be short‐term or long‐term capital gain or loss, depending on the length of time the recipient holds the shares.

Other Awards. The grant of Restricted Stock Awards, Stock Bonus Awards and Performance Awards generally will not be a taxable event. Generally, the recipient will recognize ordinary income equal to the excess of the fair market value over the price paid, if any, in the first taxable year in which his or her interest in the shares underlying the award becomes either (i) freely transferable or (ii) no longer subject to substantial risk of forfeiture (unless, with respect to an award of restricted stock, the recipient elects to accelerate recognition as of the date of grant).

In each of the foregoing cases, we will generally have a corresponding deduction at the time the participant recognizes ordinary income, subject to Section 162(m) of the Code and the relevant income tax regulations. Section 162(m) places a limit of $1 million on the amount of compensation that we may deduct as a business expense in any year with respect to certain of our most highly paid executive officers. Generally, as discussed above, we design our executive compensation program to permit our Committee to be able to grant compensation intended to be eligible for deductibility to the extent permitted by Section 162(m) of the Code. We may from time to time, however, pay compensation to our executives that may not be deductible if the Committee believes that doing so is in the best interests of our stockholders.

ERISA Information. The 2024 Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended.

Interest of Certain Persons in Matters to Be Acted Upon; Awards under the Plan

Members of our board of directors, director nominees and executive officers have an interest in this Proposal 4 to approve the 2024 EIP, as each would be eligible to receive future awards under the 2024 EIP. However, no awards have yet been made under the 2024 EIP, and no awards have been granted that are contingent on the approval of the 2024 EIP. Awards under the 2024 EIP would be made at the discretion of the Committee. Therefore, the benefits and amounts that will be received or allocated under the 2024 EIP in the future are not determinable at this time.

Currently, our non-employee directors are entitled to receive cash and equity compensation for their service as directors. Our board of directors has determined that non-employee directors will receive an annual RSU grant with a value of $185,000. In addition, non-employee directors are entitled to receive an annual cash retainer of $60,000 for service on our Board, and an additional annual cash retainer of $25,000 for the chair of the Audit Committee, $12,500 for a non-chair Audit Committee member, $20,000 for the chair of the Compensation and Leadership Committee, $10,000 for a non-chair CLC member, $20,000 for the chair of the Nominating and Governance Committee and $10,000 for a non-chair NGC member. The lead independent director of the Board is entitled to receive an additional annual cash retainer with a value of $27,500. All annual retainer grants of RSUs to our non-employee board members vest over a one-year period as to 25% on a quarterly basis.

New Plan Benefits

Participation in the 2024 EIP is voluntary and the Company will have the discretion to determine the eligibility for participation in the 2024 EIP. Accordingly, the benefits and amounts that will be received or allocated to officers and other employees under the 2024 EIP are not determinable at this time.

Historical Plan Benefits

As of March 31, 2023, options to purchase a total of 320,684 shares had been granted under the 2014 Prior Plan in the last fiscal year, none of which had been exercised and 283,598 of which remained outstanding, at a weighted-average exercise price of $8.70 per share. The total number of options outstanding under the 2014 Prior Plan as of March 31, 2023 is 2,631,654 with a weighted-average exercise price of $8.15 per share. As of March 31, 2023, 5,812,822 time-based RSUs had been granted under the 2014 Prior Plan in the last fiscal year, of which 4,329,177 RSUs remained outstanding. In addition to time-based RSUs, the Company also granted performance-based RSUs ("PSUs") subject to both a one-year performance period (1/1/2022 - 12/312022) and subsequent time-based vesting. As of March 31, 2023, a maximum of 905,471 PSUs had been granted under the 2014 Prior Plan in the last fiscal year, of which 216,844 PSUs remained outstanding and subject to future time-based vesting.The closing price per share of our Class A common stock as reported by NASDAQ on March 31, 2023 was $5.03. The following table summarizes the grants made to our named executive officers, all current executive officers as a group, all current non-employee directors who are not executive officers as a group, and all current employees (excluding our executive officers and directors) as a group, for the fiscal year ending December 31, 2022.

Name and Position	Number of Shares underlying Options	Number Shares underlying other Awards
		Time-based RSUs	Performance-Based RSUs at Maximum
Named Executive Officers
Nicholas Woodman, Chief Executive Officer and Chairman, Director Nominee	0	0	623,338

Brian McGee, Executive Vice-President, Chief Financial Officer, and Chief Operating Officer	87,260	102,354	76,769

Eve Saltman, SVP, Corporate/Business Development, Chief Legal Officer, Secretary and Chief Compliance Officer	37,086	43,501	32,627

Dean Jahnke, SVP, Global Sales & Channel Marketing	37,086	43,501	32,627

Kevin Hinge, SVP, Chief Supply Chain Officer	32,723	38,383	28,790

All current executive officers, as a group (5 persons)	194,155	227,739	794,151

All non-employee directors who are not executive officers, as a group (9 persons)	0	211,131	0

All employees who are not executive officers or directors, as a group 762 persons)	126,529	5,373,952	111,320

Vote Required and Board Recommendation

This proposal must receive a “For” vote from the holders of a majority of the voting power of the shares of stock entitled to vote on such matter that are present in person or represented by proxy at the meeting and are voted for or against the matter. If you own shares through a bank, broker or other intermediary, you must instruct your bank, broker or other intermediary how to vote in order for them to vote your shares so that your vote can be counted on this proposal. Abstentions and broker non-votes will not be counted toward the vote total for this proposal and therefore will not affect the outcome of this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
APPROVAL OF THE GOPRO, INC. 2024 EQUITY INCENTIVE PLAN

PROPOSAL NO. 5

APPROVAL OF THE GOPRO, INC. 2024 EMPLOYEE STOCK PURCHASE PLAN

We are asking our stockholders to approve our new 2024 Employee Stock Purchase Plan (the “2024 ESPP”) to replace our 2014 Employee Stock Purchase Plan (the “Prior ESPP”) and enable our employees to purchase shares of our Class A common stock under the 2024 ESPP. Our board of directors adopted the 2024 ESPP on March 23, 2023, subject to approval by our stockholders. Subject to approval of the 2024 ESPP by our stockholders within twelve (12) months of the date that the 2024 ESPP was adopted by the Board, the Prior ESPP will terminate on the Effective Date of the 2024 ESPP, February 15, 2024.

Our board of directors believes that the 2024 ESPP will be an important incentive tool supporting us in our continued efforts to attract, retain and motivate qualified talent, while also aligning the long-term value creation objectives of our workforce with those of our stockholders. If approved by our stockholders, the 2024 ESPP will be effective February 15, 2024 (the “Effective Date”). If Proposal 5 is not approved by our stockholders, our Prior ESPP will remain in effect with only approximately one year remaining in its term. Our ability to attract and retain the talent we need to compete in our industry would be seriously and negatively impacted, and this could impair our long-term success.

Summary of the 2024 ESPP

The 2024 ESPP provides eligible employees with an opportunity to purchase shares of our Class A common stock at a discount through accumulated payroll deductions. The principal terms of the 2024 ESPP are summarized below. This summary is qualified in its entirety by reference to the full text of the 2024 ESPP, which is attached as Appendix B to this proxy statement.

Plan Administration

The 2024 ESPP is expected to be administered by the CLC. Subject to the terms of the 2024 ESPP, the CLC will have the authority to, among other matters, determine the eligibility of participants, determine the terms and conditions of offerings under the 2024 ESPP, and construe and interpret the terms of the 2024 ESPP.

Shares Reserved for Issuance

If approved, the maximum number of shares reserved for issuance under the 2024 ESPP will be the lower of (i) 11,100,000 shares and (ii) the sum of any reserved rights, options, or shares not issued under the Prior ESPP on the Effective Date, subject to adjustment to reflect certain changes in the Company’s capital structure resulting from stock dividends, stock splits, reverse stock splits, recapitalizations, subdivision, combination, or reclassification or similar events. The closing price per share of our Class A common stock on March 31, 2023, was $5.03. Shares reserved and available for grant and issuance under the 2024 ESPP shall be issuable as Class A common stock of the Company regardless of their series or class under the Prior ESPP.

Offering Periods

The 2024 ESPP is currently expected to be administered through consecutive six-month periods referred to as offering periods (the “Offering Periods”), commencing on February 15 and August 15 of each year, and ending on the following August 15 and February 15, respectively. The CLC may change the duration and structure of future Offering Periods in accordance with the terms of the 2024 ESPP, provided that no Offering Period may extend for a period longer than 27 months.

On the first business day of each Offering Period (the “Offering Date”), each eligible employee who has properly enrolled in that Offering Period in accordance with the rules prescribed by the CLC will be granted an option to purchase shares of the Company’s Class A common stock on the last date of the applicable “Purchase Period(s)” (a Purchase Period being the period during which contributions may be made toward the purchase of our Class A common stock pursuant to the 2024 ESPP; each Offering Period may be made up of one or more Purchase Periods) to be funded by payroll deductions, based on the participant’s elected contribution rate. Unless a participant has properly withdrawn from the Offering Period, each option granted under the 2024 ESPP will automatically be exercised on the last business day of the Offering Period (the “Purchase Date”). The purchase price will be equal to 85% of the lesser of the fair market value of our Class A common stock on (i) the Offering Date; and (ii) the Purchase Date.

In the event that that an Offering Period is comprised of multiple Purchase Periods instead of a single Purchase Period, and the fair market value on the first day of the current Offering Period in which the participant is enrolled is higher than the fair market value on the first day of any subsequent Offering Period, the Company will automatically withdraw the participant from the current Offering Period and enroll the participant in the subsequent Offering Period. Any funds accumulated in the participant’s account prior to the first day of such subsequent Offering Period will be applied to the purchase of shares on the Purchase Date immediately prior to the first day of such subsequent Offering Period, if any.

Eligibility

Generally, all of our employees and employees of any parent, subsidiary or affiliate of the Company designated by the CLC (a “Participating Corporation”), will be eligible to participate in the 2024 ESPP; provided that employees who own (or are deemed to own as a result of stock attribution rules), stock constituting 5% or more of the total combined voting power or value of all classes of our stock or any of our subsidiaries will not be permitted to participate in the 2024 ESPP. The CLC may, in its discretion, and to the extent permitted under applicable law, exclude the following categories of employees from participation: (i) employees who are not employed by the Company or any Participating Corporation (within the meaning of Section 414(g) of the U.S. Internal Revenue Code (the "Code") prior to the beginning of an applicable offering period or prior to such other time period as specified by the CLC; (ii) employees who are customarily employed 20 hours or less per week in a calendar year; (iii) employees who are customarily employed five months or less in a calendar year; (iv) employees who are (x) “highly compensated employees” of the Company or any Participating Corporation or (y) “highly compensated employees” with compensation above a specified level and who are officers and/or are subject to disclosure requirements of Section 16(a) of the Exchange Act; (v) employees who are citizens or residents of a foreign jurisdiction (without regard to whether they are also a citizen of the United States or a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) if either (x) such employee’s participation is prohibited under the laws of the jurisdiction governing such employee, or (y) compliance with the laws of the foreign jurisdiction would violate the requirements of Section 423 of the Code; (vi) employees who do not satisfy other eligibility requirements as may be established from time to time by the CLC within the limits prescribed by Section 423 of the Code; and (vii) individuals who provide services to the Company who are reclassified as common law employees for any reason except for federal income and employment tax purposes.

As of March 31, 2023, approximately 820 of our employees would be eligible to participate in the 2024 ESPP.

Contribution and Purchase Limitations

Unless otherwise determined by the CLC in accordance with the terms of the 2024 ESPP, no participant may (i) elect a contribution rate of more than 15% of his or her compensation for the purchase of shares under the 2024 ESPP in any one payroll period; (ii) purchase more than 2,500 shares of the Company’s Class A common stock under the 2024 ESPP on any one Purchase Date; or (iii) purchase shares that have a fair market value of more than $25,000, determined as of the Offering Date, in any calendar year in which the Offering Period is in effect.

Certain Corporate Transactions

If the number of outstanding shares of our Class A common stock is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification, or similar change in our capital structure without consideration, then the CLC will proportionately adjust the number of shares available under the 2024 ESPP, the purchase price per share, the number of shares covered by each option under the 2024 ESPP which has not yet been exercised, and the numerical limits of Sections 2 and 10 of the 2024 ESPP shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with applicable securities laws; provided that fractions of a share will not be issued.

In the event of a Corporate Transaction (as defined in the 2024 ESPP), any Offering Period that commenced prior to the Corporate Transaction will be shortened and provide for a new final Purchase Date, which shall occur on or prior to the consummation of the Corporate Transaction, as determined by the CLC. The Plan shall terminate on the closing of the Corporate Transaction.

Amendments and Termination

The CLC may generally amend, suspend or terminate the 2024 ESPP at any time without stockholder approval, except as may be required by applicable law or exchange listing rules. Unless earlier terminated in accordance with the foregoing, the 2024 ESPP will terminate on the tenth anniversary of the Effective Date.

Certain U.S. Federal Income Tax Consequences

The following is a general summary of the United States federal income tax consequences to us and to participants in the 2024 ESPP based on tax laws in effect as of the date of this proxy statement. This summary is not intended to be exhaustive and does not address all matters that may be relevant to any particular participant. Among other considerations, this summary does not describe the tax laws of any state, municipality or foreign jurisdiction, or describe gift, estate, excise, payroll or other employment taxes. Participants are advised to consult with their tax advisors regarding the tax consequences of participation in the 2024 ESPP. The 2024 ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code and the following discussion is based on the assumption that it is so qualified. The Company may satisfy any tax withholding obligations as to the awards of non-U.S. taxpayers by any method permitted under applicable law.

Each participant’s payroll deductions under the 2024 ESPP will be made on an after-tax basis. Generally, the participant will not recognize any taxable income at the time he or she is granted an option to purchase shares of Class A common stock during an Offering Period or at the time the option is exercised to purchase shares on behalf of the participant. The participant will generally only recognize taxable income (or loss) on the date the participant sells or otherwise disposes of the acquired shares. The particular tax consequence depends on the length of time such shares are held by the participant prior to the sale or disposition.

If the shares are sold or disposed of more than two years from the first day of the Offering Period during which the shares were purchased, and more than one year from the Purchase Date or if the participant dies while holding the shares, the participant (or his or her estate) will recognize ordinary income measured as the lesser of (i) the amount by which the fair market value of the shares on the Offering Date exceeded the purchase price of the shares (calculated as though the shares had been purchased on the Offering Date) and (ii) the excess of the fair market value of the shares at the time of such sale or other disposition over the purchase price. Any additional gain will be treated as long-term capital gain. If the shares are held for the holding periods described above but are sold for a price that is less than the purchase price, there is no ordinary income and the participating employee has a long-term capital loss for the difference between the sale price and the purchase price. If the shares are sold or otherwise disposed of before the expiration of either of the holding periods described above, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares were held following the date they were purchased by the participant prior to disposing of them.

The Company is generally not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized upon a sale or disposition of shares prior to the expiration of the holding periods described above.

New Plan Benefits

Participation in the 2024 ESPP is voluntary and each eligible employee will have the discretion to determine whether and to what extent to participate in and contribute to the 2024 ESPP. Accordingly, the benefits and amounts that will be received or allocated to officers and other employees under the 2024 ESPP are not determinable at this time. Our non-employee directors will not be eligible to participate in our 2024 ESPP.

Historical Plan Benefits

As of March 31, 2023, options to purchase a total of 1,537,303 shares had been granted under the Prior ESPP in the last fiscal year. Due to the timing of our Offering Periods (February through August and August through February), the numbers we are disclosing cover a period from February 2022 - March 31, 2023. There were 4 Offering Periods during that time frame, with purchases on February 15, 2022, August 15, 2022, February 15, 2023, and the current Offering Period that began February 15, 2023 and for which the purchase date is scheduled to be August 15, 2023. For the full reporting period, 1,122,770 of the ESPP rights had been exercised and 414,533 of which remained outstanding (based on estimated shares to be purchased on August 31, 2023). The ESPP rights outstanding as of March 31, 2023 had a weighted-average exercise price of $5.0915 per share, based on the closing price on the first date of the Offering (February 15, 2023; $5.99 per share) multiplied by 85% to account for the discounted purchase price to be determined on purchase date. The closing price per share of our Class A common stock on March 31, 2023, was $5.03. The table below sets forth the number of shares purchased pursuant to our Prior ESPP by our named executive officers, all current executive officers as a group, and all current employees (excluding all executive officers) during fiscal year 2022. Our non-employee directors were not eligible to participate in our Prior ESPP.

Named Executive Officers	Number of Shares Issued Under ESPP
Nicholas Woodman, Chief Executive Officer and Chairman	—
Brian McGee, Executive Vice-President, Chief Financial Officer, and Chief Operating Officer	—
Eve Saltman, Senior Vice President, Corporate/Business Development, Chief Legal Officer, Secretary and Chief Compliance Officer	—
Kevin Hinge, SVP, Chief Supply Chain Officer	—
Dean Jahnke, SVP, Global Sales & Channel Marketing(1)	5,514
All current executive officers, as a group (5 persons)	5,514
All current employees (excluding current executive officers) (394 unique persons)(2)	1,117,256

(1)Mr. Jahnke purchased 3 times under the ESPP in the reporting period. He purchased shares on February 15, 2022, (2,500 shares), August 15, 2022 (514 shares) and February 15, 2023 (2,500 shares). Each purchase date Mr. Jahnke was limited in the number of shares he purchased due to either the 2,500 per purchase individual plan limitation or the IRS $25,000 limitation.

(2)Many employees participated in more than one of the purchase dates included in the reporting period. For the February 15, 2022, purchase, 320 non executive officers participated and purchased 319,529 shares; for the August 15, 2022 purchase, 332 non executive officers participated and purchased 343,976 shares; for the February 15, 2023 purchase, 329 non executive officers participated and purchased 453,751 shares.

Vote Required and Board Recommendation

This proposal must receive a “For” vote the holders of a majority of the voting power of the shares of stock entitled to vote on such matter that are present in person or represented by proxy at the meeting and are voted for or against the matter. If you own shares through a bank, broker or other intermediary, you must instruct your bank, broker or other intermediary how to vote in order for them to vote your shares so that your vote can be counted on this proposal. Abstentions and broker non-votes will not be counted toward the vote total for this proposal and therefore will not affect the outcome of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
APPROVAL OF THE GOPRO, INC. 2024 EMPLOYEE STOCK PURCHASE PLAN

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2023, by:
•each stockholder known by us to be the beneficial owner of more than 5% of our Class A common stock or Class B common stock;
•each of our directors;
•each of our named executive officers (“NEOs”); and
•all directors and executive officers as a group.
Percentage ownership of our common stock before this offering is based on 26,258,546 shares of our Class B common stock and 129,698,597 shares of our Class A common stock outstanding on March 31, 2023. Beneficial ownership is determined in accordance with the rules of the SEC and thus represents voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned by them, subject to community property laws where applicable. Shares of our Class A common stock and Class B common stock subject to options that are currently exercisable or exercisable within 60 days of March 31, 2023 or restricted stock units ("RSUs") and performance share units ("PSUs") that may be earned, vest and settle within 60 days of March 31, 2023 are deemed to be outstanding and to be beneficially owned by the person holding the options or RSUs and PSUs for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

	Shares Beneficially Owned
	Class A		Class B		% of Total Voting Power(1)
Name of Beneficial Owner	Shares	%	Shares	%
Directors and Named Executive Officers:
Nicholas Woodman (2)	407,326	*	25,036,070	95.34%	63.92%
Tyrone Ahmad-Taylor (3)	42,203	*	—	*	*
Kenneth Goldman (4)	263,744	*	95,000	*	*
Peter Gotcher (5)	290,015	*	17,234	*	*
Shaz Kahng (6)	40,271	*	—	*	*
James Lanzone (7)	190,508	*	—	*	*
Alexander Lurie (8)	315,054	*	—	*	*
Susan Lyne (9)	153,306	*	—	*	*
Frederic Welts (10)	204,393	*	—	*	*
Lauren Zalaznick (11)	206,543	*	—	*	*
Brian McGee (12)	500,017	*	—	*	*
Eve Saltman (13)	318,173	*	—	*	*
Kevin Hinge(14)	302,896	*	—	*	*
Dean Jahnke (15)	366,988	*	9,600	*	*

All executive officers and directors as a group (14 persons) (16)	3,601,437	2.74%	25,157,904	95.37%	64.54%

5% Stockholders
Nicholas Woodman and Jill R. Woodman, as Co-Trustees of the Woodman Family Trust under Trust Agreement dated March 11, 2011 (17)	—	*	25,036,070	95.34%	63.82%
BlackRock, Inc. (18)	12,265,446	9.46%	—	*	3.13%
The Vanguard Group - 23-1945930 (19)	12,282,406	9.47%	—	*	3.13%

*    Represents beneficial ownership of less than 1% of our outstanding shares of common stock of the designated class of security or less than 1% of the Total Voting Power, as applicable.
    Unless otherwise indicated, the address of each of the individuals and entities named below is c/o GoPro, Inc., 3025 Clearview Way, San Mateo, California 94402.
(1)Percentage of total voting power represents voting power with respect to all shares of our Class A common stock and Class B common stock, as a single class. The holders of our Class B common stock are entitled to ten votes per share, and holders of our Class A common stock are entitled to one vote per share.
(2)Consists of: (i) 25,036,070 shares of Class B common stock held by the Woodman Family Trust under Trust Agreement dated March 11, 2011 of which Nicholas Woodman and Jill Woodman are co-trustees, (ii) 345,484 shares of Class A common stock held by Mr. Woodman, and (iii) 61,842 shares of Class A common stock subject to performance stock units held by Mr. Woodman that may settle within 60 days of March 31, 2023. As a co-trustee, Mr. Woodman may be deemed to have shared voting and investment power over the shares owned by the Woodman Family Trust.
(3)Consists of (i) 5,865 shares of Class A common stock held by Mr. Ahmad-Taylor, and (ii) 36,338 shares of Class A common stock subject to options held by Mr. Ahmad-Taylor that are exercisable within 60 days of March 31, 2023.
(4)Consists of (i) 5,668 shares of Class A common stock held by Mr. Goldman, (ii) 163,751 shares of Class A common stock held in the Goldman-Valeriote Family Trust, (iii) 94,325 shares of Class A common stock subject to options held by Mr. Goldman that are exercisable within 60 days of March 31, 2023, and (iv) 95,000 shares of Class B common stock subject to options held by Mr. Goldman that are exercisable within 60 days of March 31, 2023. Kenneth Goldman and Susan Valeriote are co-trustees and have shared voting and investment power over the shares owned by the Goldman-Valeriote Family Trust.
(5)Consists of: (i) 77,849 shares of Class A common stock held by Mr. Gotcher, (ii) 111,792 shares of Class A common stock held in the Peter and Marie-Helene Gotcher Family Trust, (iii) 100,374 shares of Class A common stock subject to options held by Mr. Gotcher that are exercisable within 60 days of March 31, 2023, and (iv) 17,234 shares of Class B common stock subject to options held by Mr. Gotcher that are exercisable within 60 days of March 31, 2023. Mr. Gotcher is the President of The Peter and Marie-Helene Gotcher Family Trust.
(6)Consists of 40,271 shares of Class A common stock held by Ms. Kahng.
(7)Consists of (i) 167,333 shares of Class A common stock held by The Lanzone Family Trust U/A dtd 07/28/2003, and (ii) 23,175 shares of Class A common stock subject to options held by Mr. Lanzone that are exercisable within 60 days of March 31, 2023. Mr. Lanzone and spouse are the co-trustees of the Lanzone Family Trust U/A dtd 07/28/03.
(8)Consists of (i) 209,141 shares of Class A common stock held by the Lurie-Volgelsong Revocable Living Trust, and (ii) 105,913 shares of Class A common stock subject to options held by Mr. Lurie that are exercisable within 60 days of March 31, 2023. Mr. Lurie and his spouse are co-trustees of the Lurie-Volgelsong Revocable Living Trust.

(9)Consists of (i) 79,570 shares of Class A common stock held by Ms. Lyne, and (ii) 73,736 shares of Class A common stock subject to options held by Ms. Lyne that are exercisable within 60 days of March 31, 2023.
(10)Consists of (i) 148,993 shares of Class A common stock held by the Frederic K. Welts, Jr. Living Trust, and (ii) 55,400 shares of Class A common stock subject to options held by Mr. Welts that are exercisable within 60 days of March 31, 2023. Mr. Welts is the sole trustee and beneficiary of the Frederic K. Welts, Jr. Living Trust.
(11)Consists of (i) 26,054 shares of Class A common stock held by Ms. Zalaznick and Phelim Dolan, (ii) 86,946 shares of Class A common stock held by the Phelim Dolan Irrevocable Grantor Trust, Lauren Zalaznick sole beneficiary and Co-Trustee, and (iii) 93,543 shares of Class A common stock subject to options held by Ms. Zalaznick that are exercisable within 60 days of March 31, 2023.
(12)Consists of: (i) 15,774 shares of Class A common stock held by Mr. McGee, (ii) 276 shares of Class A common stock held by Mr. McGee's spouse, (iii) 477,638 shares of Class A common stock subject to options held by Mr. McGee that are exercisable within 60 days of March 31, 2023, and (iv) 6,329 shares of Class A common stock subject to PSUs held by Mr. McGee that may settle within 60 days of March 31, 2023.
(13)Consists of (i) 39,904 shares of Class A common stock held by Ms. Saltman, (ii) 271,736 shares of Class A common stock subject to options held by Ms. Saltman that are exercisable within 60 days of March 31, 2023, (iii) 2,669 shares of Class A common stock subject to RSUs held by Ms. Saltman that may settle within 60 days of March 31, 2023, and (iv) 3,864 shares of Class A common stock subject to PSUs held by Ms. Saltman that may settle within 60 days of March 31, 2023.
(14)Consists of (i) 38,700 shares of Class A common stock held by Mr. Hinge, (ii) 251,334 shares of Class A common stock subject to options held by Mr. Hinge that are exercisable within 60 days of March 31, 2023, (iii) 9,691 shares of Class A common stock subject to RSUs held by Mr. Hinge that may settle within 60 days of March 31, 2023, and (iv) 3,171 shares of Class A common stock subject to PSUs held by Mr. Hinge that may settle within 60 days of March 31, 2023.
(15)Consists of: (i) 150,646 shares of Class A common stock held by Mr. Jahnke, (ii) 213,205 shares of Class A common stock subject to subject to options held by Mr. Jahnke that are exercisable within 60 days of March 31, 2023, (iii) 3,137 shares of Class A common stock subject to PSUs held by Mr. Jahnke that may settle within 60 days of March 31, 2023, and (iv) 9,600 shares of Class B common stock subject to options held by Mr. Jahnke that are exercisable within 60 days of March 31, 2023.
(16)Consists of (i) 1,714,017 shares of Class A common stock, (ii) 25,036,070 shares of Class B common stock, (iii) 1,796,717 shares of Class A common stock subject to options that are exercisable within 60 days of March 31, 2023, (iv) 12,360 shares of Class A common stock subject to RSUs that may settle within 60 days of March 31, 2023, (v) 78,343 shares of Class A common stock subject to PSUs that may settle within 60 days of March 31, 2023, and (vi) 121,834 shares of Class B common stock subject to options that are exercisable within 60 days of March 31, 2023.
(17)Consists of 25,036,070 shares of Class B common stock held by the Woodman Family Trust under Trust Agreement dated March 11, 2011 of which Nicholas Woodman and Jill Woodman are co-trustees. As a co-trustee, Mr. Woodman may be deemed to have shared voting and investment power over the shares owned by the Woodman Family Trust.
(18)Based solely on a Schedule 13G Amendment No. 6 filing made on January 24, 2023. BlackRock, Inc. reports beneficial ownership of 12,265,446 shares of Class A common stock with sole power to dispose or direct the disposition of all shares of Class A common stock and sole voting power as to 11,524,736 of the shares of Class A common stock. The address for BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.
(19)Based solely on a Schedule 13G Amendment No. 7 filing made on February 09, 2023. The Vanguard Group - 23-1945930 (“Vanguard”) reports beneficial ownership of 12,282,406 shares of Class A common stock with shared voting power over 186,851 shares, sole dispositive power over 11,986,573 shares and shared dispositive power over 295,833 shares. The address for Vanguard is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

EXECUTIVE OFFICERS
The names of our current executive officers, their ages as of March 31, 2023, and their positions are shown below.

Executive Officers	Age	Position(s)
Nicholas Woodman	47	Chief Executive Officer and Chairman
Brian McGee	63	Executive Vice President, Chief Financial Officer and Chief Operating Officer
Eve Saltman	58	Senior Vice President, Corporate/Business Development, Chief Legal Officer, Secretary and Chief Compliance Officer
Kevin Hinge	54	Senior Vice President, Chief Supply Chain Officer
Dean Jahnke	49	Senior Vice President, Global Sales & Channel Marketing
Our board of directors chooses executive officers, who then serve at the board’s discretion. There is no family relationship among any of our directors or executive officers.
For information regarding Mr. Woodman, please refer to “Proposal No. 1 – Election of Directors” discussed above.
Brian McGee has served as our Chief Financial Officer and Chief Operating Officer since February 2020. Mr. McGee served as the Company’s Chief Financial Officer since March 11, 2016. Mr. McGee served as our Vice President of Finance from September 2015 to March 2016, and was responsible for financial planning, tax, treasury and risk management in that role. From May 2011 to September 2015, Mr. McGee served in various positions at Qualcomm, most recently as the Vice President, Business Operations. Prior to Qualcomm, Mr. McGee was at Atheros Communications from December 2009 to May 2011 as the Vice President, General Manager Global Powerline Business. Prior to Atheros Communications, from January 2007 to December 2009, Mr. McGee was the Senior Vice President, Chief Financial Officer and Treasurer, at Intellon, a fabless semiconductor company that was acquired by Atheros Communications in December 2009. From 2003 to 2006, Mr. McGee was Vice President Finance and Chief Financial Officer of Lexar, a maker of digital media storage. Mr. McGee holds a B.S. in Finance from California Polytechnic State University and a Certificate in Management Accounting.
Eve Saltman has served as our Senior Vice President, Corporate & Business Development, Chief Legal Officer and Secretary since May 2021 and Chief Compliance Officer since February 2021. Ms. Saltman served as our Vice President, Corporate & Business Development, General Counsel and Secretary from March 2018 to May 2021, Ms. Saltman served as our Vice President, Deputy General Counsel and Assistant Secretary from February 2017 to September 2017, our Deputy General Counsel and Assistant Secretary from July 2014 to February 2017, and our Associate General Counsel and Assistant Secretary from January 2014 to July 2014. From September 2017 to March 2018, Ms. Saltman served as General Counsel and Corporate Secretary of Asana, Inc., a collaborative work management application company. Prior to joining GoPro in 2014, Ms. Saltman served as VP, General Counsel, and Corporate Secretary of OL2, Inc. dba OnLive, a provider of cloud gaming services from September 2012 to January 2014 and VP, Legal, OnLive, Inc., from September 2008 to August 2012. Ms. Saltman serves as a board member to Talentsky, a social media network connecting people to mentors and employers. Since 2014, Ms. Saltman has also served as a director of Lexicon of Sustainability, Inc., a non-profit organization. Ms. Saltman holds a B.A. in History from Cornell University and a J.D. from Georgetown Law School.
Kevin Hinge has served as GoPro’s Chief Supply Chain Officer since February 2020. From May 2019 to February 2020, he served as GoPro’s Senior Vice President, Operations, and from August 2016 to May 2019, he served as our Vice President, Operations. Prior to joining GoPro, Mr. Hinge was Chief Operating Officer at Smartaics from 2014 until 2016. Before that Mr. Hinge was Head of Manufacturing and Supply Chain Operations at Enecsys from 2010 to 2014, held several supply chain positions at Nokia from 1998 to 2009 including Head of Multimedia BU Product MSM, and had his own design company working in numerous product domains, including medical, aeronautical, automotive, consumer devices and electronics surveillance, spanning an 18 year period. Mr. Hinge holds a Bachelor of Science in Mechanical Engineering.

Dean Jahnke has served as GoPro’s Senior Vice President, Global Sales & Channel Marketing since January 1, 2022, Vice President, Global Sales since June 2018, Interim Head of Sales from March 2018 to June 2018, Senior Director of Sales – North America from April 2017 to March 2018, Director of Sales from February 2016 to March 2017, and Area Sales Manager from March 2014 to January 2016. Prior to joining GoPro, Mr. Jahnke served as Senior Sales Manager of Western Digital from August 2008 to March 2014. Before that, Mr. Jahnke was Senior Merchant at Best Buy from June 2000 to August 2008. Mr. Jahnke attended Minnesota State University, Mankato.

COMPENSATION DISCUSSION AND ANALYSIS
Introduction
GoPro’s executive compensation programs, policies and practices (“ECPs”) are designed to reflect the three major tenets of our executive compensation philosophy, namely to:
•Align executive compensation with the achievement of our business objectives and financial performance;
•Motivate our executive officers to take actions that enhance long-term stockholder value; and
•Enable us to attract, reward and retain our executive officers who contribute to our success.
We manage our ECPs, including compensation-related corporate governance standards, in a manner consistent with our executive compensation philosophy. These ECPs are intended to drive performance and prohibit or minimize behaviors that we do not believe serve our stockholders’ long-term interests.
This Compensation Discussion and Analysis (“CD&A”) is intended to assist our stockholders in understanding our ECPs by presenting the following:
1.Performance Highlights for 2022 summarizes our business results that impacted our 2022 executive compensation decisions.
2.Elements of Our Executive Compensation Program sets forth our executive compensation philosophy and describes the programs, policies and practices we apply and use to support achievement of our corporate goals and performance objectives.
3.Further Considerations for Setting Executive Compensation discusses, among other things, the role of our compensation and leadership committee, compensation consultants, compensation peer group, and the impact of tax and accounting considerations.
4.Executive Compensation Decisions for 2022 explains the compensation decisions that were made for 2022 based on our corporate results.
5.Severance and Change in Control Arrangements discusses employment agreements and policies associated with our current executives.
This CD&A focuses on the material elements of compensation of our NEOs as of December 31, 2022:
•Nicholas Woodman, our Chief Executive Officer and Chairman of our board of directors;
•Brian McGee, our Executive Vice President, Chief Financial Officer and Chief Operating Officer;
•Eve Saltman, our Senior Vice President, Corporate/Business Development, Chief Legal Officer, Secretary and Chief Compliance Officer;
•Kevin Hinge, our Senior Vice President, Chief Supply Chain Officer; and

•Dean Jahnke, our Senior Vice President, Global Sales & Channel Marketing.
Performance Highlights for 2022
In 2022, GoPro celebrated its 20-year anniversary, a journey which began with a 35mm film camera designed to be worn on the wrist while surfing. Today, GoPro is one of the world’s most popular brands serving millions of the world’s most active, creative, and inspired humans.

The strength of our brand and our subscription-based business in 2022 helped us deliver solid results despite a stronger U.S. dollar and macroeconomic headwinds. In 2022, we generated revenue of $1.09 billion, which resulted in GAAP net income of $29 million and non-GAAP net income of $81 million along with GAAP EPS of $0.18 and non-GAAP EPS of $0.47. 2022 was our fourth consecutive profitable year on a non-GAAP basis. Additionally in 2022, we generated $95 million of EBITDA, or 9% of revenue. We repurchased $40 million of stock and repaid a $125 million of convertible notes.

Our subscription business contributed meaningfully to our top and bottom line and, importantly, is building lifetime value into our business model as being a GoPro camera owner has become increasingly synonymous with being a GoPro subscriber. In 2022, we grew GoPro subscribers 43% year-over-year to 2.25 million, exceeding our annual target of 2.2 million subscribers. Our subscription business is now estimated to generate approximately $100 million in annual revenue with gross margins of 70-80% in 2023.

Key 2022 Highlights:

•PROFITABILITY + CASH FLOW: GoPro achieved GAAP profitability in a challenging macroeconomic environment. GoPro was profitable on a non-GAAP basis for the fourth consecutive year, while also driving positive EBITDA of $95 million.

•HARDWARE LAUNCHES: GoPro launched five new camera SKUs in 2022 including our new flagship HERO11 Black camera, as well as several derivatives including HERO11 Black Creator Edition, HERO11 Black Mini, HERO10 Bones and HERO10 Black Creator Edition.

•SOFTWARE + CLOUD LAUNCHES: GoPro launched auto-generated highlights from the cloud and expanded mobile app capabilities.

•SUBSCRIPTION MILESTONE: In August of 2022, GoPro announced that the GoPro subscription surpassed 2 million subscribers, representing more than $100 million in annual recurring revenue at 70-80% gross margin.

•EMMY® AWARD WINNING TECHNOLOGY: GoPro won its second Emmy® Award for in-camera sensor and software stabilization, the technology behind HyperSmooth and ReelSteady.

•A GREAT PLACE TO WORK: GoPro was recognized for the second year in a row by Outside Magazine as one of the 50 Best Places to Work – the only company with more than 200 employees to make the list.

•CORPORATE RESPONSIBILITY: In 2022, GoPro published its inaugural Sustainability Report which outlines our efforts to be a better global corporate citizen, sharing our progress toward inclusivity, environmental impact reductions and governance best practices.

Executive Compensation Best Practices

Compensation and Leadership Committee Independence	Our board of directors maintains a compensation and leadership committee comprised solely of independent directors.
Compensation and Leadership Committee Advisor Independence
The compensation and leadership committee engages and retains its own advisors. During 2022, the compensation and leadership committee engaged Compensia, an independent national compensation consulting firm, to assist with its responsibilities.

Annual Compensation Review	The compensation and leadership committee annually reviews our executive compensation philosophy and strategy, including reviewing the composition of our compensation peer group.
Compensation-Related Risk Assessment
We conduct annual evaluations of our compensation programs, policies, and practices, including our ECPs, to ensure that they reflect an appropriate level of risk-taking but do not encourage our employees to take excessive or unnecessary risks that could have a material adverse impact on GoPro.

No Executive Perquisites
We generally do not offer perquisites or other personal benefits to our executive officers, including our Named Executive Officers, or NEOs. Our executive officers, including our NEOs, participate in our health and welfare benefit programs on the same basis as all our employees.

“Double-Trigger” Reasonable Change in Control Arrangements
The change in control post-employment compensation arrangements for our executive officers, including our NEOs, are based on a “double-trigger” arrangement that provides for the receipt of payments and benefits only in the event of (i) a change in control of our company and (ii) a qualifying termination of employment.

Executive Severance Benefits
The Executive Severance Policy is intended to provide specified payments and benefits to certain executive officers (other than the Chief Executive Officer), and other employees of the Company, in the event of certain terminations of employment not involving a change in control of the Company. In addition, our arrangement with Mr. Woodman provides for the receipt of payments and benefits in the event of a qualifying termination of employment.

Prohibition on Hedging and Pledging
Our management team, including our NEOs, and the members of our board of directors, are prohibited from speculating in our equity securities, including the use of short sales, or any equivalent transaction involving our equity securities and from engaging in any hedging or pledging transactions with respect to our equity securities.

Succession Planning
Our compensation and leadership committee periodically reviews and discusses with our management team the Company’s executive succession planning. Our board of directors reviews the risks associated with our most critical executive positions on an annual basis so that we have an adequate succession strategy, and we have plans in place for these critical positions.

Retirement Programs
Other than our Section 401(k) plan, which is generally available to all U.S. employees, we do not offer defined benefit or contribution retirement plans or arrangements or nonqualified deferred compensation plans or arrangements for our management team, including our NEOs.

Compensation Recoupment Policy
We maintain a compensation recoupment policy applicable to cash incentive-based compensation awards paid to our executive officers. In the event of a material restatement of financial results filed with the SEC, the policy permits our board of directors to seek recovery of all or any portion of the incentive awards paid or awarded to an executive officer who is found to have engaged in fraud or intentional or illegal conduct in excess of the awards that would have been paid or awarded based on the restated financial results.

Stock Ownership Guidelines
We maintain stock ownership guidelines for our Chief Executive Officer, President, Chief Financial Officer, Chief Operating Officer, other Section 16 Officers and non-employee directors to align their interests with those of our stockholders.

Elements of Our Executive Compensation Program
Compensation Philosophy and Guiding Principles
We have designed our ECPs to reward our executive officers, including our NEOs, at a level consistent with our overall business strategy and financial performance and to provide remuneration sufficient to attract, retain, and motivate them to exert their best efforts in the highly-competitive technology and consumer-oriented environments in which we operate. We have also designed our ECPs to reward our executive officers, including our NEOs, for superior performance. We believe that competitive compensation packages consisting of a combination of base salaries, annual cash bonus opportunities, and long-term incentive opportunities in the form of equity awards that are earned over a multi-year period, enable us to attract top talent, motivate effective short-term and long-term performance, and satisfy our retention objectives. As an overarching objective, we seek to design each pay element to align the compensation of our executive officers with our corporate performance and long-term value creation for our stockholders. That principle has guided the design of both the annual and long-term incentive compensation of our executive officers.
The compensation and leadership committee reviews and analyzes market trends and the prevalence of various compensation delivery vehicles and adjusts the design and operation of our executive compensation program as it deems necessary and appropriate. While the compensation and leadership committee considers these factors in its deliberations and places no formal emphasis on any one factor in its overall compensation strategy, our annual Executive Bonus Plan does assign values to specific performance metrics.
The compensation and leadership committee will continue to evaluate our compensation philosophy and program objectives as circumstances merit. At a minimum, we expect the compensation and leadership committee to review executive compensation annually and update as deemed necessary and appropriate.

Compensation Elements
The primary elements of our executive compensation program are: (i) base salary, (ii) annual cash bonus opportunities, and (iii) long-term incentive opportunities in the form of equity awards subject to multi-year vesting. The table below shows each major pay component and the role and factors for determining the amount. Percentages in the table below are the averages of pay components at target for the NEOs, including the CEO.

Compensation Element	What This Element Rewards	Purpose and Key Features of Element
Base salary	Individual performance, level of experience, expected future performance and contributions.
Provides competitive level of fixed compensation determined by the market value of the position, and the qualifications, experience and performance expectations of each executive officer and each position.

Annual cash bonus
Achievement of pre-established corporate and individual performance objectives. For 2022, the bonus plan focused on our revenue growth, profitability and paid subscription growth, as well as individual contributions and management objectives.

Motivate executive officers to achieve, during the fiscal year, (i) short-term financial and operational objectives, and (ii) individual performance objectives. Performance levels are established to motivate our executive officers to achieve or exceed performance objectives.

Long-term incentives	Corporate and individual performance that enhance long-term stockholder value. Vesting requirements promote retention of highly-valued executive officers.
Annual (i) stock options and restricted stock units (“RSUs”) that vest over four years, based on continued service, and (ii) performance stock units (“PSUs”) that are subject to both a performance-based vesting condition (as determined by the compensation and leadership committee) and a service-based vesting condition, each of which provides a variable “at risk” pay opportunity. Because the ultimate value of these equity awards is directly related to the market price of our Class A common stock, and the awards are subject to vesting over an extended period of time, they serve to focus management on the creation and maintenance of long-term stockholder value and help us attract, retain, motivate, and reward executive officers.

Our executive officers also participate in the standard employee benefit plans available to most of our employees. In addition, our executive officers are eligible for post-employment payments and benefits under certain circumstances (severance and change in control payments and benefits). Each of these compensation elements is discussed in detail below, including a description of each element and how it fits into our overall executive compensation program and a discussion of the amounts of compensation paid to our executive officers, including our NEOs, in 2022 under each of these elements.

Base Salary

We believe that a competitive base salary is a necessary element of our executive compensation program, so that we can attract and retain a stable and highly qualified management team. Base salaries for our executive officers are intended to be competitive with those received by other individuals in similar positions at the companies with which we compete for talent, and to maintain internal parity across our executive officer team.
Generally, we take into consideration peer market data provided by Compensia for the role we are looking to fill. We establish the initial base salaries of our executive officers through arm’s-length negotiation at the time we hire the individual executive officer, considering his or her position, qualifications, experience, and the base salaries of our other executive officers. The compensation and leadership committee reviews the proposed base salaries for newly-hired or appointed executive officers at the time of offer or promotion and thereafter, on an annual basis, the compensation and leadership committee reviews the base salaries of executive officers, including our NEOs.

Annual Cash Bonuses
Our executive officers, including our NEOs, are participants in our annual Executive Bonus Plan ("Executive Bonus Plan"), pursuant to which we generally use annual cash bonuses to motivate participants to achieve our short-term financial and operational objectives while making progress towards our longer-term growth and other goals. Consistent with our executive compensation philosophy, these annual bonuses are intended to help us to deliver a competitive target total direct compensation opportunity to our executive officers. Annual cash bonuses for our executive officers are intended to be competitive with those received by other individuals in similar positions at the companies with which we compete for top talent, and to maintain internal parity across our executive team.
The compensation and leadership committee determines bonus targets, subject to adjustment in certain circumstances, such as mid-year changes in base salary and leaves of absence. Overall funding of the bonus pool is generally determined by reference to corporate performance measures, but the compensation and leadership committee can, at its discretion, adjust individual participants’ bonuses, based on each participant’s individual performance. Individual performance goals for each participant are generally identified at the beginning of the year in discussions with our Chief Executive Officer (except with respect to his own performance goals). These goals may be quantitative or qualitative in nature, depending on the organizational priorities for a given year, and they typically focus on key departmental or operational objectives or functions. Most of these goals are intended to provide a set of common objectives that facilitate collaborative management and engagement, although participants could also be assigned individual objectives.
In February 2022, the compensation and leadership committee determined that continuing a semi-annual bonus plan was appropriate for 2022 in order to motivate participants to achieve our short-term financial and operational objectives while continuing to make progress towards our longer-term growth and other goals. The compensation and leadership committee maintained the same key performance categories and weightings as established for 2021 . The 2022 performance category weightings were 25% revenue, 25% paid subscriptions and 50% pre-tax profit/loss.

The compensation and leadership committee believed these performance measures and weightings were appropriate for our business in 2022, as the Company continued to focus on our top and bottom line while growing our subscription business. The compensation and leadership committee established target performance levels for each measure at levels that it believed to be attainable based upon the then-existing business environment, through the successful execution of our annual operating plan.
Long-Term Incentives/Equity Awards
We use long-term incentive compensation in the form of equity awards to motivate our executive officers, including our NEOs, by providing them with the opportunity to build an equity interest in GoPro and to share in the potential appreciation in the value of our Class A common stock.
Generally, in determining the size of the equity awards granted to our executive officers, including our NEOs, the compensation and leadership committee takes into consideration the recommendations of our Chief Executive Officer (except with respect to his own equity award), as well as the factors described in Compensation Setting Process, below. The compensation and leadership committee also considers the dilutive effect of our long-term incentive compensation practices, and the overall impact that these equity awards, as well as awards to other employees, may have on stockholder value.
Annual equity awards are granted to our executive officers, including our NEOs, in the form of stock options, which represent the right to purchase shares of our Class A common stock at a price equal to the fair market value of our Class A common stock on the date of grant subject to time-based vesting; RSUs, which represent the right to receive shares of our Class A common stock subject to time-based vesting; and PSUs, which represent the right to receive shares of our Class A common stock subject to both achievement of one or more performance metrics and time-based vesting. The proportion and mix of long-term equity vehicles (time-based stock options, time-based RSUs, and performance-based PSUs) is determined by the compensation and leadership committee each year (see “Executive Compensation Decisions for 2022 – Long-Term Incentive Compensation” below). The compensation and leadership committee evaluates equity vehicles annually to determine which form and mix of equity best aligns executive incentives with the long-term interests of our stockholders. The compensation and leadership committee may also choose to utilize other performance-based equity vehicles.
On February 17, 2022, the compensation and leadership committee granted PSUs to Nicholas Woodman, Brian McGee, Eve Saltman, Kevin Hinge and Dean Jahnke. These 2022 PSUs were designed to be earned and vest between 0% and 150% of a target number of shares based upon achievement of two annual metrics: (1) a threshold profitability level to a maximum profitability level, and (2) a threshold subscription hurdle to a maximum subscription hurdle. Fifty percent of each 2022 PSU award will be earned (if at all) based on exceeding the satisfaction of the profitability threshold and the other 50% of each 2022 PSU award will be earned (if at all) based on exceeding the satisfaction of the subscription threshold. To the extent actually earned, the 2022 PSUs will be subject to time-based vesting, with one-third of the total number of shares earned under each 2022 PSU award vesting on the initial vesting date of February 15, 2023 and an additional one-twelfth of the total number of earned shares under each 2022 PSU award vesting quarterly thereafter, for so long as the recipient remains in service to GoPro. The target threshold profitability level and threshold subscription hurdles for the 2022 PSUs represented a level of performance that the compensation committee believed our management team could achieve with diligent effort in the then-existing business environment.

Welfare and Health Benefits
We maintain a tax-qualified retirement plan under Section 401(k) of the Internal Revenue Code (the “Code”) for our U.S. employees, including our executive officers, who satisfy certain eligibility requirements, including requirements relating to age and length of service, that provides them with an opportunity to save for retirement on a tax-advantaged basis. We intend for this plan to qualify under Sections 401(a) and 501(a) of the Code so that contributions by employees to the plan, and income earned on plan contributions, are not taxable to employees until distributed from the plan. Under the plan, pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participants’ directions.
All participants’ interests in their deferrals are 100% vested when contributed to this plan. In 2020, we made matching contributions into the Section 401(k) plan for our employees for 100% of the employee's personal contributions up to 4% of eligible compensation, which are deductible when made by the Company. However, due to the impact of the pandemic and changes in our economic circumstances, we suspended the Company matching contributions as of May 14, 2020 and continued the suspension of Company matching contributions through 2021 and 2022. Globally, we maintain retirement programs for our non-US employees where applicable.
In addition, we provide certain other benefits to our executive officers, including our NEOs, on the same basis as all our full-time employees. These benefits include health, dental and vision benefits, health and dependent care flexible spending accounts, short-term and long-term disability insurance, accidental death and dismemberment insurance, basic life insurance coverage and discretionary time-off. We do not offer our employees a non-qualified deferred compensation plan, a defined benefit pension plan or an actuarial plan.
We design our employee benefits programs to be affordable and competitive in relation to the market, as well as compliant with applicable laws and practices. We adjust our employee benefits programs as needed based upon regular monitoring of applicable laws and practices, the competitive market and our employees’ needs.
Perquisites and Other Personal Benefits
Currently, we do not view perquisites or other personal benefits as a component of our executive compensation program. Accordingly, we do not provide perquisites to our executive officers, except in situations where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive officers more efficient and effective, and for recruitment and retention purposes. During 2022, none of the NEOs received perquisites or other personal benefits that were, in the aggregate, valued at $10,000 or more. In the future, we may provide perquisites or other personal benefits to our executive officers where we believe it serves a sound business purpose. We do not expect that any future perquisites or other personal benefits will be a significant aspect of our executive compensation program. All future practices with respect to perquisites or other personal benefits will be approved and subject to periodic review by the compensation and leadership committee.

Further Considerations for Setting Executive Compensation

Compensation-Setting Process
Role of the Compensation and Leadership Committee
The compensation and leadership committee is responsible for establishing our overall compensation philosophy and reviewing and approving our executive compensation program, including the specific compensation of our executive officers, including our NEOs. The compensation and leadership committee has the authority to retain special counsel and other advisors, including compensation consultants, to assist in carrying out its responsibilities to determine the compensation of our executive officers and, as noted previously, in 2022 retained Compensia, as further discussed below. The compensation and leadership committee’s authority, duties, and responsibilities are described in its charter, which is reviewed annually and revised and updated as warranted. The charter is available on the Company investor relations website.
In determining our overall compensation philosophy and approving the compensation of our executive officers, the compensation and leadership committee is assisted by Compensia, as well as our Chief Executive Officer, and our executive compensation staff to formulate recommendations with respect to specific compensation actions. The compensation and leadership committee makes all final decisions regarding compensation for our executive officers, including base salary levels, target annual cash bonus opportunities, actual cash bonus payments, and long-term incentive opportunities in the form of equity awards that are earned over a multi-year period. The compensation and leadership committee meets on a regularly scheduled basis and at other times as needed and periodically reviews compensation matters with the entire board of directors.
Annually, the compensation and leadership committee reviews our executive compensation program, including any incentive compensation plans and arrangements, to assess whether our compensation elements, actions and decisions (i) are properly coordinated, (ii) are aligned with our vision, mission, values and corporate goals, (iii) provide appropriate short-term and long-term incentives for our executive officers, (iv) achieve their intended purposes, and (v) are competitive with the compensation of executives in comparable positions at the companies with which we compete for executive talent. Following this assessment, the compensation and leadership committee may make any necessary or appropriate modifications to our existing plans and arrangements or adopt new plans or arrangements.
The compensation and leadership committee also conducts an annual review of our executive compensation strategy to ensure that it is appropriately aligned with our business strategy and achieving our desired objectives. Further, the compensation and leadership committee reviews market trends and changes in competitive compensation practices, as described below.
The factors considered by the compensation and leadership committee in determining the compensation of our executive officers, including our NEOs, include:
•the recommendations of our Chief Executive Officer (except with respect to his own compensation), with the advice of our executive compensation staff;

•our financial and other objective elements of corporate performance;
•our corporate and individual achievements measured against short-term and long-term performance objectives;
•the individual performance of each executive officer against his or her business objectives;
•a review of the relevant competitive market analysis prepared by its compensation consultant (as described below);
•the expected future contribution of the individual executive officer;
•historical compensation decisions we have made regarding our executive officers; and
•internal pay equity based on the impact on our business and performance.
The compensation and leadership committee does not weigh these factors in any predetermined manner, nor does it apply any formulas in making its decisions. The members of the compensation and leadership committee consider this information in light of their individual experience, knowledge of GoPro, knowledge of each executive officer, knowledge of the competitive market and business judgment in making their decisions regarding executive compensation and our executive compensation program.
As part of this process, the compensation and leadership committee evaluates the performance of our Chief Executive Officer each year and makes all decisions regarding his base salary adjustments, target annual cash bonus opportunities, actual cash bonus payments and long-term incentive opportunities in the form of equity awards that are earned over a multi-year period. Our Chief Executive Officer is not present during any of the deliberations regarding his compensation.
Role of our Chief Executive Officer
Our Chief Executive Officer works closely with the compensation and leadership committee in determining the compensation of our other executive officers, including the other NEOs. Our Chief Executive Officer works with the compensation and leadership committee to recommend the structure of the annual Executive Bonus Plan, to identify and develop corporate and individual performance objectives for the annual Executive Bonus Plan, and to evaluate actual performance against the selected measures.
At the beginning of each year, our Chief Executive Officer reviews the performance of our other executive officers, including the other NEOs, for the previous year, and makes recommendations to the compensation and leadership committee for each element of compensation. The compensation and leadership committee then reviews these recommendations and considers the other factors described above and makes decisions as to the target compensation of each executive officer (other than our Chief Executive Officer), as well as each individual compensation element.
While the compensation and leadership committee will consider our Chief Executive Officer’s recommendations, as well as the competitive market analysis prepared by Compensia, these recommendations and market data serve as only two of several factors that the compensation and leadership committee considers in making its decisions with respect to the compensation of our executive officers. No executive officer participates in the determination of the amounts or elements of his or her own compensation.
Role of Compensation Consultant
Pursuant to its charter, the compensation and leadership committee has the authority to engage its own legal counsel and other advisors, including compensation consultants, as determined in its sole discretion, to assist in carrying out its responsibilities. The compensation and leadership committee has the authority to make all determinations regarding the engagement, fees and services of these advisors, and any such advisor reports directly to the compensation and leadership committee.
Accordingly, the compensation and leadership committee has engaged Compensia based on its expertise and reputation to provide information, analysis, and other assistance relating to our executive compensation program on an ongoing basis. The nature and scope of the services provided to the compensation and leadership committee by Compensia in 2022 included the following:
•researched, analyzed and developed a proposed compensation peer group;
•provided advice with respect to compensation best practices, regulatory developments and market trends for executive officers and members of our board of directors;
•conducted an analysis of long-term incentive equity practices currently used by our compensation peer group and advised on the adjustment and design of our long-term incentive plans;
•conducted an analysis of the levels of overall compensation and each element of compensation for our executive officers;
•provided adjustment and design advice on our annual Executive Bonus Plan; and
•provided ad hoc advice and support throughout the year.
Compensia was also retained by the nominating and governance committee to conduct an analysis of the levels of overall compensation and each element of compensation for the members of our board of directors.

Representatives of Compensia attend all meetings of the compensation and leadership committee and communicate with the compensation and leadership committee outside of meetings. Compensia reports to the compensation and leadership committee rather than to management, although Compensia may meet with members of management, including our Chief Executive Officer, and members of our executive compensation staff, for purposes of gathering information on proposals that management may make to the compensation and leadership committee.
The compensation and leadership committee has assessed the independence of Compensia considering, among other things, the various factors as set forth in Exchange Act Rule 10C-1 and the enhanced independence standards and factors set forth in the applicable Nasdaq listing standards and has concluded that its relationship with Compensia and its respective work on behalf of the compensation and leadership committee has not raised any conflict of interest.
Compensation Peer Group
Given our unique history and business, market competitors and geographical location, the compensation and leadership committee believes that the competitive market for executive talent includes publicly traded technology companies, including Internet-based consumer, product, and services companies. Accordingly, the compensation and leadership committee develops a compensation peer group to contain a carefully selected cross-section of public companies using factors described below, with revenues and market capitalizations that are similar to ours and that may also compete in a similar market for executive talent.
Each year, in the fourth quarter, the Company reviews its standards and benchmarks for setting executive compensation including for our NEOs, for the upcoming fiscal year. One of the benchmarks we use is the peer group reference. In November 2021, the compensation and leadership committee directed Compensia to formulate a group of peer companies to be used as a reference for market positioning and for assessing competitive market practices in connection with making 2022 executive compensation decisions. Compensia reviewed the pool of U.S.-based publicly traded companies, taking into consideration our industry sector, the size of such companies (based on revenues and market capitalization) relative to our size and growth rate, and the following additional factors:
•the comparability of the company’s primary sales channels, including via the Internet;
•the company’s consumer products and/or business services focus;
•the comparability of the company’s operating history;
•the comparability of the company’s organizational complexities and growth attributes;
•the stage of the company’s maturity curve (which increases its likelihood of attracting the type of executive talent for whom we compete); and
•the comparability of the company’s operational performance (for consistency with our strategy and future performance expectations).
Following this review, Compensia recommended to the compensation and leadership committee a peer group of 18 information technology and consumer-oriented companies, which the compensation and leadership committee subsequently approved. The selected companies had revenues ranging from $300 million to $2.4 billion and market capitalizations ranging from $679 million to $11.9 billion, and similar consumer product and subscription businesses. The compensation and leadership committee reviewed the compensation data drawn from the compensation peer group to develop a representation of the “competitive market” specifically tailored to GoPro with respect to current executive compensation levels and related policies and practices. The compensation and leadership committee then evaluated how its contemplated compensation actions and decisions compared to the competitive market. The 2022 compensation peer group differs slightly from the 2021 peer group due to the removal of Fitbit, which was acquired and is no longer a peer company. The compensation and leadership committee believes that the changes to the compensation peer group create a better alignment with respect to key financial criteria and companies in comparable industries.
The companies comprising the 2022 compensation peer group are as follows:

Acushnet Holdings	Fossil Group	Movado Group	Stitch Fix
Axon Enterprise	Gogo	NETGEAR	Universal Electronics
Callaway Golf Company	Groupon	Plantronics (Poly)	Vista Outdoor
Crocs	iRobot	Shutterstock	YETI Holdings
	MoneyGram International	Sonos

The compensation and leadership committee does not believe that it is appropriate to make compensation decisions, whether regarding base salaries or short-term or long-term incentive compensation, solely using benchmarking as guidance. The compensation and leadership committee, however, does believe that information regarding the compensation practices at our compensation peer group is useful in two respects. First, the compensation and leadership committee recognizes that our compensation policies and practices must be competitive in the marketplace. Second, this information is useful in assessing the reasonableness and appropriateness of individual executive compensation elements and of our overall executive compensation packages.
Other Compensation Policies
Compensation Recoupment Policy
We maintain a compensation recoupment policy applicable to cash incentive-based compensation awards paid to our executive officers. In the event of a substantial restatement of financial results filed with the SEC , the policy permits the board, if the board determines appropriate under the circumstances and the executive officer engaged in fraud or intentional illegal conduct that materially contributed to the restatement, to seek recovery of all or any portion of the cash incentive awards paid or awarded to an executive officer in excess of the awards that would have been paid or awarded based on the restated financial results.
In addition, pursuant to Section 304 of the Sarbanes-Oxley Act of 2002, as applicable to all public companies, we may be legally required to seek reimbursement from our Chief Executive Officer and Chief Financial Officer if, as a result of their misconduct, we restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws.
Equity Grant Policy
It is our policy to avoid the granting of equity awards close in time to the release of material non-public information, and we have adopted a written equity grant policy to specify the timing of the effectiveness of our equity awards to avoid such timing. This policy, which we review annually and update as necessary, provides the following guidelines to be observed by the compensation and leadership committee and our board of directors in administering the grant of equity awards under our equity compensation plans in 2022:

•upon our IPO, when the 2014 Plan became effective, our board of directors delegated to the compensation and leadership committee the express authority to administer our 2014 Plan, including the authority to grant awards under the 2014 Plan;
•our board of directors has delegated to the equity management committee (a committee consisting solely of our Chief Executive Officer) the non-exclusive authority to grant equity awards under the 2014 Plan to employees below the level of executive staff vice president (i.e., employees who are not Section 16 officers and who are not listed as members of our management team in our investor relations website) where the awards fall within standard guidelines approved by the compensation and leadership committee and subject to a limitation on the number of shares of our Class A common stock that may be granted in any year;
•equity awards approved by the equity management committee will be periodically granted on the 15th day of February, May, August or November;
•all equity awards granted outside the equity management committee guidelines or to our employees at or above the level of vice president who serve on the Company’s executive staff must be approved by the compensation and leadership committee; and
•all equity awards to the non-employee members of our board of directors will be granted automatically in accordance with the terms of our Director Compensation Policy.
Under our 2014 Plan, the exercise price of any option to purchase shares of our Class A common stock may not be less than the fair market value (based on the market closing price) of our Class A common stock on the date of grant.
Stock Ownership Guidelines
The Company maintains stock ownership guidelines to better align the interests of our Chief Executive Officer, our President, our Chief Operating Officer, our Chief Financial Officer, our other Section 16 Officers, and our non-employee directors with the interests of our stockholders (we currently do not have an executive with the title of President). Pursuant to the stock ownership guidelines, our Chief Executive Officer should achieve ownership of our common stock valued at five times his annual base salary within five years of becoming Chief Executive Officer. Our President, Chief Operating Officer, Chief Financial Officer and other Section 16 Officers should achieve ownership of our common stock valued at two times their annual base salary within five years of becoming subject to the policy. Our non-employee directors should achieve ownership of our common stock valued at five times the amount of the annual retainer payable to directors within five years of joining our board of directors. The ownership levels of our directors and executive officers as of March 31, 2023, are set forth in the beneficial ownership table section below, and all are currently on track to meet their requirement by the deadline, and were in compliance with our stock ownership guidelines as of March 31, 2023.
Derivatives Trading and Hedging and Pledging Policies
We have adopted a policy prohibiting our employees, including our executive officers, and members of our board of directors from speculating in our equity securities, including the use of short sales or any equivalent transaction involving our equity securities. In addition, they may not engage in any other hedging, pledging or monetization transactions or trading on margin and other similar or related arrangements, with respect to the securities that they hold. Finally, no employee, including an executive officer, or member of our board of directors may acquire, sell, or trade in any interest or position relating to the future price of our equity securities.
Rule 10b5-1 Sales Plans
From time to time, certain of our directors and executive officers have adopted written plans, known as Rule 10b5-1 plans, in which they have contracted with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or officer when entering into the plan, without further direction from the director or officer. The director or officer may amend or terminate the plan in some circumstances. The adoption, amendment, termination and certain other actions with respect to Rule 10b5-1 plans must comply with the terms of GoPro's Insider Trading Policy, which was recently amended to include the latest 10b5-1 rule changes .
Frequency of Say-on-Pay Advisory Vote
At our 2021 annual meeting of stockholders, our stockholders selected "annually" as the frequency at which stockholders will vote on a non-binding advisory basis to approve the compensation to be paid by us to our NEOs. After careful consideration, the nominating and governance committee and board of directors recommended and approved that future advisory votes on compensation of our NEOs be held on an annual basis, beginning at our 2022 annual meeting. Our board of directors believes holding an annual non-binding advisory vote is desirable because it provides immediate and direct input from our stockholders on our compensation principles and practices as disclosed in the proxy statement every year. This policy will remain in effect until the next stockholder vote on the frequency of stockholder advisory votes on the compensation of NEOs, expected to be held at our 2027 annual meeting of stockholders.
Tax and Accounting Considerations
Deductibility of Executive Compensation
Section 162(m) of the Tax Code generally disallows public companies a tax deduction for federal income tax purposes of remuneration in excess of $1 million paid to certain executive officers.
The Tax Cuts and Jobs Act enacted in December 2017 repealed exceptions to the deductibility limit that were previously available for “qualified performance-based compensation,” including stock option grants, effective for taxable years after December 31, 2017. As a result, any compensation paid to certain of our executive officers in excess of $1 million will be non-deductible unless it qualifies for transition relief afforded to compensation payable pursuant to certain binding arrangements in effect on November 2, 2017, and which have not subsequently been materially modified.

Accounting for Stock-Based Compensation
The compensation and leadership committee considers the potential accounting treatment in designing compensation plans and arrangements for our executive officers and other employees. Chief among these is FASB ASC Topic 718, the standard which governs the accounting treatment of stock-based compensation awards.
FASB ASC Topic 718 requires us to recognize the grant date fair value of all share-based payment awards to employees in our financial statements, including grants of options to purchase shares of our Class A common stock as well as RSUs and PSUs that may be settled for shares of our Class A common stock.
FASB ASC Topic 718 also requires us to recognize the compensation cost of our share-based payment awards in our income statement over the period that an employee, including our executive officers, is required to render service in exchange for the award (which, generally, will correspond to the award’s vesting schedule).
Compensation-Related Risks
Our board of directors is responsible for the oversight of our risk profile, including compensation-related risks. The compensation and leadership committee monitors our compensation policies and practices as applied to our employees to ensure that these policies and practices do not encourage excessive and unnecessary risk-taking. Annually, our compensation and leadership committee conducts a review of our compensation programs, including our executive compensation program, and, based on this review, determined that the level of risk associated with these programs is not reasonably likely to have a material adverse effect on the Company.
Executive Compensation Decisions for 2022
Base Salary for Named Executive Officers
In February 2022, the compensation and leadership committee approved Mr. Woodman's base salary of $850,000, which is the same as his base salary for 2021, with such approval effective January 1, 2022. In February 2022, the compensation and leadership committee also reviewed Mr. McGee, Ms. Saltman, Mr. Hinge and Mr. Jahnke's base salaries based on an analysis prepared by Compensia regarding the competitive market, as well as the performance of these NEOs as evaluated by our Chief Executive Officer. At that time, the compensation and leadership committee approved a base salary of $700,000 for Mr. McGee, $470,000 for Ms. Saltman, $410,000 for Mr. Hinge and $432,000 for Mr. Jahnke, with such approval effective January 1, 2022.
The base salaries of our NEOs during 2022 are set forth in the “2022 Summary Compensation Table” below.
Annual Cash Bonuses for Named Executive Officers
In February 2022, the compensation and leadership committee designed cash bonus opportunities for our executive officers, including our NEOs. The compensation and leadership committee exercised its authority to select revenue, pre-tax profit/loss and paid subscriptions weighted at 25%, 50% and 25% respectively, as the performance measures for the 2022 annual cash bonus opportunities for our executive officers, and also established the related threshold and target performance levels for each of these measures.
Under the 2022 Executive Bonus Plan, the performance measures involving our financial results could be determined in accordance with GAAP, or such financial results could consist of non-GAAP financial measures, subject to adjustment by the compensation and leadership committee for one-time items or unbudgeted or unexpected items when determining whether the target levels for the performance measures had been met.
Individual payouts of between 0% and 130% of funded bonuses (with the aggregate individual payouts not to exceed the overall funding level of the plan itself) would also reflect individual performance, based on a review of each executive officer’s actual performance during the year, as ultimately determined by our compensation and leadership committee.
Target Bonus Opportunities
For 2022, the target annual cash bonus opportunities for each of our NEOs under the 2022 Executive Bonus Plan, expressed as a percentage of his or her annual base salary, were as follows:

Named Executive Officer	Annual Base Salary ($)	Target Bonus Opportunity (as a percentage of base salary) (%)	Target Bonus Opportunity ($)
Nicholas Woodman	850,000	100	850,000
Brian McGee	700,000	100	700,000
Eve Saltman	470,000	75	352,500
Kevin Hinge	410,000	75	307,500
Dean Jahnke (1)	432,000	75	324,000
(1)Mr. Jahnke's target bonus opportunity (as a percentage of base salary) includes a split reflecting 50% on the executive bonus plan and 25% on the sales incentive plan.

The target financial objectives reflected our annual operating plan and allowed for recognition of individual contributions toward achievement of those objectives and the successful execution of each executive’s individual roles and responsibilities. Target bonus opportunities differ among NEOs based on market data, position and level.

Corporate Performance Objectives
For purposes of the 2022 Executive Bonus Plan, the compensation and leadership committee selected revenue, pre-tax profit/loss and subscriptions as the corporate performance measures weighted at 25%, 50% and 25% respectively, each corresponding to a plan funding level of between 50% and 150%, based on our actual performance between threshold, target, and maximum levels. The CLC chose these metrics to prioritize our focus on top and bottom line growth as well as our growing subscriptions business. The 2022 Executive Bonus Plan would fund at 0% for actual performance below the threshold level, with the combined component percentages (either a percentage between 50% and 150% or 0%) determining the plan funding percentage of between 50% and 150% calculated on a straight-line basis between the respective threshold and target percentages. The CLC established target performance levels for each component at levels that it believed to be challenging, but attainable, through the successful execution of our annual operating plan. The target levels for the 2022 corporate performance measures were as follows:

Metric & Weights
25%
25%
50%
Revenue
Subscription
Pre-Tax Profit/Loss

40% of each executive's bonus target would be attributable to the period ending June 30, 2022 (the "First Half" and the "First Half Bonus Target") and 60% to the period ending December 31, 2022 (the "Second Half" and the "Second Half Bonus Target"). In addition, each executive would be eligible to earn up to an additional 50% of their full bonus target (the "Annual Kicker"). The threshold and target levels of achievement for each corporate performance measure and their respective plan funding percentages, with the actual plan funding percentage with respect to each measure to be determined independently were as follows:

2022 First Half Bonus Metrics

Company Performance Component(1)		Threshold	Target
Revenue (2)	Level of Attainment	$450 million	$474 million
	Component Funding	50%	100%
Pre-Tax Profit/Loss (2) (3)	Level of Attainment	$20 million	$25 million
	Component Funding	50%	100%
Subscription (4)	Level of Attainment	1.8 million Paid Subscribers	1.884 million Paid Subscribers
	Component Funding	50%	100%

2022 Second Half Bonus Metrics

Company Performance Component(1)		Threshold	Target
Revenue (2)	Level of Attainment	$750 million	$790 million
	Component Funding	50%	100%
Pre-Tax Profit/Loss (2) (3)	Level of Attainment	$130 million	$141 million
	Component Funding	50%	100%
Subscription (4)	Level of Attainment	2.1 million Paid Subscribers	2.2 million Paid Subscribers
	Component Funding	50%	100%

2022 Annual Kicker Bonus Metrics

Company Performance Component(1)		Target	Maximum
Revenue (2)	Level of Attainment	$1.264 billion	$1.33 billion
	Component Funding	—%	50%
Pre-Tax Profit/Loss (2) (3)	Level of Attainment	$166 million	$182 million
	Component Funding	—%	50%
Subscription (4)	Level of Attainment	2.2 million Paid Subscribers	2.4 million Paid Subscribers
	Component Funding	—%	50%

(1)All levels of attainment between the threshold and target or between the target and maximum is subject to linear interpolation in order to determine the component funding percentage.
(2)Revenue is calculated by our finance department and verified by our executive management, subject to certification and final approval by our compensation and leadership committee.

(3)Pre-tax profit/loss is determined on a non-GAAP basis, which excludes stock compensation expenses, intangible charges, and other one-time charges as appropriate but includes bonus expense (including bonus payments under this 2022 Executive Bonus Plan).

(4)Subscription refers to the total number of paid subscribers of the Company’s GoPro Plus subscription services measured as the end of the First Half (ending June 30) and the end of the Second Half (ending December 31).

After the overall level of funding under the 2022 Executive Bonus Plan was determined (between 50% and 150%), our compensation and leadership committee could then adjust individual payouts between 0% and 130% of funded levels, provided that the aggregate bonus payouts under the plan could not exceed the overall level of funding of the plan itself. Notwithstanding any other provision herein to the contrary, no participant may receive a bonus payment of more than ten million dollars ($10,000,000) under the 2022 Executive Bonus Plan during any fiscal year.
2022 Performance Results and Bonus Decisions
In August 2022, the compensation and leadership committee determined that, based on actual 2022 First Half performance with respect to each corporate performance measure, the revenue result was between threshold and target and the pre-tax profit and subscription results exceeded target. The combined attainment and payout results were at 96.56% of First Half Bonus Target opportunities.
Executive First Half Bonus Attainment and Payout

Metric	Weight	% of Attainment	Weighted Total Payout as a % of target
Revenue	25%	86%	22%
Pre-Tax Profit/Loss	50%	100%	50%
Subscription	25%	100%	25%
			96.56%
In February 2023, the compensation and leadership committee determined that, based on actual 2022 Second Half performance with respect to revenue and pre-tax profit, results did not meet the threshold attainment. Both performance metrics were negatively impacted by global currency exchange and macroeconomic challenges that impacted demand. Second Half performance with respect to subscription results of 2.25 million paid subscribers exceeded the target attainment; however, when combined with the other performance metrics, attainment did not meet the minimum funding for a Second Half bonus payout.
Executive Second Half Bonus Attainment and Payout

Metric	Weight	% of Attainment	Weighted Total Payout as % of Target
Revenue	25%	0%	0%
Pre-Tax Profit/Loss	50%	0%	0%
Subscription	25%	100%	25%
			0%

Long-Term Incentive Compensation
Equity Awards for Named Executive Officers
In 2022, the compensation and leadership committee directed Compensia to review the various long-term incentive vehicles used by our peers and determined that designing a compensation plan using a mix of 25% stock options, 50% RSUs and 25% PSUs would be the best approach for us to attract and retain key talent in our industry and align our executive officers’ interests with the long-term interests of our stockholders. The PSU award would vest only if the committee determined that the "Threshold Profitability Hurdle” in pre-tax profit/loss and the "Threshold Subscription Hurdle," each weighted at 50%, for fiscal year 2022. If the committee determined that the Threshold Profitability Hurdle and Threshold Subscription Hurdle had not been achieved, none of the shares under the PSU award would vest and the PSU award would permanently and immediately cancel in full without consideration.

Company Performance Target		Threshold	Target	Maximum
Pre-Tax Profit/Loss (1) (2)	Level of Attainment	$150.0 million	$166.0 million	$182.0 million
	Component Vesting	25%	100%	150%
Subscription	Level of Attainment	2,100K paid subscribers	2,200K subscribers	2,400K paid subscribers
	Component Vesting	25%	100%	150%
In February 2022, the compensation and leadership committee awarded Messrs. Woodman, McGee, Jahnke and Hinge and Ms. Saltman PSUs that may be settled in shares of our Class A common stock. In addition, our NEOs other than our CEO were awarded stock options to purchase shares of our Class A common stock and RSUs that may be settled in shares of our Class A common stock. These awards were based on the competitive market for their respective roles, contributions in 2021 and expected long-term contributions to GoPro.
The equity awards granted to our NEOs in 2022 are set forth in the “2022 Summary Compensation Table” and the “2022 Grants of Plan-Based Awards Table” below.
2022 Compensation for our Chief Executive Officer
In February 2022, the compensation and leadership committee approved Mr. Woodman's base salary of $850,0000 effective January 1, 2022. In addition, Mr. Woodman's annual bonus target remained unchanged at 100% of his base salary.

Severance and Change in Control Arrangements
Employment Arrangements
We have entered into written employment offer letters with each of our executive officers, including our Chief Executive Officer and our other NEOs. Each of these arrangements was approved on our behalf by our board of directors or the compensation and leadership committee. We believe that these arrangements were appropriate to induce these individuals to forego other employment opportunities or leave their current employer for the uncertainty of a demanding position in a new and unfamiliar organization.

In entering into these arrangements, our board of directors or the compensation and leadership committee, as applicable, was aware that it would be necessary to recruit candidates with the requisite experience and skills to manage a growing business in a dynamic and ever-changing environment. Accordingly, it recognized that it would need to develop competitive compensation packages to attract qualified candidates in a highly-competitive labor market. At the same time, our board of directors or the compensation and leadership committee, as applicable, was sensitive to the need to integrate new executive officers into the executive compensation structure that it was seeking to develop, balancing both competitive and internal equity considerations.
Each of these employment arrangements provides for “at will” employment and sets forth the initial or ongoing compensation arrangements for the NEO, including an initial or ongoing base salary, a target annual cash bonus opportunity, and, in some instances, a recommendation for an equity award in the form of stock options, RSUs, and/or PSUs.
For a summary of the material terms and conditions of the employment arrangements with each of our NEOs, see “Employment, Severance and Change in Control Agreements” below.
Change in Control and Severance Policy
In January 2014, we adopted a Change in Control and Severance Policy, with payments and benefits triggered by a qualifying termination of employment in the event of a change in control of the Company applicable to our executive officers, including our NEOs and certain other employees, pursuant to which each individual entered into a written agreement governing such situations. We believe that the severance policy serves several objectives. First, it eliminates the need to negotiate separation payments and benefits on a case-by-case basis. Second, it helps assure an executive officer that his or her severance payments and benefits are comparable to those of other executive officers with similar levels of responsibility and tenure. Third, it incentivizes our executive officers to remain employed and focused on their responsibilities during the pendency or negotiation of a change in control transaction, which we believe would help to preserve our value and the potential benefit to be received by our stockholders in the transaction. Finally, the Change in Control and Severance Policy is easier for us to administer than individually negotiated severance agreements, as it requires less time and expense in negotiation and execution.
The agreements with our executive officers, including each of our NEOs (other than our Chief Executive Officer) require us to provide certain payments and benefits upon a qualifying termination of employment, which includes a termination of employment without cause or where the NEO resigns with good reason, within three months preceding or 12 months following a change in control of our company. The receipt of these payments and benefits is contingent upon the NEO’s execution, delivery, and non-revocation of a release and waiver of claims satisfactory to us following the NEO's separation from service. In addition, for six months following the termination of employment, and as a condition to the payments and benefits, the NEO must cooperate with any transition efforts that we request and must not disparage us, or our directors, officers or employees. As noted in the following paragraph, Mr. Woodman, our Chief Executive Officer, is no longer a party to these agreements.
We entered into an employment letter with Mr. Woodman in June 2014, the terms of which supersede in their entirety the change in control and severance agreement he executed in January 2014. This employment letter sets forth the post-employment compensation arrangements for Mr. Woodman in the event of a qualifying termination of employment in connection with a change in control of GoPro.
For descriptions of the change in control severance arrangements with each of our NEOs, including an estimate of the amount payable upon a qualifying termination of employment, see “Arrangements with Our Named Executive Officers” below.
Executive Severance Policy
Subject to executing a written agreement setting forth the terms and conditions of the Executive Severance Policy, our senior leadership team, including all of our NEOs other than our Chief Executive Officer, and all our employees with the title of Vice President may receive benefits under our Executive Severance Policy.
Under the Executive Severance Policy, if a participant undergoes a qualifying termination of employment (as defined in the Executive Severance Policy) and executes an irrevocable general release of claims in favor of GoPro within 60 days following such qualifying termination of employment, we will provide the participant the following severance payments and benefits (in addition to compensation and benefits earned by the participant but not yet paid through the termination date):
•Cash Severance. We will pay the participant a cash lump sum equal to 12 months of the participant’s base salary (less applicable deductions and withholding), as in effect immediately prior to the participant’s termination by GoPro or, in the case of voluntary termination by the participant with good reason (as defined in the policy), immediately prior to the occurrence of the event constituting good reason.
•COBRA Payments. Subject to the participant timely electing coverage in accordance with the requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), we will continue to pay the employer portions of such insurance premiums for the participant and/or his or her eligible dependents, for up to 12 months following the participant’s termination. Such COBRA subsidies will cease, however, if a participant becomes eligible for comparable group medical, dental and/or vision insurance coverage under the plan(s) of a subsequent employer, or if the participant otherwise ceases to be eligible to receive COBRA coverage under our plan(s), before the end of the 12-month period.
If the participant is or becomes eligible to receive any other cash severance payments and benefits from us comparable to those described in the “Cash Severance” paragraph above, including under a “double-trigger” arrangement in connection with a change in control of GoPro (such as under our Change in Control and Severance Policy), the participant will receive the greater of the payments and benefits under the Executive Severance Policy or under the other arrangement (such as the Change in Control and Severance Policy).
Finally, participants in the Executive Severance Policy are required to agree that, during the six-month period following their cessation of employment, they will cooperate with us in every reasonable respect, use their best efforts to assist us with the transition of their duties to their successors and not in any way or by any means disparage GoPro, the members of our board or our officers and employees.

For descriptions of the severance arrangements with each of our NEOs, including an estimate of the amount payable upon a qualifying termination of employment, see “Arrangements with Our Named Executive Officers” below.

2023 Base Salary for Named Executive Officers

In February 2023, the compensation and leadership committee reviewed Mr. Woodman's base salary and determined it would remain unchanged for 2023. The compensation and leadership committee also reviewed Mr. McGee's, Ms. Saltman's, Mr. Hinge's and Mr. Jahnke's base salaries based on an analysis prepared by Compensia regarding the competitive market, as well as the performance of these NEOs as evaluated by our Chief Executive Officer. At that time, the compensation and leadership committee approved a base salary of $730,000 for Mr. McGee, $489,000 for Ms. Saltman and $449,500 for Mr. Jahnke. The compensation and leadership committee determined Mr. Hinge's base salary of $410,000 remained unchanged for 2023 due to his resignation from the Company effective May 19, 2023.

REPORT OF THE COMPENSATION AND LEADERSHIP COMMITTEE
This report of the compensation and leadership committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.
Our compensation and leadership committee has reviewed and discussed the “Compensation Discussion and Analysis” required by Item 402(b) of Regulation S-K with management and based on such review and discussions, the compensation and leadership committee recommended to our board of directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2022.
Submitted by the Compensation and Leadership Committee
Susan Lyne, Chair
Peter Gotcher
James Lanzone
Lauren Zalaznick

EXECUTIVE COMPENSATION TABLES

2022 Summary Compensation Table

The following table provides information concerning compensation awarded to, earned by or paid to each of our NEOs for 2022, 2021 and 2020.

Name and Principal Position	Year		Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)		Total ($)
Nicholas Woodman,	2022		850,000	3,615,355	—	325,605	184	(5)	4,791,144
Chief Executive Officer	2021		850,000	3,121,199	—	1,139,000	166	(5)	5,110,365
	2020	(4)	240,962	2,934,573	—	0	160	(5)	3,175,695
Brian McGee	2022		700,000	1,335,720	440,960	268,146	184	(5)	2,745,010
Executive Vice President, Chief Financial Officer and Chief Operating Officer	2021		575,000	869,475	290,055	577,875	166	(5)	2,312,571
	2020		525,000	887,473	292,535	—	160	(5)	1,705,168
Eve Saltman,	2022		470,000	567,684	187,410	135,030	184	(5)	1,360,308
Senior Vice President, Corporate & Business Development, Chief Legal Officer and Secretary	2021		448,895	659,979	220,888	345,182	166	(5)	1,675,110
	2020		424,616	496,980	163,820	—	11,151	(6)	1,096,567
Kevin Hinge(9) Senior Vice President, Chief Supply Chain Officer	2022		410,000	500,894	165,362	117,793	184	(5)	1,194,233
Dean Jahnke	2022		432,000	567,684	187,410	112,194	184	(5)	1,299,472
Senior Vice President, Global Sales & Channel Marketing	2021		412,000	468,177	156,183	409,019	1,366	(7)	1,446,745
	2020		399,808	496,980	163,820	—	12,760	(8)	1,073,368

(1) The amounts reported in this column represent the aggregate grant date fair value of the RSUs or PSUs, as applicable, made to each NEO in 2022, 2021 and 2020 computed in accordance with FASB ASC Topic 718 and excluding the effect of estimated forfeitures. For all three years, PSUs were included in in the mix of equity awards granted to our NEOs and are included in the "Stock Awards" column in the table above, along with time-based RSUs. The performance metrics selected for the PSUs in each year were based solely on internal Company goals for a single fiscal year (FY 2020 (revenue, profitability and subscriptions), and, as such, the PSUs were determined to be performance awards under FASB ASC Topic 718.

The grant date fair value for both time-based RSU and PSU awards was determined to be equal to the closing price of our Class A common stock on the date of grant.

The number of PSUs that ultimately vest, if any, depends on whether the Company achieves certain levels of performance with respect to the designated performance measures. The grant date fair values of the PSUs included in this column are based on payouts at target, which we determined, in accordance with the applicable stock-based compensation accounting rules, to be the probable levels of achievement of the performance goals related to those awards at the time of grant. The table below shows the grant date fair value of the PSUs granted during fiscal 2022, assuming that: (i) our performance with respect to those performance measures will be at target levels (i.e., probable performance); and (ii) our performance with respect to those performance measures will be at levels that would result in a maximum payout.

Note that the amounts reported in this column and the table below reflect the accounting cost for these RSUs or PSUs, as applicable, and do not correspond to the actual economic value that may be received by the NEO.

Name	Fiscal Year of Grant	Grant Date Fair Value (Target/Probable Performance) ($)	Grant Date Fair Value (Maximum Performance) ($)
Nicholas Woodman	2022	3,615,355	5,423,041
Brian McGee	2022	445,240	667,890
Eve Saltman	2022	189,225	283,855
Kevin Hinge	2022	166,962	250,473
Dean Jahnke	2022	189,225	283,855

(2)The amounts reported in this column represent the aggregate grant date fair value of option awards made to each NEO in 2022, 2021 and 2020 computed in accordance with FASB ASC Topic 718 and excluding the effect of estimated forfeitures. The assumptions used in calculating the grant date fair value of the option awards reported in the Option Awards column are set forth in Note 6 to the audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 10, 2023. Note that the amounts reported in this column reflect the accounting cost for these options and do not correspond to the actual economic value that may be received by the NEO.
(3)The amounts reported in this column represent the NEO’s annual cash bonus awards, which for 2022 and 2021, we awarded under the 2022 Executive Bonus Plan and the 2021 Executive Bonus Plan, respectively, based on the compensation and leadership committee’s determination of individual and overall company performance. No bonus was paid for 2020 under the 2020 Executive Bonus Plan.
(4)In April 2020, our CEO volunteered to forego the remainder of his salary through the end of 2020 due to the impact of the Covid-19 pandemic on the business.
(5)Represents the value of corporate merchandise.
(6)Represents $10,991 in matching 401(k) account contributions and $160 in value of corporate merchandise.
(7)Represents $1,200 in waived medical reimbursement and $166 in value of corporate merchandise.
(8)Represents $11,400 in matching 401(k) account contributions, $1,200 in waived medical reimbursement and $160 in value of corporate merchandise.
(9)Mr. Hinge was promoted to Senior Vice President, Chief Supply Chain Officer in February 2020 and designated by the Board as a Section 16 officer on February 16, 2022.

2022 Grants of Plan-Based Awards Table
The following table provides information concerning each grant of an award made in 2022 for each of our NEOs under any plan. This information supplements the information about these awards set forth in the 2022 Summary Compensation Table. All options and stock awards represented in the table below were granted pursuant to our 2014 Plan, unless otherwise noted.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Award Type	Grant Date	Approval Date	Threshold ($)(1)	Target ($)	Maximum ($)(2)	Threshold (#)(3)	Target (#)(3)	Maximum (#)(3)	All Other Stock Awards: Number of Shares or Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Nicholas Woodman	Cash	N/A	—	425,000	850,000	1,275,000
	PSU(5)	02/17/2022	02/17/2022	—	—	—	103,890	415,558	623,338	—	—	—	3,615,355
Brian McGee	Cash	N/A	—	215,625	431,250	646,875	—	—	—	—	—	—	—
	PSU(5)	02/17/2022	02/17/2022	—	—	—	9160 12,794.00	51,177	76,769	—	—	—	445,240
	RSU(6)	02/17/2022	02/17/2022	—	—	—	—	—	—	102,354	—	—	890,480
	Option(7)	02/17/2022	02/17/2022	—	—	—	—	—	—	—	87,260	8.70	440,960
Eve Saltman	Cash	N/A	—	137,100	274,200	411,300	—	—	—	—	—	—	—
	PSU(5)	02/17/2022	02/17/2022	—	—	—	5,438	21,750	32,627	—	—	—	189,225
	RSU(6)	02/17/2022	02/17/2022	—	—	—	—	—	—	43,501	—	—	378,459
	Option(7)	02/17/2022	02/17/2022	—	—	—	—	—	—	—	37,086	8.70	187,410
Kevin Hinge	Cash	N/A	—	131,400	262,800	394,200	—	—	—	—	—	—	—
	PSU(5)	02/17/2022	02/17/2022				4,798	19,191	28,790				166,962
	RSU(6)	02/17/2022	02/17/2022	—	—	—	—	—	—	38,383	—	—	333,932
	Option(7)	02/17/2022	02/17/2022	—	—	—	—	—	—	—	32,723	8.70	165,362
Dean Jahnke	Cash	N/A	—	154,500	309,000	463,500	—	—	—	—	—	—	—
	PSU(5)	02/17/2022	02/17/2022				5,438	21,750	32,627	—	—	—	189,225
	RSU(6)	02/17/2022	02/17/2022	—	—	—	—	—	—	43,501	—	—	378,459
	Option(7)	02/17/2022	02/17/2022	—	—	—	—	—	—	—	37,086	8.70	187,410
(1)As set forth under the 2022 Executive Bonus Plan, the threshold amount represents corporate financial performance of (i) achievement of revenue at $1.2 billion, (ii) achievement of pre-tax profit/loss of $150.0 million and (iii) achievement of the GoPro Subscription paid subscribers of 2,100,000, which, together, would result in an overall plan funding level of 50% and individual bonus payouts at 50% of annual target bonus opportunities for 2022, subject to adjustment by the compensation and leadership committee.
(2)As set forth under the 2022 Executive Bonus Plan, the maximum amount represents corporate financial performance of (i) achievement of revenue at $1.330 billion, (ii) achievement of pre-tax profit/loss of $182.0 million and (iii) achievement of the GoPro Subscription paid subscribers of 2,400,000 which, together, would result in an overall plan funding level of 150% and individual bonus payouts at 150% of annual target bonus opportunities for 2022, subject to adjustment by the compensation and leadership committee.
(3)The amounts in these columns represent the threshold, target, and maximum number of shares that may be earned and vest with respect to PSUs granted during fiscal 2022.
(4)The amounts reported in this column represent the aggregate grant date fair value of each award computed in accordance with FASB ASC Topic 718. The grant date fair value for PSU awards was computed based on achievement of the PSU awards’ performance at 100% of the target number of shares granted, which was the probable outcome of the performance conditions on the grant date. The grant date fair value for both RSUs and PSUs was determined to be equal to the closing price of our Class A common stock on date of grant. The assumptions used in calculating the grant date fair value of the option awards reported in the Option Awards column are set forth in Note 6 to the audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 10, 2023. Note that the amounts reported in this column reflect the accounting cost for these awards and do not correspond to the actual economic value that may be received by the NEO.
(5)The PSUs granted on February 17, 2022, are scheduled to vest between February 15, 2023, and February 15, 2025, subject to the satisfaction of the defined performance conditions for the performance period beginning on January 1, 2022, and ending on December 31, 2022, as determined by the committee.

The determination of the number of PSUs granted which are ultimately deemed to have been earned will be based on two equally-weighted metrics, the Profitability Attainment Metric (50% of the PSUs granted) and the Subscription Attainment Metric (50% of the PSUs granted). If the committee determines both the Threshold Profitability Hurdle and the Threshold Subscription Hurdle have not been achieved, none of the shares under the PSU awards will vest and all PSUs subject to the award will immediately be forfeited in their entirety. If the committee determines that the Threshold Hurdle of one or both metrics has been achieved or exceeded, the number of PSUs earned will be determined according to the Hurdle Schedule and the earned PSUs subject to that Hurdle will then be subject to the time-based vesting schedule described below.

	% PSUs Granted that are Earned
Performance Metric	Threshold	Target	Maximum
50% Profitability Attainment Hurdle	25%	100%	150%
50% Subscription Attainment Hurdle	25%	100%	150%

If the achievement against either of the Hurdles falls between the Threshold and the Target or between the Target and the Maximum, the committee will determine the number of PSUs subject to that metric which will be deemed to have been earned and become subject to the time-based vesting.

After the number of earned PSUs has been determined, 1/3rd of the earned PSUs will vest on the later of (x) February 15, 2023, or (y) the date when the committee determines the Hurdle(s) achieved, and the remaining earned PSUs will vest quarterly thereafter as to 1/12th of the earned PSUs on the 15th of each of February, May, August and November, subject to the participant’s continued service to the Company through each vesting date. Earned but unvested PSUs may accelerate and become vested subject to the terms of the change in control and severance agreement between the participant and the Company.

(6)    One-fourth of the total RSUs granted will vest on February 15, 2023, and an additional 1/4th will vest annually thereafter until the units are fully vested, subject to the participant’s continued service to the Company through each vesting date. Unvested RSUs may accelerate and become vested subject to the terms of the change in control and severance agreement between the participant and the Company.

(7)    One-fourth of the total options granted vested on February 15, 2023, and an additional 1/48th will vest monthly thereafter until the options are fully vested, subject to the participant’s continued service to the Company through each vesting date. Unvested options may accelerate and become vested and exercisable subject to the terms of the change in control and severance agreement between the participant and the Company.

Outstanding Equity Awards at December 31, 2022 Table
The following table provides information concerning unexercised options, stock that has not vested and outstanding equity incentive plan awards for each NEO as of December 31, 2022.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Options Unexercisable	Option Exercise Price ($)(1)	Option Expiration Date	Award Type	Equity Incentive Plan Awards: Number of Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Shares, Units or Other Rights That Have Not Vested ($)(2)	Award Type	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Nicholas Woodman	—	—	—	—	PSU(3)	44,954	223,871	N/A	—	—
	—	—	—	—	PSU(4)	212,423	1,057,867	N/A	—	—
	—	—	—	—	PSU(5)	293,383	1,461,047	N/A	—	—
Brian McGee	30,000(6)	0	28.54	10/14/2025	RSU(7)	24,423	121,627	N/A	—	—
	86,800(8)	0	10.71	02/02/2026	RSU(9)	72,506	361,080	N/A	—	—
	113,636(10)	0	9.44	02/14/2027	RSU(11)	54,961	273,706	N/A	—	—
	25,184(12)	0	5.74	05/14/2028	RSU(13)	102,354	509,723	N/A	—	—
	91,826(14)	3,993(14)	7.55	05/14/2029	PSU(3)	4,532	22,569	N/A	—	—
	48,225(15)	42,198(15)	4.08	02/17/2030	PSU(4)	19,727	98,240	N/A	—	—
	29,036(16)	34,317(16)	7.91	02/22/2031	PSU(5)	36,130	179,927	N/A	—	—
	0(17)	87,260(17)	8.70	02/16/2032
Eve Saltman	138,889(18)	0	5.58	04/15/2028	RSU(7)	13,322	66,344	N/A	—	—
	40,087(14)	2,178(14)	7.55	05/14/2029	RSU(9)	40,603	202,203	N/A	—	—
	45,388(15)	23,631(15)	4.08	02/17/2030	RSU(11)	31,708	157,906	N/A	—	—
	16,751(16)	19,799(16)	7.91	02/22/2031	RSU(13)	8,007	39,875	N/A	—	—
	3,648(19)	5,570(19)	9.89	05/16/2031	RSU(20)	43,501	216,635	N/A	—	—
	0(17)	37,086(17)	8.70	02/16/2032	PSU(3)	2,537	12,634	N/A	—	—
	—	—	—	—	PSU(4)	11,383	56,687	N/A	—	—
	—	—	—	—	PSU(4)	2,874	14,313	N/A	—	—
	—	—	—	—	PSU(5)	15,355	76,468	N/A	—	—
Kevin Hinge	47,393(21),	0	15.61	08/14/2026	RSU(22)	9,691	48,261	N/A	—	—
	46,404(23)	0	9.44	02/14/2027	RSU(9)	43,504	216,650	N/A	—	—
	17,401(24)	0	8.64	05/14/2027	RSU(11)	31,708	157,906	N/A	—	—
	34,778(25)	4,045(25)	6.78	05/27/2029	RSU(13)	38,383	191,147	N/A	—	—
	61,487(15)	25,319(25)	4.08	02/17/2030	PSU(3)	2,719	13,541	N/A	—	—
	16,751(16)	19,799(16)	7.91	02/22/2031	PSU(4)	11,383	56,687	N/A	—	—
	0(17)	32,723(17)	8.70	02/16/2032	PSU(5)	13,549	67,474	N/A	—	—
Dean Jahnke	9,600(26)	0	16.39	04/30/2024	RSU(7)	15,542	77,399	N/A	—	—
	55,626(27)	0	5.83	08/14/2028	RSU(9)	40,603	202,203	N/A	—	—
	58,435(14)	2,541(14)	7.55	05/14/2029	RSU(11)	29,595	147,383	N/A	—	—
	57,388(15)	23,631(15)	4.08	02/17/2030	RSU(13)	43,501	216,635	N/A	—	—
	15,634(16)	18,479(16)	7.91	02/22/2031	PSU(3)	2,537	12,634	N/A	—	—
	0(17)	37,086(17)	8.70	02/16/2032	PSU(4)	10,622	52,898	N/A	—	—
	—	—	—	—	PSU(5)	15,355	76,468	N/A	—	—
(1)Represents the fair market value of a share of our Class A or Class B common stock, as applicable. For options granted pre-IPO, market value of our common stock was determined by our board of directors on the date of grant. For options granted after our IPO, market value is the closing price of our Class A common stock on the date of grant. See Note 6 to the audited financial statements included in our

Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 10, 2023, for a discussion of the valuation of our Class A common stock.
(2)The amounts in these columns represent shares underlying RSUs with service-based vesting requirements, including PSUs for which the performance conditions have been satisfied but are subject to additional time-based service requirements. The PSUs for which the performance conditions have been satisfied continue to be denoted as "PSUs" in these columns for reference. The share numbers and values for the 2020 PSUs for which the performance conditions have been met reflect a downward adjustment to 75% of the original target shares based on the goal metric certification by the compensation and leadership committee on February 10, 2021.The share numbers and values for the 2021 PSUs for which the performance conditions have been met reflect an upward adjustment to 129.2% of the original target shares based on the goal metric certification by the compensation and leadership committee on February 2, 2022. The share numbers and values for the 2022 PSUs for which the performance conditions have been met reflect a downward adjustment to 55.9% of the original target shares based on the goal metric certification by the compensation and leadership committee on February 06, 2023.
(3)After the number of earned PSUs was determined by the compensation and leadership committee on February 10, 2021, 1/3rd of the earned PSUs vested on February 15, 2021, and the remaining earned PSUs will vest quarterly on the 15th of each of February, May, August and November, until the PSUs are fully vested, subject to the participant’s continued service to the Company through each vesting date. Unvested PSUs may accelerate and become vested subject to the terms of the change in control and severance agreement between the participant and the Company.
(4)After the number of earned PSUs was determined by the compensation and leadership committee on February 2, 2022, 1/3rd of the earned PSUs vested on February 15, 2022, and the remaining earned PSUs will vest quarterly on the 15th of each of February, May, August and November, until the PSUs are fully vested, subject to the participant’s continued service to the Company through each vesting date. Unvested PSUs may accelerate and become vested subject to the terms of the change in control and severance agreement between the participant and the Company.
(5)After the number of earned PSUs was determined by the compensation and leadership committee on February 6, 2023, 1/3rd of the earned PSUs vested on February 15, 2023, and the remaining earned PSUs will vest quarterly on the 15th of each of February, May, August and November, until the PSUs are fully vested, subject to the participant’s continued service to the Company through each vesting date. Unvested PSUs may accelerate and become vested subject to the terms of the change in control and severance agreement between the participant and the Company.
(6)One-fourth of the total options granted vested on September 28, 2016, and an additional 1/48th vested monthly thereafter until the options were fully vested. These options are now fully vested.
(7)One-fourth of the total RSUs granted vested on February 15, 2020, and an additional 1/4th will vest annually thereafter until the units are fully vested, subject to the participant’s continued service to the Company through each vesting date. Unvested RSUs may accelerate and become vested subject to the terms of the change in control and severance agreement between the participant and the Company.
(8)One-fourth of the total options granted vested on February 3, 2017, and an additional 1/48th vested monthly thereafter until the options were fully vested. These options are now fully vested.
(9)One-fourth of the total RSUs granted vested on February 15, 2021, and an additional 1/4th will vest annually thereafter until the units are fully vested, subject to the participant’s continued service to the Company through each vesting date. Unvested RSUs may accelerate and become vested subject to the terms of the change in control and severance agreement between the participant and the Company
(10)One-sixth of the total options granted vested on August 15, 2017, and an additional 1/36th vested monthly thereafter until the options were fully vested. These options are now fully vested.
(11)One-fourth of the total RSUs granted vested on February 15, 2022, and an additional 1/4th will vest annually thereafter until the units are fully vested, subject to the participant’s continued service to the Company through each vesting date. Unvested RSUs may accelerate and become vested subject to the terms of the change in control and severance agreement between the participant and the Company.
(12)One-fourth of the total options granted vested on February 15, 2019, and an additional 1/48th will vest monthly thereafter, until the options are fully vested, subject to the participant’s continued service to the Company through each vesting date. Unvested options may accelerate and become vested and exercisable subject to the terms of the change in control and service agreement between the participant and the Company.
(13)One-fourth of the total RSUs granted vested on February 15, 2023, and an additional 1/4th will vest annually thereafter until the units are fully vested, subject to the participant’s continued service to the Company through each vesting date. Unvested RSUs may accelerate and become vested subject to the terms of the change in control and severance agreement between the participant and the Company.
(14)One-fourth of the total options granted vested on February 15, 2020, and an additional 1/48th will vest monthly thereafter, until the options are fully vested, subject to the participant’s continued service to the Company through each vesting date. Unvested options may accelerate and become vested and exercisable subject to the terms of the change in control and service agreement between the participant and the Company.
(15)One-fourth of the total options granted vested on February 15, 2021, and an additional 1/48th will vest monthly thereafter, until the options are fully vested, subject to the participant’s continued service to the Company through each vesting date. Unvested options may accelerate and become vested and exercisable subject to the terms of the change in control and service agreement between the participant and the Company.
(16)One-fourth of the total options granted vested on February 15, 2022, and an additional 1/48th will vest monthly thereafter, until the options are fully vested, subject to the participant’s continued service to the Company through each vesting date. Unvested options may accelerate and become vested and exercisable subject to the terms of the change in control and service agreement between the participant and the Company.
(17)One-fourth of the total options granted vested on February 15, 2023, and an additional 1/48th will vest monthly thereafter, until the options are fully vested, subject to the participant’s continued service to the Company through each vesting date. Unvested options may accelerate and become vested and exercisable subject to the terms of the change in control and service agreement between the participant and the Company.
(18)One-fourth of the total options granted vested on March 29, 2019, and an additional 1/48th will vest monthly thereafter until the options are fully vested, subject to Ms. Saltman’s continued service to the Company through each vesting date. Unvested options may accelerate and become vested subject to the terms of the change in control and severance agreement between Ms. Saltman and the Company.
(19)One-fourth of the total options granted will vest on May 15, 2022, and an additional 1/48th will vest monthly thereafter until the options are fully vested, subject to Ms. Saltman’s continued service to the Company through each vesting date. Unvested options may accelerate and become vested subject to the terms of the change in control and severance agreement between Ms. Saltman and the Company.
(20)One-fourth of the total RSUs granted will vest on May 15, 2022, and an additional 1/4th will vest annually thereafter until the units are fully vested, subject to Ms. Saltman’s continued service to the Company through each vesting date. Unvested RSUs may accelerate and become vested subject to the terms of the change in control and severance agreement between Ms. Saltman and the Company.
(21)One-fourth (1/4) of the total Options granted vested on August 1, 2017, and an additional 1/48th vested monthly thereafter until the options were fully vested. These options are now fully vested.
(22)One-fourth (1/4) of the total RSUs (restricted stock units) granted vested on May 15, 2020, and an additional 1/4th will vest annually thereafter until the units are fully vested, subject to the participant’s continued service to the Company through each vesting date. Unvested RSUs may accelerate and become vested subject to the terms of the change in control and severance agreement between the participant and the Company.
(23)One-fourth (1/4) of the total Options granted vested on August 15, 2017, and an additional 1/24th vested monthly thereafter, until the options were fully vested.These options are now fully vested.
(24)One-fourth (1/4) of the total Options granted vested on November 15, 2017, and an additional 1/24th vested monthly thereafter, until the options were fully vested.These options are now fully vested.
(25)One-fourth (1/4) of the total Options granted vested on May 15, 2020, and an additional 1/48th will vest monthly thereafter, until the options are fully vested, subject to the participant’s continued service to the Company through each vesting date. Unvested Options may accelerate and become vested subject to the terms of the change in control and severance agreement between Mr. Hinge and the Company
(26)One-fourth of the total options granted vested on March 31, 2015, and an additional 1/48th vested monthly thereafter until the options were fully vested. Mr. Jahnke received this stock option award on May 01, 2014, prior to our IPO under the 2010 Plan. All options under the 2010 Plan entitle the option holder to conduct a cash exercise and request that our Class B common stock be issued to settle the exercise. Any other exercise type, and a cash exercise absent such a request, would be settled in our Class A common stock. These options are now fully vested.
(27)One-fourth of the total options granted vested on August 15, 2019, and an additional 1/48th vested monthly thereafter until the options were fully vested, The options are now fully vested.

Option Exercises and Stock Vested Table
The following table provides information concerning the exercise of options and the vesting of RSUs and PSUs in 2022 for each NEO as of December 31, 2022. Value realized on vesting of RSUs and PSUs is based on the fair market value of our Class A common stock on the vesting date multiplied by the number of shares vested and does not necessarily reflect the proceeds received by the NEO.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting	Value Realized on Vesting ($)
Nicholas Woodman	—	—	502,436	3,870,064
Brian McGee	—	—	139,587	1,198,550
Eve Saltman	—	—	100,551	858,039
Kevin Hinge	—	—	75,705	625,908
Dean Jahnke	—	—	72,151	617,330

Change in Control Arrangements with our Named Executive Officers
Arrangements with Mr. Woodman
Under his employment letter dated June 2, 2014, Mr. Woodman is eligible to receive severance payments and benefits upon a qualifying termination of employment, including a termination of employment in connection with a change in control of our company.
If Mr. Woodman’s employment is terminated by us for any reason other than cause or he resigns for good reason prior to a change in control of GoPro, he will be eligible to receive:
•a single lump sum payment equal to the sum of 12 months of his then-current base salary and target bonus (assuming a 150% achievement threshold);
•an additional payment equal to the pro-rata portion of his target bonus for the year of his termination of employment; and
•continuation of COBRA benefits for 12 months following his termination of employment (or if applicable law requires otherwise, a lump sum payment equal to that amount).
If Mr. Woodman’s employment is terminated by us for any reason other than cause or he resigns for good reason within 24 months following a change in control of GoPro, he will be eligible to receive:
•a single lump sum payment equal to the sum of 24 months of his then-current base salary and target bonus (assuming a 150% achievement threshold);

•an additional payment equal to the pro-rata portion of his target bonus for the year of his termination of employment;
•full accelerated vesting of all the shares of our common stock subject to his then-outstanding and unvested equity awards, if any; and
•continuation of benefits under COBRA for 18 months following his termination of employment (or if applicable law requires otherwise, a lump sum payment equal to that amount).
These payments and benefits are conditioned on Mr. Woodman’s execution and delivery of an irrevocable release and waiver of claims to us within the 60 days following his termination of employment.
Further, if we undergo a change in control, any payments that would be “parachute payments” within the meaning of Section 280G of the Code will be reduced so that Mr. Woodman retains, on an after-tax basis, the greatest amount of these payments.
Arrangements with our other NEOs
Our other NEOs are eligible to receive severance payments and benefits upon a qualifying termination of employment, including a termination of employment in connection with a change in control of our company.
Pursuant to their change in control and severance agreements, if employment is terminated by us for any reason other than for cause or a participant voluntarily resigns for good reason within the three-month period preceding or the 12-month period following a change in control of GoPro, each will be eligible to receive:
•12 months of his or her then-current base salary;
•100% of his or her target annual bonus;
•$3,000 per month for 12 months in lieu of employee benefits; and
•all of the shares of our common stock subject to each then-outstanding and unvested equity award held by the participant, including awards that would otherwise only vest upon satisfaction of performance criteria, will accelerate and become vested and exercisable in full immediately prior to participant's separation from service.
Further, if we undergo a change in control, any payments that would be “parachute payments” within the meaning of Section 280G of the Code will be reduced so that the participant retains, on an after-tax basis, the greatest amount of these payments. We have not agreed and are not otherwise obligated to provide any NEO with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G, 4999 or 409A of the Internal Revenue Code.
Estimated Benefits as of December 31, 2022

The following table sets forth the estimated payments and benefits that would be received by each of the NEOs upon a change in control of GoPro, upon a termination of employment without cause or following a resignation for good reason under our Executive Severance Policy, or in the event of a termination of employment without cause or following a resignation for good reason in connection with a change in control in GoPro under our Change in Control and Severance Policy. This table reflects amounts payable to each NEO assuming that his or her employment was terminated on December 31, 2022, and the change in control of the Company also occurred on that date. The closing market price per share of our Class A common stock on December 30, 2022, was $4.98.

	Change in Control		Termination of Employment No Change in Control					Termination of Employment Change in Control
Named Executive Officer	Accelerated Vesting of Equity Awards ($)(1)	Total ($)	Severance Payment ($)	Medical Benefits Continuation ($)		Accelerated Vesting of Equity Awards ($)(1)	Total ($)	Severance Payment ($)	Medical Benefits Continuation ($)		Accelerated Vesting of Equity Awards ($)(1)	Total ($)
Nicholas Woodman	—	—	1,700,000	36,079	(2)	—	1,736,079	2,550,000	54,119	(2)	2,742,785	5,346,904
Brian McGee	—	—	1,400,000	36,000		—	1,436,000	1,400,000	36,000		1,604,850	3,040,850
Eve Saltman	—	—	822,500	36,000		—	858,500	822,500	36,000		864,333	1,722,833
Kevin Hinge	—	—	717,500	36,000		—	753,500	717,500	36,000		774,453	1,527,953
Dean Jahnke	—	—	756,000	36,000		—	792,000	756,000	36,000		806,888	1,598,888
(1)The value of the accelerated vesting of outstanding and unvested equity awards has been calculated based on the closing market price of our Class A common stock on Nasdaq on December 30, 2022, which was $4.98 per share, less, if applicable, the exercise price of each outstanding and unvested stock option. PSUs granted in 2020 subject to accelerated vesting upon a qualifying termination of 100% of eligible unvested shares reflect a downward adjustment to 75% of the original target shares based on the goal metric certification by the compensation and leadership committee on February 10, 2021. PSUs granted in 2021 subject to accelerated vesting upon a qualifying termination of 100% of eligible unvested shares reflect an upward adjustment to 129.2% of the original target shares based on the goal metric certification by the compensation and leadership committee on February 02, 2022. PSUs granted in 2022 subject to accelerated vesting upon a qualifying termination of 100% of eligible unvested shares reflect a downward adjustment to 55.9% of the original target shares based on the goal metric certification by the compensation and leadership committee on February 6, 2023.

(2)This amount is cost of COBRA continuation based on Mr. Woodman's 2022 medical, dental and vision benefits costs.

CEO Pay Ratio
The annual total compensation of Mr. Woodman for 2022, as reported in the 2022 Summary Compensation Table, was $4,791,144. The annual total compensation of our median employee for 2022 was $136,813. Based on this information, for 2022, the ratio of the annual total compensation of Mr. Woodman to that of our median employee was approximately 35.0 to 1.
Calculation Methodology
We identified the employee with compensation at the median of the compensation of all our employees (the “median employee”) by considering our employee population as of December 31, 2022 (the “employee population determination date”). On the employee population determination date, we had 812 employees excluding our Chief Executive Officer of which 462 employees were based in the United States and 350 employees were located outside of the United States. We considered all individuals who were employed by us on a worldwide basis (including our consolidated subsidiaries) on the employee population determination date, whether employed on a full-time, part-time, seasonal or temporary basis, including employees on a partial-year leave of absence. The compensation measure used for purposes of identifying the median employee was based on earned salary or wages in 2022. In the case of foreign employees, total direct compensation also included “13th month pay” and any holiday allowance that was statutorily required to be paid as we view such compensation to be akin to earned salary or wages, and all amounts were converted to U.S. dollars using exchange rates in effect on the employee population determination date, without making any cost of living adjustments for employees outside of the United States. We also annualized the cash compensation of any permanent employees that were not employed by us for all of 2022. We believe our methodology represents a consistently applied compensation measure that strikes a balance between administrative burden and consistent treatment of the primary compensation components for our worldwide employee population.
After identifying our median employee, in calculating the annual total compensation of such employee, we used the same methodology we use to calculate the amount reported for our NEOs in the “Total” column of the 2022 Summary Compensation Table.
Pay Versus Performance
As is now required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are disclosing the following information about the relationship between executive compensation actually paid and other measures of Company performance. The following disclosures are made in compliance with these rules; for additional information regarding our compensation philosophy, the structure of our compensation programs, how the Company’s aligns executive compensation with the Company’s performance, and compensation decisions made this year, refer to “Compensation Discussion and Analysis” section above.

The following tables provide information regarding the "Compensation Actually Paid" to our CEO and other NEOs (as a group) for the fiscal years 2020, 2021 and 2022.

Year	Summary Compensation Table Total for CEO[1]	Compensation Actually Paid to CEO[2]	Average Summary Compensation Table Total for Non-CEO NEOs[3]	Average Compensation Actually Paid to Non-CEO NEOs[4]	Value of Initial Fixed $100 Investment Based On:		GAAP Net Income (loss) (millions)[7]	Company Selected Performance Measure
					Total Shareholder Return[5]	Peer Group Total Shareholder Return[6]		Revenue (millions)8
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
2022	$4,791,144	$1,538,424	$1,649,756	$1,156,260	$114.75	$171.15	$28,847	$1,093,541
2021	$5,110,365	$4,050,910	$1,754,293	$1,373,659	$237.56	$188.25	$371,171	$1,161,084
2020	$3,175,695	$6,330,073	$1,485,734	$1,010,284	$190.78	$149.83	$(66,783)	$891,925

1 The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. Woodman (our Chief Executive Officer) for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “2022 Summary Compensation Table” above for additional information.

2 The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Woodman, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Woodman during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Woodman’s total compensation for each year to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards(a)	Equity Award Adjustments(b)	Reported Change in the Actuarial Present Value of Pension Benefits(c)	Pension Benefit Adjustments(d)	Compensation Actually Paid to PEO
2022	$4,791,144	$(3,615,355)	$362,635	—	—	$1,538,424
2021	$5,110,365	$(3,121,199)	$2,061,744	—	—	$4,050,910
2020	$3,175,695	$(2,934,573)	$6,088,951	—	—	$6,330,073

a.The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.

b.The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. We approached the determination of fair value in the same manner as we have historically determined fair fair value under ASC 718, using valuation assumptions and methods/models that are generally consistent with those used to determine fair value at grant under US GAAP.

The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2022	$2,069,479	$(876,836)	$—	$(830,008)	$—	$—	$362,635
2021	$4,068,213	$(860,784)	$—	$(1,145,685)	$—	$—	$2,061,744
2020	$5,955,456	$903,942	$—	$(770,447)	$—	$—	$6,088,951

c.The Company does not have any pension benefits so there are no service costs to report.

d.The Company does not have any pension benefits so there are no adjustments to report.

3 The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (excluding Mr. Woodman, who has served as our CEO since 2004) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding Mr.

Woodman) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2022, Brian McGee, Eve Saltman, Kevin Hinge and Dean Jahnke; (ii) for 2021, Brian McGee, Aimée Lapic, Eve Saltman and Dean Jahnke; and (iii) for 2020, Brian McGee, Eve Saltman, Dean Jahnke and Aimée Lapic.

4 The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. Woodman), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Mr. Woodman) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding Mr. Woodman) for each year to determine the compensation actually paid, using the same methodology described above in Note 2:

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards(a)	Average Equity Award Adjustments(a)	Average Reported Change in the Actuarial Present Value of Pension Benefits	Average Pension Benefit Adjustments(b)	Average Compensation Actually Paid to Non-PEO NEOs
2022	$1,649,756	$(494,141)	$645	$—	$—	$1,156,260
2021	$1,754,293	$(407,773)	$27,139	$—	$—	$1,373,659
2020	$1,485,734	$(534,250)	$58,800	$—	$—	$1,010,284

a.The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year End Fair Value of Equity Awards	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Award Adjustments
2022	$13,340	$(11,139)	$—	$(1,556)	$—	$—	$645
2021	$17,732	$8,209	$—	$1,198	$—	$—	$27,139
2020	$48,977	$11,502	$—	$(1,679)	$—	$—	$58,800
7

b.Pension Benefits

The Company does not have any pension benefits so this table is not applicable.

5 Represents the cumulative total shareholder return (TSR) of GoPro, Inc. for the measurement periods ending on December 31 of each of 2022, 2021 and 2020, respectively. The comparison assumes $100 was invested on December 31, 2019 in our common stock.

6 Peer TSR represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer TSR for each year reflects what the cumulative value of $100 would be, including reinvestment of dividends, if such amount were invested into the peer group on

December 31, 2019. The peer group used for this purpose is the Company’s Compensation Peer Group as disclosed in the Compensation Discussion & Analysis of each of our 2023, 2022 and 2021 Annual Proxy Statements, respectively. The exclusion of certain peers for this analysis is due to these companies being acquired. The Company updated its peer group in 2021 to create a better alignment between GoPro and its peer group with respect to key financial criteria and companies in comparable industries. If GoPro used the 2020 peer group in 2022 and 2021, the cumulative peer Total Shareholder Return in 2022 and 2021 would have been $159.83 and $177.66, respectively (compared to $171.15 and $188.25 for the 2022 and 2021 current peer groups, respectively).

7 The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.

8 Revenue is as disclosed in the Company's Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 10, 2023. While the Company uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that revenue is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the company to link compensation actually paid to the company’s NEOs, for the most recently completed fiscal year, to company performance.

Financial Performance Measures

As described in greater detail in “Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our shareholders. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:
a.Revenue
b.Pre-tax Profit/Loss
c.Subscriptions

Analysis of the Information Presented in the Pay versus Performance Table

As described in more detail in the section “Compensation Discussion and Analysis,” the Company’s executive compensation program utilizes several performance measures to align executive compensation with Company performance, which are not all presented in the Pay versus Performance table. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.

Compensation Actually Paid and Cumulative TSR

As demonstrated by the following graph, the amount of compensation actually paid ("CAP") to Mr. Woodman and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding Mr. Woodman) is aligned with the Company’s cumulative TSR over the three years presented in the table. The alignment of compensation actually paid to the Company’s cumulative TSR over the period presented is due to a significant portion of compensation actually paid to Mr. Woodman and to the other NEOs is comprised of equity awards. As described in more detail in the section “Compensation Discussion and Analysis,” the Company targets that approximately 60% of the value of total compensation awarded to the NEOs is to be comprised of equity awards, including RSUs, PSUs and stock options.

CAP vs. Cumulative TSR *
Cumulative TSR
CAP ($M)
320
240
160
80
0
8,000
6,000
4,000
2,000
—
6,330
4,051
1,538
1,010
1,374
1,156
191
238
115
150
188
171
2020
2021
2022
CEO CAP
Avg CAP to NEOs
Co TSR
Peer TSR

* Cumulative TSR of the Company vs. Cumulative TSR of the Peer Group: The Company's cumulative TSR was $115 for the three year period ending December 31, 2022, which was less than the Peer Group TSR of $171 for the same period.

Compensation Actually Paid and Net Income

As demonstrated by the following table, the CAP to Mr. Woodman and the average CAP to the Company’s NEOs as a group (excluding Mr. Woodman) is generally aligned with the Company’s net income over the three years presented in the table. While the Company does not use net income as a performance measure in the overall executive compensation program, the measure of net income is correlated with the measure Adjusted EBITDA, which the Company does use for setting goals in the Company’s Executive Bonus Program and the PSUs that are awarded to the NEOs. As described in more detail in the section “Compensation Discussion and Analysis,” the Company targets that approximately 20% of the value of total compensation awarded to the NEOs consists of amounts determined under the Company's Executive Bonus Program.

CAP vs. GAAP Net Income
450,000
300,000
150,000
—
(150,000)
Net Income ($M)
8,000
6,000
4,000
2,000
—
CAP ($M)
6,330
4,051
1,538
1,010
1,374
1,156
(66,783)
371,171
28,847
2020
2021
2022
CEO CAP
Avg CAP to NEOs
Net Income

Compensation Actually Paid and Revenue

As demonstrated by the following graph, the CAP to Mr. Woodman and the average CAP to the Company’s NEOs as a group (excluding Mr. Woodman) is generally aligned with the Company's revenue over the three years presented in the table. As described above, revenue is disclosed in the Company's Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 10, 2023. While the Company uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that revenue is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to the company’s NEOs, for the most recently completed fiscal year, to Company performance. The Company utilizes revenue when setting goals in the Company’s Executive Bonus Program. As described in more detail in the section “Compensation Discussion and Analysis,” the Company targets that approximately 18% of the value of total compensation awarded to the NEOs consists of amounts determined under the Company Executive Bonus Program.

Compensation Actually Paid and Revenue
1,280
1,120
960
800
640
Revenue ($M)
8,000
6,000
4,000
2,000
—
CAP ($M)
6,330
4,051
1,538
1,010
1,374
1,156
892
1,161
1,094
2020
2021
2022
CEO CAP
Avg CAP to NEOs
Revenue

EQUITY COMPENSATION PLAN INFORMATION
The following table presents information as of December 31, 2022, with respect to compensation plans under which shares of our Class A common stock or Class B common stock may be issued. As of December 31, 2022, other than as described below, no equity securities were authorized for issuance under equity compensation plans not approved by shareholders.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities) Reflected in Column(a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	12,758,320(3)	9.3702	28,864,157(3)(4)
Total	12,758,320	9.3702	28,864,157
(1)Includes our 2010 Plan and our 2014 Plan. Excludes purchase rights accruing under our 2014 Employee Stock Purchase Plan.
(2)The weighted-average exercise price is based solely on the exercise prices of the outstanding stock options and does not reflect the shares that will be issued in connection with the settlement of outstanding RSUs or PSUs, which have no exercise price.
(3)There are no shares of common stock available for issuance under our 2010 Plan, but that plan continues to govern the terms of outstanding options or awards granted thereunder. Any shares of Class B common stock that are subject to outstanding awards under the 2010 Plan that are issuable upon the exercise of stock options that expire or become unexercisable for any reason without having been exercised in full will generally be available for future grant and issuance as shares of Class A common stock under our 2014 Plan. In addition, the number of shares reserved for issuance under our 2014 Plan increased automatically by 5,029,376 on January 1, 2023 and will not increase thereafter as the Company plans to replace the 2014 Plan with a new plan as outlined in Proposal 4.
(4)As noted in footnote (1), above, this table does not include rights accruing under our 2014 Employee Stock Purchase Plan. In addition to the numbers disclosed in the above table, as of December 31, 2022, there were 9,980,775 shares of Class A common stock available for issuance under the 2014 Employee Stock Purchase Plan. The number of shares reserved for issuance under our 2014 Employee Stock Purchase Plan increased automatically by 1,676,458 on January 1, 2023 and will not increase thereafter as the Company plans to replace the 2014 Employee Stock Purchase Plan with a new plan as outlined in Proposal 5.

RELATED PARTY TRANSACTIONS
In addition to the executive officer and director compensation arrangements discussed above under “Executive Compensation” and “Proposal No. 1 – Election of Directors – Director Compensation,” respectively, since January 1, 2022, we were a party to the following transactions in which:
•    we have been or are to be a participant;
•    the amount involved exceeds $120,000; and
•    any of our directors, executive officers or holders of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals, had or will have a direct or indirect material interest.
Offer Letters and Change In Control Agreements
We have entered into offer letters and change in control severance agreements with our executive officers that, among other things, provide for severance and change in control benefits. See “Executive Compensation – Employment, Severance and Change in Control Agreements” for information about these agreements.
Indemnification of Directors and Officers
We have entered into indemnification agreements with each of our directors and executive officers. These indemnification agreements and our restated certificate of incorporation and amended and restated bylaws provide for indemnification of each of our directors and executive officers to the fullest extent permitted by Delaware law.
Review, Approval or Ratification of Transactions with Related Parties
Our Corporate Governance Guidelines and our Related Party Transactions policy requires that any transaction with a related party that must be reported under applicable rules of the SEC (other than compensation-related matters), must be reviewed and approved or ratified by our audit committee (other than transactions that are subject to review by our board of directors as a whole or any other committee of our board of directors). In approving or rejecting any such proposal, our audit committee will consider the relevant and available facts and circumstances, including, but not limited to, the extent of the related person’s interest in the transactions, the material facts of the proposed transaction, including the proposed aggregate value of such transaction and whether the proposed transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances.

Other Transactions

None.

REPORT OF THE AUDIT COMMITTEE
The information contained in the following report of our audit committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by us under the Securities Exchange Act of 1934 or the Securities Act of 1933 unless and only to the extent that we specifically incorporate it by reference.
The audit committee of our board of directors is composed of four independent outside directors. The audit committee has reviewed and discussed with our management and PricewaterhouseCoopers LLP our audited financial statements for the year ended December 31, 2022. The audit committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed pursuant to AS No. 1301 “Communications with Audit Committees” as adopted by the Public Company Accounting Oversight Board.
The audit committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence from GoPro.
Based on the review and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the Securities and Exchange Commission.
Submitted by the Audit Committee
Kenneth Goldman, Chair
Peter Gotcher
Shaz Kahng
Alexander Lurie

ADDITIONAL INFORMATION
Stockholder Proposals to be Presented at Next Annual Meeting
Our bylaws provide that, for stockholder nominations to the board or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to the Secretary at GoPro, Inc., 3025 Clearview Way, San Mateo, California 94402, Attn: Secretary.
To be timely for the 2024 Annual Stockholder’s Meeting, a stockholder’s notice must be delivered to or mailed and received by our Secretary at our principal executive offices not earlier than 5:00 p.m. (Pacific Time) on February 22, 2024 and not later than 5:00 p.m. (Pacific Time) on March 23, 2024. A stockholder’s notice to the Secretary must set forth each matter the stockholder proposes to bring before the annual meeting and the information required by our bylaws.
Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2024 Annual Meeting must be received by the Secretary no later than December 28, 2023 in order to be considered for inclusion in our proxy materials for that annual meeting. Stockholders are advised to review the Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and nominations.
In addition to satisfying the requirements under our Bylaws, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than December 18, 2023.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our directors, executive officers and any persons who own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file. Based solely on its review of the copies of such forms furnished to us and written representations from the directors and executive officers, we believe that all Section 16(a) filing requirements were timely met in 2022.
Available Information
GoPro will mail without charge, upon written request, a copy of GoPro’s Annual Report, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:
GoPro, Inc.
3025 Clearview Way
San Mateo, California 94402
Attn: Investor Relations
“Householding” — Stockholders Sharing the Same Last Name and Address
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our Annual Report and proxy materials, including the Notice of Internet Availability, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees and helps protect the environment as well.
This year, a number of brokers with account holders who are GoPro stockholders will be “householding” our Annual Report and proxy materials, including the Notice of Internet Availability. A single Notice of Internet Availability and, if applicable, a single set of Annual Report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting Broadridge Financial Solutions by calling 1-866-540-7095 or writing to: Broadridge House Holding Department, 51 Mercedes Way, Edgewood, NY 11717.
Upon written or oral request, GoPro will promptly deliver a separate copy of the Notice of Internet Availability and, if applicable, Annual Report and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability and, if applicable, Annual Report and other proxy materials, you may write GoPro’s Investor Relations department at 3025 Clearview Way, San Mateo, California 94402, Attn: Investor Relations.
Any stockholders who share the same address and currently receive multiple copies of GoPro’s Notice of Internet Availability or Annual Report and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about householding or GoPro’s Investor Relations department at the address or telephone number listed above.

OTHER MATTERS
The board of directors does not presently intend to bring any other business before the Annual Meeting and, so far as is known to the board of directors, no matters are to be brought before the Annual Meeting except as specified in the Notice of Annual Meeting of Stockholders. As to any business that may arise and properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

APPENDIX A

GOPRO, INC.
2024 EQUITY INCENTIVE PLAN
1.PURPOSE. The purpose of this Plan is to provide incentives to attract, retain, and motivate eligible persons whose present and potential contributions are important to the success of the Company, and any Parents, Subsidiaries, and Affiliates that exist now or in the future, by offering them an opportunity to participate in the Company’s future performance through the grant of Awards. Capitalized terms not defined elsewhere in the text are defined in Section 28.
2.SHARES SUBJECT TO THE PLAN
2.a.Number of Shares Available. Subject to Sections 2.5 and 21 and any other applicable provisions hereof, the total number of Shares reserved and available for grant and issuance pursuant to this Plan as of the date of adoption of the Plan by the Board, is is equal to the lower of 25,000,000 Shares or the sum of (i) any reserved shares not issued or subject to outstanding grants under the Company’s 2014 Equity Incentive Plan (the “Prior 2014 Plan”) on the Effective Date (as defined below), (ii) shares that are subject to stock options or other awards granted under the Prior 2014 Plan or the Company’s 2010 Equity Incentive Plan (together with the Prior 2014 Plan, the “Prior Plans”) that cease to be subject to such stock options or other awards by forfeiture or otherwise after the Effective Date, (iii) shares issued under the Prior Plans before or after the Effective Date pursuant to the exercise of stock options that are, after the Effective Date, forfeited, (iv) shares issued under the Prior Plans that are repurchased by the Company at the original issue price and (v) shares that are subject to stock options or other awards under the Prior Plans that are used to pay the exercise price of an option or withheld to satisfy the tax withholding obligations related to any award. Provided, however, that shares reserved and available for grant and issuance pursuant to subpart (i) – (v) of this Section 2.1 shall be issuable as Common Stock of the Company regardless of their series or class under the Prior Plans.
2.b.Lapsed, Returned Awards. Shares subject to Awards, and Shares issued under the Plan under any Award, will again be available for grant and issuance in connection with subsequent Awards under this Plan to the extent such Shares: (a) are subject to issuance upon exercise of an Option or SAR granted under this Plan but which cease to be subject to the Option or SAR for any reason other than exercise of the Option or SAR, (b) are subject to Awards granted under this Plan that are forfeited or are repurchased by the Company at the original issue price, (c) are subject to Awards granted under this Plan that otherwise terminate without such Shares being issued or (d) are surrendered pursuant to an Exchange Program. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Shares used to pay the exercise price of an Award or withheld to satisfy the tax withholding obligations related to an Award will become available for future grant or sale under the Plan. For the avoidance of doubt, Shares that otherwise become available for grant and issuance because of the provisions of this Section 2.2 will not include Shares subject to Awards that initially became available because of the substitution clause in Section 21.2 hereof.
2.c.Minimum Share Reserve. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Awards granted under this Plan.
2.d.ISO Limitation. No more than 15,000,000 Shares shall be issued pursuant to the exercise of ISOs granted under the Plan.

2.e.Adjustment of Shares. If the number or class of outstanding Shares is changed by a stock dividend, extraordinary dividend or distribution (whether in cash, shares, or other property, other than a regular cash dividend), recapitalization, stock split, reverse stock split, subdivision, combination, consolidation, reclassification, spin-off, or similar change in the capital structure of the Company, without consideration, then (a) the number and class of Shares reserved for issuance and future grant under the Plan set forth in Section 2.1, including Shares reserved under sub-clauses (i)-(v) of Section 2.1, (b) the Exercise Prices of and number and class of Shares subject to outstanding Options and SARs, (c) the number and class of Shares subject to other outstanding Awards, and (d) the maximum number and class of Shares that may be issued as ISOs set forth in Section 2.4, shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with applicable securities laws, provided that fractions of a Share will not be issued.
If, by reason of an adjustment pursuant to this Section 2.5, a Participant’s Award Agreement or other agreement related to any Award, or the Shares subject to such Award, covers additional or different shares of stock or securities, then such additional or different shares, and the Award Agreement or such other agreement in respect thereof, will be subject to all of the terms, conditions, and restrictions which were applicable to the Award or the Shares subject to such Award prior to such adjustment.
3.ELIGIBILITY. ISOs may be granted only to eligible Employees. All other Awards may be granted to Employees, Consultants, Directors, and Non-Employee Directors, provided that such Consultants, Directors, and Non-Employee Directors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction.
4.ADMINISTRATION.
4.a.Committee Composition; Authority. This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms, and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan, except, however, the Board shall establish the terms for the grant of an Award to Non-Employee Directors. The Committee will have the authority to:
(i)construe and interpret this Plan, any Award Agreement, and any other agreement or document executed pursuant to this Plan;
(ii)prescribe, amend, and rescind rules and regulations relating to this Plan or any Award;
(iii)select persons to receive Awards;
(iv)determine the form and terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the Exercise Price, the time or times when Awards may vest and be exercised (which may be based on performance criteria) or settled, any vesting acceleration or waiver of forfeiture restrictions, the method to satisfy tax withholding obligations or any other tax liability legally due, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Committee will determine;
(v)determine the number of Shares or other consideration subject to Awards;
(vi)determine the Fair Market Value in good faith and interpret the applicable provisions of this Plan and the definition of Fair Market Value in connection with circumstances that impact the Fair Market Value, if necessary;

(vii)determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent, Subsidiary, or Affiliate;
(viii)grant waivers of Plan or Award conditions;
(ix)determine the vesting, exercisability, and payment of Awards;
(x)correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;
(xi)determine whether an Award has been earned;
(xii)determine the terms and conditions of any, and to institute any Exchange Program;
(xiii)modify or waive any criteria with respect to Performance Factors;
(xiv)adjust Performance Factors to take into account changes in law and accounting or tax rules as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events, or circumstances to avoid windfalls or hardships;
(xv)adopt terms and conditions, rules, and/or procedures (including the adoption of any subplan under this Plan) relating to the operation and administration of the Plan to accommodate requirements of local law and procedures outside of the United States or to qualify Awards for special tax treatment under laws of jurisdictions other than the United States;
(xvi)exercise discretion with respect to Performance Awards;
(xvii)make all other determinations necessary or advisable for the administration of this Plan; and
(xviii)delegate any of the foregoing to a subcommittee or to one or more executive officers pursuant to a specific delegation as permitted by applicable law, including but not limited to Section 157(c) of the Delaware General Corporation Law.
4.b.Committee Interpretation and Discretion. Any determination made by the Committee with respect to any Award shall be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of the Plan or Award, at any later time, and such determination shall be final and binding on the Company and all persons having an interest in any Award under the Plan. Any dispute regarding the interpretation of the Plan or any Award Agreement shall be submitted by the Participant or Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and the Participant. The Committee may delegate to one or more executive officers the authority to review and resolve disputes with respect to Awards held by Participants who are not Insiders, and such resolution shall be final and binding on the Company and the Participant.
4.c.Documentation. The Award Agreement for a given Award, the Plan, and any other documents may be delivered to, and accepted by, a Participant or any other person in any manner (including electronic distribution or posting) that meets applicable legal requirements.
4.d.Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws and practices in other countries in which the Company, its Subsidiaries, and Affiliates operate or have employees or other individuals eligible for Awards, the Committee, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries and Affiliates shall be covered by the Plan; (b) determine which individuals outside the United States are eligible to participate in the Plan, which may include individuals who provide services to the Company, Subsidiary or Affiliate under an agreement with a foreign nation or agency; (c) modify the terms and conditions of any Award granted to individuals outside the United States or foreign nationals to comply with applicable foreign laws, policies, customs, and practices; (d) establish subplans and modify exercise procedures, vesting conditions, and other terms and procedures to the extent the Committee determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices, if necessary); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 2.1 hereof; and (e) take any action, before or after an Award is made, that the Committee determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals, provided, however, that no action taken under this Section 4.4 will increase the Share limitations contained in Section 2.1 hereof. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.
5.OPTIONS. An Option is the right but not the obligation to purchase a Share, subject to certain conditions, if applicable. The Committee may grant Options to eligible Employees, Consultants, and Directors and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NQSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may vest and be exercised, and all other terms and conditions of the Option, subject to the following terms of this section.
5.a.Option Grant. Each Option granted under this Plan will identify the Option as an ISO or an NQSO. An Option may be, but need not be, awarded upon satisfaction of such Performance Factors during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the Option is being earned upon the satisfaction of Performance Factors, then the Committee will: (a) determine the nature, length, and starting date of any Performance Period for each Option; and (b) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to Options that are subject to different performance goals and other criteria.
5.b.Date of Grant. The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, or a specified future date. The Award Agreement will be delivered to the Participant within a reasonable time after the granting of the Option.
5.c.Exercise Period. Options may be vested and exercisable within the times or upon the conditions as set forth in the Award Agreement governing such Option, provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted and provided further that no ISO granted to a person who, at the time the ISO is granted, directly or by attribution owns more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any Parent or Subsidiary of the Company (“Ten Percent Stockholder”) will be exercisable after the expiration of five (5) years from the date the ISO is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.
5.d.Exercise Price. The Exercise Price of an Option will be determined by the Committee when the Option is granted, provided that: (a) the Exercise Price of an Option will be not less than one hundred percent (100%) of the Fair Market Value of the Shares on the date of grant, and (b) the Exercise Price of any ISO granted to a Ten Percent Stockholder will not be less than one hundred ten percent (110%) of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 11 and the Award Agreement and in accordance with any procedures established by the Company.

5.e.Method of Exercise. Any Option granted hereunder will be vested and exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Committee and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share. An Option will be deemed exercised when the Company receives: (a) notice of exercise (in such form as the Committee may specify from time to time) from the person entitled to exercise the Option (and/or via electronic execution through the authorized third-party administrator), and (b) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Committee and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 2.5 of the Plan. Exercising an Option in any manner will decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.
5.f.Termination of Service. If the Participant’s Service terminates for any reason except for Cause or the Participant’s death or Disability, then the Participant may exercise such Participant’s Options, only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates, no later than three (3) months after the date Participant’s Service terminates (or such shorter or longer time period as may be determined by the Committee, with any exercise beyond three (3) months after the date Participant’s employment terminates deemed to be the exercise of an NQSO), but in any event no later than the expiration date of the Options.
(i)Death. If the Participant’s Service terminates because of the Participant’s death (or the Participant dies within three (3) months after Participant’s Service terminates other than for Cause or because of the Participant’s Disability), then the Participant’s Options may be exercised, only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates, and must be exercised by the Participant’s legal representative, or authorized assignee no later than twelve (12) months after the date Participant’s Service terminates (or such shorter time period or longer time period as may be determined by the Committee), but in any event no later than the expiration date of the Options.
(ii)Disability. If the Participant’s Service terminates because of the Participant’s Disability, then the Participant’s Options may be exercised, only to the extent that such Options would have been exercisable by the Participant on the date Participant’s Service terminates, and must be exercised by the Participant (or the Participant’s legal representative or authorized assignee) no later than twelve (12) months after the date Participant’s Service terminates (or such shorter time period or longer time period as may be determined by the Committee, with any exercise beyond (a) three (3) months after the date Participant’s employment terminates when the termination of Service is for a Disability that is not a “permanent and total disability” as defined in Section 22(e)(3) of the Code or (b) twelve (12) months after the date Participant’s employment terminates when the termination of Service is for a Disability that is a “permanent and total disability” as defined in Section 22(e)(3) of the Code, deemed to be exercise of an NQSO), but in any event no later than the expiration date of the Options.
(iii)Cause. If the Participant is terminated for Cause, then Participant’s Options shall expire on such Participant’s date of termination of Service, or at such later time and on such conditions as are determined by the Committee, but in no event later than the expiration date of the Options. Unless otherwise provided in the Award Agreement, Cause shall have the meaning set forth in the Plan.

5.g.Limitations on Exercise. The Committee may specify a minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent any Participant from exercising the Option for the full number of Shares for which it is then exercisable.
5.h.Limitations on ISOs. With respect to Awards granted as ISOs, to the extent that the aggregate Fair Market Value of the Shares with respect to which such ISOs are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such Options will be treated as NQSOs. For purposes of this Section 5.8, ISOs will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.
5.i. Modification, Extension or Renewal. The Committee may modify, extend or renew outstanding Options and authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. Subject to Section 18 of this Plan, by written notice to affected Participants, the Committee may reduce the Exercise Price of outstanding Options without the consent of such Participants; provided, however, that the Exercise Price may not be reduced below the Fair Market Value on the date the action is taken to reduce the Exercise Price.
5.j.No Disqualification. Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended, or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.
6.RESTRICTED STOCK AWARDS. A Restricted Stock Award is an offer by the Company to sell to an eligible Employee, Consultant, or Director Shares that are subject to restrictions (“Restricted Stock”). The Committee will determine to whom an offer will be made, the number of Shares the Participant may purchase, the Purchase Price, the restrictions under which the Shares will be subject, and all other terms and conditions of the Restricted Stock Award, subject to the Plan.
6.a.Restricted Stock Purchase Agreement. All purchases under a Restricted Stock Award will be evidenced by an Award Agreement. Except as may otherwise be provided in an Award Agreement, a Participant accepts a Restricted Stock Award by signing and delivering to the Company an Award Agreement with full payment of the Purchase Price, within thirty (30) days from the date the Award Agreement was delivered to the Participant. If the Participant does not accept such Award within thirty (30) days, then the offer of such Restricted Stock Award will terminate, unless the Committee determines otherwise.
6.b.Purchase Price. The Purchase Price for a Restricted Stock Award will be determined by the Committee and may be less than Fair Market Value on the date the Restricted Stock Award is granted. Payment of the Purchase Price must be made in accordance with Section 11 of the Plan, and the Award Agreement and in accordance with any procedures established by the Company.
6.c.Terms of Restricted Stock Awards. Restricted Stock Awards will be subject to such restrictions as the Committee may impose or are required by law. These restrictions may be based on completion of a specified period of Service with the Company or upon completion of Performance Factors, if any, during any Performance Period as set out in advance in the Participant’s Award Agreement. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length, and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.
6.d.Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).
7.STOCK BONUS AWARDS. A Stock Bonus Award is an award to an eligible Employee, Consultant, or Director of Shares for Services to be rendered or for past Services already rendered to the Company or any Parent, Subsidiary, or Affiliate. All Stock Bonus Awards shall be made pursuant to an Award Agreement. No payment from the Participant will be required for Shares awarded pursuant to a Stock Bonus Award.
7.a.Terms of Stock Bonus Awards. The Committee will determine the number of Shares to be awarded to the Participant under a Stock Bonus Award and any restrictions thereon. These restrictions may be based upon completion of a specified period of Service with the Company or upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s Stock Bonus Agreement. Prior to the grant of any Stock Bonus Award the Committee shall: (a) determine the nature, length, and starting date of any Performance Period for the Stock Bonus Award; (b) select from among the Performance Factors to be used to measure performance goals; and (c) determine the number of Shares that may be awarded to the Participant. Performance Periods may overlap and a Participant may participate simultaneously with respect to Stock Bonus Awards that are subject to different Performance Periods and different performance goals and other criteria.
7.b.Form of Payment to Participant. Payment may be made in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value of the Shares earned under a Stock Bonus Award on the date of payment, as determined in the sole discretion of the Committee.
7.c.Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).
8.STOCK APPRECIATION RIGHTS. A Stock Appreciation Right (“SAR”) is an award to an eligible Employee, Consultant, or Director that may be settled in cash or Shares (which may consist of Restricted Stock) having a value equal to (a) the difference between the Fair Market Value on the date of exercise over the Exercise Price multiplied by (b) the number of Shares with respect to which the SAR is being settled (subject to any maximum number of Shares that may be issuable as specified in an Award Agreement). All SARs shall be made pursuant to an Award Agreement.
8.a.Terms of SARs. The Committee will determine the terms of each SAR including, without limitation: (a) the number of Shares subject to the SAR, (b) the Exercise Price and the time or times during which the SAR may be settled, (c) the consideration to be distributed on settlement of the SAR, and (d) the effect of the Participant’s termination of Service on each SAR. The Exercise Price of the SAR will be determined by the Committee when the SAR is granted and may not be less than Fair Market Value of the Shares on the date of grant. A SAR may be awarded upon satisfaction of Performance Factors, if any, during any Performance Period as are set out in advance in the Participant’s individual Award Agreement. If the SAR is being earned upon the satisfaction of Performance Factors, then the Committee will: (i) determine the nature, length, and starting date of any Performance Period for each SAR; and (ii) select from among the Performance Factors to be used to measure the performance, if any. Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different Performance Factors and other criteria.
8.b.Exercise Period and Expiration Date. A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the Award Agreement governing such SAR. The SAR Agreement shall set forth the expiration date, provided that no SAR will be exercisable after the expiration of ten (10) years from the date the SAR is granted. The Committee may also provide for SARs to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of the Shares subject to the SAR as the Committee determines. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on the date Participant’s Service terminates (unless determined otherwise by the Committee). Notwithstanding the foregoing, the rules of Section 5.6 also will apply to SARs.
8.c.Form of Settlement. Upon exercise of a SAR, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying (a) the difference between the Fair Market Value of a Share on the date of exercise over the Exercise Price, by (b) the number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment from the Company for the SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof. The portion of a SAR being settled may be paid currently or on a deferred basis with such interest, if any, as the Committee determines, provided that the terms of the SAR and any deferral satisfy the requirements of Section 409A of the Code to the extent applicable.
8.d.Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).
9.RESTRICTED STOCK UNITS. A Restricted Stock Unit (“RSU”) is an award to an eligible Employee, Consultant, or Director covering a number of Shares that may be settled in cash or by issuance of those Shares (which may consist of Restricted Stock). All RSUs shall be made pursuant to an Award Agreement.
9.a.Terms of RSUs. The Committee will determine the terms of an RSU including, without limitation: (a) the number of Shares subject to the RSU, (b) the time or times during which the RSU may be settled, (c) the consideration to be distributed on settlement, and (d) the effect of the Participant’s termination of Service on each RSU, provided that no RSU will have a term longer than ten (10) years. An RSU may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant’s Award Agreement. If the RSU is being earned upon satisfaction of Performance Factors, then the Committee will: (i) determine the nature, length, and starting date of any Performance Period for the RSU; (ii) select from among the Performance Factors to be used to measure the performance, if any; and (iii) determine the number of Shares deemed subject to the RSU. Performance Periods may overlap and Participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria.
9.b.Form and Timing of Settlement. Payment of earned RSUs shall be made as soon as practicable after the date(s) determined by the Committee and set forth in the Award Agreement. The Committee, in its sole discretion, may settle earned RSUs in cash, Shares, or a combination of both. The Committee may also permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned, provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code to the extent applicable.

9.c.Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on such date Participant’s Service terminates (unless determined otherwise by the Committee).
10.PERFORMANCE AWARDS.
10.a.Types of Performance Awards. A Performance Award is an award to an eligible Employee, Consultant, or Director that is based upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee, and may be settled in cash, Shares (which may consist of, without limitation, Restricted Stock), other property, or any combination thereof. Grants of Performance Awards shall be made pursuant to an Award Agreement that cites Section 10 of the Plan.
(i)Performance Shares. The Committee may grant Awards of Performance Shares, designate the Participants to whom Performance Shares are to be awarded, and determine the number of Performance Shares and the terms and conditions of each such Award. Performance Shares will consist of a unit valued by reference to a designated number of Shares, the value of which may be paid to the Participant by delivery of Shares or, if set forth in the instrument evidencing the Award, of such property as the Committee will determine, including, without limitation, cash, Shares, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee. The amount to be paid under an Award of Performance Shares may be adjusted on the basis of such further consideration as the Committee will determine in its sole discretion.
(ii)Performance Units. The Committee may grant Awards of Performance Units, designate the Participants to whom Performance Units are to be awarded, and determine the number of Performance Units and the terms and conditions of each such Award. Performance Units will consist of a unit valued by reference to a designated amount of property other than Shares, which value may be paid to the Participant by delivery of such property as the Committee will determine, including, without limitation, cash, Shares, other property, or any combination thereof, upon the attainment of performance goals, as established by the Committee, and other terms and conditions specified by the Committee.
(iii)Cash-Settled Performance Awards. The Committee may also grant cash-based Performance Awards to Participants under the terms of this Plan. Such awards will be based on the attainment of performance goals using the Performance Factors within this Plan that are established by the Committee for the relevant performance period.
10.b.Terms of Performance Awards. The Committee will determine, and each Award Agreement shall set forth, the terms of each Performance Award including, without limitation: (a) the amount of any cash bonus, (b) the number of Shares deemed subject to an award of Performance Shares, (c) the Performance Factors and Performance Period that shall determine the time and extent to which each Performance Award shall be settled, (d) the consideration to be distributed on settlement, and (e) the effect of the Participant’s termination of Service on each Performance Award. In establishing Performance Factors and the Performance Period the Committee will: (i) determine the nature, length, and starting date of any Performance Period; and (ii) select from among the Performance Factors to be used; Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. Prior to settlement the Committee shall determine the extent to which Performance Awards have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Awards that are subject to different Performance Periods and different performance goals and other criteria.
10.c.Termination of Service. Except as may be set forth in the Participant’s Award Agreement, vesting ceases on the date Participant’s Service terminates (unless determined otherwise by the Committee).

11.PAYMENT FOR SHARE PURCHASES. Payment from a Participant for Shares purchased pursuant to this Plan may be made in cash or by check or, where approved for the Participant by the Committee and where permitted by law (and to the extent not otherwise set forth in the applicable Award Agreement):
(i)by cancellation of indebtedness of the Company to the Participant;
(ii)by surrender of shares of the Company held by the Participant that have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Award will be exercised or settled;
(iii)by waiver of compensation due or accrued to the Participant for services rendered or to be rendered to the Company or a Parent or Subsidiary of the Company;
(iv)by consideration received by the Company pursuant to a broker-assisted or other form of cashless exercise program implemented by the Company in connection with the Plan;
(v)by any combination of the foregoing; or
(vi)by any other method of payment as is permitted by applicable law.
The Committee may limit the availability of any method of payment, to the extent the Committee determines, in its discretion, such limitation is necessary or advisable to comply with applicable law or facilitate the administration of the Plan. Unless determined otherwise by the Committee, all payments under any of the methods indicated above shall be made in United States dollars.
12.GRANTS TO NON-EMPLOYEE DIRECTORS.
12.a.General. Non-Employee Directors are eligible to receive any type of Award offered under this Plan except ISOs. Awards pursuant to this Section 12 may be automatically made pursuant to policy adopted by the Board, or made from time to time as determined in the discretion of the Board. No Non-Employee Director may receive Awards under the Plan that, when combined with cash compensation received for service as a Non-Employee Director, exceed $750,000 in value (as described below) in any calendar year. The value of Awards for purposes of complying with this maximum will be determined as follows: (a) for Options and SARs, the grant date fair value will be calculated using the Company’s regular valuation methodology for determining the grant date fair value of Options for reporting purposes, which may include using the three-month trailing average of the Company’s closing stock price, the Black-Scholes value of the Award or other accepted valuation methodology consistent with then-current accounting standards (as applied in a generally consistent manner among similar awards granted in the same year), and the aggregate number of Shares subject to the Award, and (b) for all other Awards other than Options and SARs, grant date fair value will be determined by either (i) calculating the product of the Fair Market Value per Share on the date of grant and the aggregate number of Shares subject to the Award, or (ii) calculating the product using an average of the Fair Market Value over a number of trading days and the aggregate number of Shares subject to the Award, as determined by the Committee. Awards granted to an individual while he or she was serving in the capacity as an Employee or while he or she was a Consultant but not a Non-Employee Director will not count for purposes of the limitations set forth in this Section 12.1.
12.b.Eligibility. Awards pursuant to this Section 12 shall be granted only to Non-Employee Directors. A Non-Employee Director who is elected or re-elected as a member of the Board will be eligible to receive an Award under this Section 12.

12.c.Vesting, Exercisability and Settlement. Except as set forth in Section 21, Awards shall vest, become exercisable, and be settled as determined by the Board. With respect to Options and SARs, the exercise price granted to Non-Employee Directors shall not be less than the Fair Market Value of the Shares at the time that such Option or SAR is granted.
12.d.Election to Receive Awards in Lieu of Cash. A Non-Employee Director may elect to receive his or her annual retainer payments and/or meeting fees from the Company in the form of cash or Awards or a combination thereof, if permitted by applicable law, and as determined, by the Committee. Such Awards shall be issued under the Plan. An election under this Section 12.4 shall be filed with the Company on the form prescribed by the Company.
13.WITHHOLDING TAXES.
13.a.Withholding Generally. In connection with any tax or tax withholding event related to Awards granted under this Plan, the Company may require the Participant to remit to the Company, or to the Parent, Subsidiary, or Affiliate, as applicable, employing the Participant or to which the Participant provides Services an amount sufficient to satisfy applicable U.S. federal, state, local, and international income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax related items (the “Tax-Related Items”) related to the Participant’s participation in the Plan and legally applicable to the Participant prior to the delivery of Shares, cash or other property pursuant to exercise or settlement of any Award. Whenever payments in satisfaction of Awards granted under this Plan are to be made in cash, such payment will be net of an amount sufficient to satisfy applicable withholding obligations for Tax-Related Items.
13.b.Stock Withholding. The Committee, or its delegate(s), as permitted by applicable law, in its sole discretion and pursuant to such procedures as it may specify from time to time and to limitations of local law, may require or permit a Participant to satisfy such Tax Related Items legally applicable tothe Participant, in whole or in part by (without limitation) (a) paying cash, (b) having the Company withhold otherwise deliverable cash or Shares having a fair market value equal to the Tax-Related Items to be withheld, (c) delivering to the Company already-owned shares having a Fair Market Value equal to the Tax-Related Items to be withheld, or (d) withholding from the proceeds of the sale of otherwise deliverable Shares acquired pursuant to an Award either through a voluntary sale or through a mandatory sale arranged by the Company or any brokerage firm determined to be acceptable by the Company. The Company may withhold or account for these Tax-Related Items by considering applicable statutory withholding rates or other applicable withholding rates, including up to the maximum permissible statutory tax rate for the applicable tax jurisdiction, to the extent consistent with applicable laws.
14.TRANSFERABILITY.
14.a.Transfer Generally. Unless determined otherwise by the Committee or pursuant to Section 14.2, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution. If the Committee makes an Award transferable, including, without limitation, by instrument to an inter vivos or testamentary trust in which the Awards are to be passed to beneficiaries upon the death of the trustor (settlor) or by gift or by domestic relations order to a Permitted Transferee, such Award will contain such additional terms and conditions as the Committee deems appropriate. All Awards shall be exercisable: (a) during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative; (b) after the Participant’s death, by the legal representative of the Participant’s heirs or legatees; and (c) in the case of all awards except ISOs, by a Permitted Transferee.
14.b.Award Transfer Program. Notwithstanding any contrary provision of the Plan, the Committee shall have all discretion and authority to determine and implement the terms and conditions of any Award Transfer Program instituted pursuant to this Section 14.2 and shall have the authority to amend the terms of any Award participating, or otherwise eligible to participate in, the Award Transfer Program, including (but not limited to) the authority to (i) amend (including to extend) the expiration date, post-termination exercise period and/or forfeiture conditions of any such Award, (ii) amend or remove any provisions of the Award relating to the Award holder’s continued service to the Company or its Parent or any Subsidiary, (iii) amend the permissible payment methods with respect to the exercise or purchase of any such Award, (iv) amend the adjustments to be implemented in the event of changes in the capitalization and other similar events with respect to such Award, and (v) make such other changes to the terms of such Award as the Committee deems necessary or appropriate in its sole discretion.
15.PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.
15.a.Voting and Dividends. No Participant will have any of the rights of a stockholder with respect to any Shares until the Shares are issued to the Participant, except for any dividend equivalent rights permitted by an applicable Award Agreement. After Shares are issued to the Participant, the Participant will be a stockholder and have all the rights of a stockholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are Restricted Stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the Restricted Stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant’s Purchase Price or Exercise Price, as the case may be, pursuant to Section 15.2.
15.b.Restrictions on Shares. At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) a right to repurchase (a “Right of Repurchase”) a portion of any or all Unvested Shares held by a Participant following such Participant’s termination of Service at any time within ninety (90) days(or such longer or shorter time determined by the Committee) after the later of the date Participant’s Service terminates and the date the Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Purchase Price or Exercise Price, as the case may be.
16.CERTIFICATES. All Shares or other securities whether or not certificated, delivered under this Plan will be subject to such stock transfer orders, legends, and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable U.S. federal, state, or foreign securities law, or any rules, regulations, and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted, and any non-U.S. exchange controls or securities law restrictions to which the Shares are subject.
17.ESCROW; PLEDGE OF SHARES. To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates. Any Participant who is permitted to execute a promissory note as partial or full consideration for the purchase of Shares under this Plan will be required to pledge and deposit with the Company all or part of the Shares so purchased as collateral to secure the payment of the Participant’s obligation to the Company under the promissory note, provided, however, that the Committee may require or accept other or additional forms of collateral to secure the payment of such obligation and, in any event, the Company will have full recourse against the Participant under the promissory note notwithstanding any pledge of the Participant’s Shares or other collateral. In connection with any pledge of the Shares, the Participant will be required to execute and deliver a written pledge agreement in such form as the Committee will from time to time approve. The

Shares purchased with the promissory note may be released from the pledge on a pro rata basis as the promissory note is paid.
18.REPRICING; EXCHANGE AND BUYOUT OF AWARDS. An Exchange Program, including but not limited to any repricing of Options or SARs, is not permitted without prior stockholder approval.
19.SECURITIES LAW AND OTHER REGULATORY COMPLIANCE. An Award will not be effective unless such Award is in compliance with all applicable U.S. and foreign federal and state securities and exchange control and other laws, rules, and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable and/or (b) completion of any registration or other qualification of such Shares under any state, federal, or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification, or listing requirements of any foreign or state securities laws, exchange control laws, stock exchange, or automated quotation system, and the Company will have no liability for any inability or failure to do so.
20.NO OBLIGATION TO EMPLOY. Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other service relationship with, the Company or any Parent, Subsidiary, or Affiliate or limit in any way the right of the Company or any Parent, Subsidiary, or Affiliate to terminate Participant’s employment or service relationship at any time.
21.CORPORATE TRANSACTIONS.
21.a.Assumption or Replacement of Awards by Successor. In the event that the Company is subject to a Corporate Transaction, outstanding Awards acquired under the Plan shall be subject to the agreement evidencing the Corporate Transaction, which need not treat all outstanding Awards in an identical manner. Such agreement, without the Participant’s consent, shall provide for one or more of the following with respect to all outstanding Awards as of the effective date of such Corporate Transaction.
(a)    The continuation of an outstanding Award by the Company (if the Company is the successor entity).
(b)    The assumption of an outstanding Award by the successor or acquiring entity (if any) of such Corporate Transaction (or by its parents, if any), which assumption, will be binding on all selected Participants; provided that the exercise price and the number and nature of shares issuable upon exercise of any such option or stock appreciation right, or any award that is subject to Section 409A of the Code, will be adjusted appropriately pursuant to Section 424(a) of the Code.
(c)    The substitution by the successor or acquiring entity in such Corporate Transaction (or by its parents, if any) of equivalent awards with substantially the same terms for such outstanding Awards (except that the exercise price and the number and nature of shares issuable upon exercise of any such option or stock appreciation right, or any award that is subject to Section 409A of the Code, will be adjusted appropriately pursuant to Section 424(a) of the Code).
(d)    The full acceleration of exercisability or vesting and accelerated expiration of an outstanding Award and lapse of the Company’s right to repurchase or re-acquire shares acquired under an Award or lapse of forfeiture rights with respect to shares acquired under an Award.
(e)    The settlement of the full value of such outstanding Award (whether or not then vested or exercisable) in cash, cash equivalents, or securities of the successor entity (or its parent, if any) with a Fair Market Value equal to the required amount, followed by the cancellation of such Awards; provided however, that such Award may be cancelled if such Award has no value, as determined by the Committee, in its discretion. Subject to Section 409A of the Code, such payment may be made in installments and may be deferred until the date or dates the Award would have become exercisable or vested. Such payment may be subject to vesting based on the Participant’s continued service, provided that the vesting schedule shall not be less favorable to the Participant than the schedule under which the Award would have become vested or exercisable. For purposes of this Section 21.1(e), the Fair Market Value of any security shall be determined without regard to any vesting conditions that may apply to such security.
The Board shall have full power and authority to assign the Company’s right to repurchase or reacquire or forfeiture rights to such successor or acquiring corporation. In addition, in the event such successor or acquiring corporation refuses to assume, convert, replace or substitute Awards, as provided above, pursuant to a Corporate Transaction, the Committee will notify the Participant in writing or electronically that such Award will be exercisable for a period of time determined by the Committee in its sole discretion, and such Award will terminate upon the expiration of such period. Awards need not be treated similarly in a Corporate Transaction.

21.b.Assumption of Awards by the Company. The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either: (a) granting an Award under this Plan in substitution of such other company’s award, or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the Purchase Price or the Exercise Price, as the case may be, and the number and nature of Shares issuable upon exercise or settlement of any such Award will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Option in substitution rather than assuming an existing option, such new Option may be granted with a similarly adjusted Exercise Price. Substitute Awards will not reduce the number of Shares authorized for grant under the Plan or authorized for grant to a Participant in a calendar year.
21.c.Non-Employee Directors’ Awards. Notwithstanding any provision to the contrary herein, in the event of a Corporate Transaction, the vesting of all Awards granted to Non-Employee Directors shall accelerate and such Awards shall become exercisable (as applicable) in full prior to the consummation of such event at such times and on such conditions as the Committee determines.
22.ADOPTION AND STOCKHOLDER APPROVAL. This Plan shall be submitted for the approval of the Company’s stockholders, consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board.
23.TERM OF PLAN/GOVERNING LAW. Unless earlier terminated as provided herein, this Plan will become effective on the Effective Date and will terminate ten (10) years from the date this Plan is adopted by the Board. After this Plan is terminated or expires, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and this Plan’s terms and conditions. This Plan and all Awards granted hereunder shall be governed by and construed in accordance with the laws of the State of Delaware (excluding its conflict of laws rules).
24.AMENDMENT OR TERMINATION OF PLAN. The Board may at any time terminate or amend this Plan in any respect, including, without limitation, amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan, provided, however, that the Board will not, without the approval of the stockholders of the Company, amend this Plan in any manner that requires such stockholder approval, provided further that a Participant’s Award shall be governed by the version of this Plan then in effect at the time such Award was granted. No termination or amendment of the Plan will affect any then-outstanding Award unless expressly provided by the Committee. In any event, no termination or amendment of the Plan or any outstanding Award may adversely affect any then outstanding Award without the consent of the Participant, unless such termination or amendment is necessary to comply with applicable law, regulation, or rule.
25.NONEXCLUSIVITY OF THE PLAN. Neither the adoption of this Plan by the Board, the submission of this Plan to the stockholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.
26.INSIDER TRADING POLICY. Each Participant who receives an Award shall comply with any policy adopted by the Company from time to time covering transactions in the Company’s securities by Employees, officers, and/or Directors of the Company, as well as with any applicable insider trading or market abuse laws to which the Participant may be subject.
27.ALL AWARDS SUBJECT TO COMPANY CLAWBACK OR RECOUPMENT POLICY. All Awards, subject to applicable law, shall be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of Participant’s employment or other service with the Company that is applicable to officers, Employees, Directors or other service providers of the Company, and in addition to any other remedies available under such policy and applicable law, may require the cancellation of outstanding Awards and the recoupment of any gains realized with respect to Awards.
28.DEFINITIONS. As used in this Plan, and except as elsewhere defined herein, the following terms will have the following meanings:
28.a.“Affiliate” means (a) any entity that, directly or indirectly, is controlled by, controls, or is under common control with, the Company, and (b) any entity in which the Company has a significant equity interest, in either case as determined by the Committee, whether now or hereafter existing.
28.b.“Award” means any award under the Plan, including any Option, Performance Award, Restricted Stock, Stock Bonus, Stock Appreciation Right, or Restricted Stock Unit.
28.c.“Award Agreement” means, with respect to each Award, the written or electronic agreement between the Company and the Participant setting forth the terms and conditions of the Award, and country-specific appendix thereto for grants to non-U.S. Participants, which shall be in substantially a form (which need not be the same for each Participant) that the Committee (or in the case of Award agreements that are not used for Insiders, the Committee’s delegate(s)) has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.
28.d.“Award Transfer Program” means any program instituted by the Committee which would permit Participants the opportunity to transfer any outstanding Awards to a financial institution or other person or entity approved by the Committee.
28.e.“Board” means the Board of Directors of the Company.
28.f.“Cause” means (i) Participant’s willful failure substantially to perform his or her duties and responsibilities to the Company or material violation of a Company policy; (ii) Participant’s commission of any act of fraud, embezzlement, dishonesty or any other willful misconduct that has caused or is reasonably expected to result in injury to the Company; (iii) unauthorized use or disclosure by Participant of any proprietary information or trade secrets of the Company or any other party to whom the Participant owes an obligation of nondisclosure as a result of his or her relationship with the Company; or (iv) Participant’s willful breach of any of his or her obligations under any written agreement or covenant with the Company. The determination as to whether a Participant is being terminated for Cause shall be made in good faith by the Company and shall be final and binding on the Participant. The foregoing definition does not in any way limit the Company’s ability to terminate a Participant’s employment or consulting relationship at any time as provided in Section 20 above, and the term “Company” will be interpreted to include any Subsidiary or Parent, as appropriate. Notwithstanding the foregoing, the foregoing definition of “Cause” may, in part or in whole, be modified or replaced in each individual agreement or Award Agreement with any Participant, provided that such document supersedes the definition provided in this Section 28.6.
28.g.“Code” means the United States Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.
28.h.“Committee” means the Compensation and Leadership Committee of the Board, or any other committee of the Board, or those persons to whom administration of the Plan, or part of the Plan, has been delegated as permitted by law.
28.i.“Common Stock” means the Class A common stock of the Company.
28.j.“Company” means GoPro, Inc., a Delaware corporation, or any successor corporation.
28.k.“Consultant” means any natural person, including an advisor or independent contractor, engaged by the Company or a Parent, Subsidiary, or Affiliate to render services to such entity.
28.l. “Corporate Transaction” means the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then-outstanding voting securities; provided, however, that for purposes of this subclause (i) the acquisition of additional securities by any one Person who is considered to own more than fifty percent (50%) of the total voting power of the securities of the Company will not be considered a Corporate Transaction; (ii) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation;(iv) any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company); or (v) a change in the effective control of the Company that occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by members of the Board whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election. For purpose of this subclause (v), if any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered a Corporate Transaction. For purposes of this definition, Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.
Notwithstanding the foregoing, to the extent that any amount constituting deferred compensation (as defined in Section 409A of the Code) would become payable under this Plan by reason of a

Corporate Transaction, such amount shall become payable only if the event constituting a Corporate Transaction would also qualify as a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, each as defined within the meaning of Code Section 409A, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and IRS guidance that has been promulgated or may be promulgated thereunder from time to time.
28.m.“Director” means a member of the Board.
28.n.“Disability” means in the case of incentive stock options, total and permanent disability as defined in Section 22(e)(3) of the Code and in the case of other Awards, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months.
28.o.“Effective Date” means February 15, 2024, subject to prior approval of the Plan by the stockholders and the Board.
28.p.“Employee” means any person, including officers and Directors, providing services as an employee to the Company or any Parent, Subsidiary, or Affiliate. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.
28.q.“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.
28.r.“Exchange Program” means a program pursuant to which (i) outstanding Awards are surrendered, cancelled, or exchanged for cash, the same type of Award, or a different Award (or combination thereof) or (ii) the exercise price of an outstanding Award is reduced.
28.s.“Exercise Price” means, with respect to an Option, the price at which a holder may purchase the Shares issuable upon exercise of an Option and with respect to a SAR, the price at which the SAR is granted to the holder thereof.
28.t.“Fair Market Value” means, as of any date, the value of a Share, determined as follows:
(i)if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal or such other source as the Committee deems reliable;
(ii)if such Common Stock is publicly traded but is neither listed nor admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Committee deems reliable; or
(iii)by the Board or the Committee in good faith.
28.u.“Insider” means an officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.
28.v.“IRS” means the United States Internal Revenue Service.
28.w.“Non-Employee Director” means a Director who is not an Employee of the Company or any Parent, Subsidiary, or Affiliate.

28.x.“Option” means an award of an option to purchase Shares pursuant to Section 5.
28.y.“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
28.z.“Participant” means a person who holds an Award under this Plan.
28.aa.“Performance Award” means an Award as defined in Section 10 and granted under the Plan.
28.ab.“Performance Factors” means any of the factors selected by the Committee and specified in an Award Agreement, from among the following measures, either individually, alternatively or in any combination, applied to the Company as a whole or any business unit or Subsidiary, either individually, alternatively, or in any combination, on a GAAP or non-GAAP basis, and measured, to the extent applicable on an absolute basis or relative to a pre-established target, to determine whether the performance goals established by the Committee with respect to applicable Awards have been satisfied:
(i)profit before tax;
(ii)subscription metrics;
(iii)revenue;
(iv)net revenue;
(v)earnings (which may include earnings before interest and taxes, earnings before taxes, net earnings, stock-based compensation expenses, depreciation, and amortization);
(vi)operating income;
(vii)operating margin;
(viii)operating profit;
(ix)controllable operating profit or net operating profit;
(x)net profit;
(xi)gross margin;
(xii)operating expenses or operating expenses as a percentage of revenue;
(xiii)net income;
(xiv)earning per share;
(xv)total stockholder return or relative total stockholder return;
(xvi)market share;
(xvii)return on assets or net assets;
(xviii)the Company’s stock price;

(xix)growth in stockholder value relative to a pre-determined index;
(xx)return on equity;
(xxi)return on invested capital;
(xxii)cash flow (including free cash flow or operating cash flows) or cash flow margins;
(xxiii)cash conversion cycle;
(xxiv)economic value added;
(xxv)individual confidential business objectives;
(xxvi) overhead or other expense reduction;
(xxvii)credit rating;
(xxviii)strategic plan development and implementation;
(xxix)succession plan development and implementation;
(xxx)improvement in workforce diversity;
(xxxi)customer indicators and/or satisfaction;
(xxxii)new product invention or innovation;
(xxxiii)attainment of research and development milestones;
(xxxiv)improvements in productivity;
(xxxv)bookings;
(xxxvi)attainment of objective operating goals and employee metrics; or
(xxxvii)any other metric that is capable of measurement as determined by the Committee.
The Committee may, in recognition of unusual or non-recurring items such as acquisition-related activities or changes in applicable accounting rules, provide for one or more equitable adjustments to the Performance Factors to preserve the Committee’s original intent regarding the Performance Factors at the time of the initial award grant. It is within the sole discretion of the Committee to make or not make any such equitable adjustments.
28.ac.“Performance Period” means one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Factors will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Award.
28.ad.“Performance Share” means an Award as defined in Section 10 and granted under the Plan.
28.ae.“Performance Unit” means an Award as defined in Section 10 and granted under the Plan.

28.af.“Permitted Transferee” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law (including adoptive relationships) of the Employee, any person sharing the Employee’s household (other than a tenant or employee), a trust in which these persons (or the Employee) have more than 50% of the beneficial interest, a foundation in which these persons (or the Employee) control the management of assets, and any other entity in which these persons (or the Employee) own more than 50% of the voting interests.
28.ag.“Person” shall have the meaning as such term is used in Sections 13(d) and 14(d) of the Exchange Act.
28.ah.“Plan” means this GoPro, Inc. 2024 Equity Incentive Plan.
28.ai.“Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option or SAR.
28.aj.“Restricted Stock Award” means an Award as defined in Section 6 and granted under the Plan, or issued pursuant to the early exercise of an Option.
28.ak.“Restricted Stock Unit” means an Award as defined in Section 9 and granted under the Plan.
28.al.“SEC” means the United States Securities and Exchange Commission.
28.am.“Securities Act” means the United States Securities Act of 1933, as amended.
28.an.“Service” shall mean service as an Employee, Consultant, Director or Non-Employee Director, to the Company or a Parent, Subsidiary or Affiliate of the Company, subject to such further limitations as may be set forth in the Plan or the applicable Award Agreement. An Employee will not be deemed to have ceased to provide Service in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Company; provided, that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company. In the case of any Employee on an approved leave of absence or a reduction in hours worked (for illustrative purposes only, a change in schedule from that of full-time to part-time), the Company may make such provisions respecting suspension of or modification of vesting of the Award while on leave from the employ of the Company or a Parent, Subsidiary or Affiliate or during such change in working hours as it may deem appropriate, except that in no event may an Award be exercised after the expiration of the term set forth in the applicable Award Agreement. In the event of military leave, if required by applicable laws, vesting shall continue for the longest period that vesting continues under any other statutory or Company approved leave of absence and, upon a Participant’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the U.S. Uniform Services Employment and Reemployment Rights Act), he or she shall be given vesting credit with respect to Awards to the same extent as would have applied had the Participant continued to provide services to the Company throughout the leave on the same terms as he or she was providing services immediately prior to such leave. Except as set forth in this Section 28.40, and unless otherwise provided in the Award Agreement, a Participant’s termination of Service will be considered to occur as of the date he or she ceases to provide services (regardless of whether the termination is in breach of local employment laws or is later found to be invalid) and Service shall not be extended by any notice period or any period of garden leave or similar period mandated by local law, provided however, that a change in status from an employee to a consultant or advisor shall not terminate the service provider’s Service, unless determined by the Committee, in its discretion. The Committee will have sole discretion to determine whether a Participant has ceased to provide Services and the effective date on which the Participant ceased to provide Services (including whether a Participant may still be considered to be providing services while on a leave of absence).

28.ao.“Shares” means shares of the Common Stock and the common stock of any successor entity of the Company.
28.ap.“Stock Appreciation Right” means an Award defined in Section 8 and granted under the Plan.
28.aq.“Stock Bonus” means an Award defined in Section 7 and granted under the Plan.
28.ar.“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
28.as.“Treasury Regulations” means regulations promulgated by the United States Treasury Department.
28.at.“Unvested Shares” means Shares that have not yet vested or are subject to a right of repurchase in favor of the Company (or any successor thereto).

APPENDIX B

GOPRO, INC.

2024 EMPLOYEE STOCK PURCHASE PLAN

1.PURPOSE. The purpose of this Plan is to provide eligible employees of the Company and the Participating Corporations with a means of acquiring an equity interest in the Company through Contributions, to enhance such employees’ sense of participation in the affairs of the Company. Capitalized terms not defined elsewhere in the text are defined in Section 28.

2.ESTABLISHMENT OF PLAN. GoPro, Inc. proposes to grant options to purchase shares of Common Stock to eligible employees of the Company and its Participating Corporations pursuant to this Plan. The Company intends this Plan to qualify as an “employee stock purchase plan” under Section 423 of the Code (including any amendments to or replacements of such Section), and this Plan shall be so construed. Any term not expressly defined in this Plan but defined for purposes of Section 423 of the Code shall have the same definition herein. In addition with regard to offers of options to purchase shares of the Common Stock under the Plan to employees outside the United States working for a Participating Corporation, the Compensation and Leadership Committee (the “Committee”) may offer a subplan or an option that is not intended to meet the Code Section 423 requirements, provided, if necessary under Code Section 423, that the other terms and conditions of the Plan are met. Subject to Section 14, the total number of shares of Common Stock reserved for issuance under this Plan will include all reserved rights, options, or shares of Common Stock not issued under the Company’s 2014 Employee Stock Purchase Plan (the “Prior 2014 Plan”) on the Effective Date (as defined below), not to exceed 11,100,000 Shares; provided, however, the number of Shares reserved for issuance under this Plan shall be subject to adjustments effected in accordance with Section 14 of this Plan. Any rights, options or Shares issued under this Plan and that are subsequently forfeited or repurchased and any rights, options or Shares that are withheld to satisfy the tax withholding obligations related to any purchase of Shares shall be included among the Shares reserved and available for grant and issuance pursuant to this Plan. The Shares reserved and available for grant and issuance pursuant this Section 2 shall be issuable as Common Stock of the Company regardless of their series or class under the Prior Plan.

3. ADMINISTRATION.
(a) The Plan will be administered by the Committee. Subject to the provisions of this Plan and the limitations of Section 423 of the Code or any successor provision in the Code, all questions of interpretation or application of this Plan shall be determined by the Committee and its decisions shall be final and binding upon all Participants. The Committee will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility, to designate the Participating Corporations, to determine when to grant options that are not intended to meet the Code Section 423 requirements and to decide upon any and all claims filed under the Plan. Every finding, decision and determination made by the Committee will, to the full extent permitted by law, be final and binding upon all parties. Notwithstanding any provision to the contrary in this Plan, the Committee may adopt rules, sub-plans, and/or procedures relating to the operation and administration of the Plan designed to comply with local laws, regulations or customs or to achieve tax, securities law or other objectives for eligible employees outside of the United States. The Committee will have the authority to determine the Fair Market Value of the Common Stock (which determination shall be final, binding and conclusive for all purposes) in accordance with Section 8 below and to interpret Section 8 of the Plan in connection with circumstances that impact the Fair Market Value. Members of the Committee shall receive no compensation for their services in connection with the administration of this Plan, other than standard fees as established from time to time by the Board for services rendered by Board members serving on Board committees. All expenses incurred in connection with the administration of this Plan shall be paid by the Company. For purposes of this Plan, the Committee may designate separate offerings under the Plan (the terms of which need not be identical) in which eligible employees of one or more Participating Corporations will participate, even if the dates of the applicable Offering Periods of each such offering are identical. The Committee may also establish rules to govern transfers of employment among the Company and any Participating Corporation, consistent with the applicable requirements of Code Section 423 and the terms of the Plan.

(b) The Committee may adopt such rules, procedures, and sub-plans as are necessary or appropriate to permit the participation in the Plan by eligible employees who are citizens or residents of a jurisdiction and/or employed outside the United States, the terms of which sub-plans may take precedence over other provisions of this Plan, with the exception of the provisions in Section 2 above setting forth the number of shares of Common Stock reserved for issuance under the Plan; provided that unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan will govern the operation of such sub-plan. Further, the Committee is specifically authorized to adopt rules and procedures regarding the application of the definition of Compensation (as defined below) to Participants on payrolls outside of the United States, handling of Contributions, taking of payroll deductions and making of other Contributions to the Plan, establishment of bank or trust accounts to hold contributions, payment of interest, establishment of the exchange rate applicable to Contributions made in a currency other than U.S. dollars, obligations to pay payroll tax, determination of beneficiary designation requirements, tax withholding procedures, and handling of stock certificates that vary with applicable local requirements.

(c) To the extent authorized by applicable law, any and all authority of the Committee may be delegated by the Committee to one or more senior officers of the Company or members of the management team of the Company or such other person, persons or groups of persons as it deems necessary, appropriate or advisable to facilitate the operation of the Plan and such delegation of authority shall be under such conditions or limitations that the Committee may set at or after the time of the delegation. For purposes of the Plan, references to the “Committee” will be deemed to include such officers, members of management team, or other person, persons or groups of persons to whom such authority has been delegated and, subject to any conditions or limitations set by the Committee and unless prohibited by Applicable Laws, any action undertaken by a delegate shall have the same force and effect as if undertaken directly by the Committee. The Committee may retain outside entities and professionals to assist in the administration of the Plan including, without limitation, a vendor or vendors to perform enrollment and brokerage services.

3.ELIGIBILITY. Any employee of the Company or the Participating Corporations is eligible to participate in an Offering Period under this Plan except that one or more of the following categories of employees may be excluded from coverage under the Plan by the Committee (other than where prohibited by applicable law):

(a) employees who are not employed by the Company or a Participating Corporation prior to the beginning of such Offering Period or prior to such other time period as specified by the Committee;

(b) employees who are customarily employed for twenty (20) hours or less per week;

(c) employees who are customarily employed for five (5) months or less in a calendar year;

(d) (i) employees who are “highly compensated employees” of the Company or any Participating Corporation (within the meaning of Section 414(q) of the Code), or (ii) any employee who is a

“highly compensated employees” with compensation above a specified level, who is an officer and/or is subject to the disclosure requirements of Section 16(a) of the Exchange Act;

(e) employees who are citizens or residents of a foreign jurisdiction (without regard to whether they are also a citizen of the United States or a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) if either (i) such employee’s participation is prohibited under the laws of the jurisdiction governing such employee, or (ii) compliance with the laws of the foreign jurisdiction would violate the requirements of Section 423 of the Code;

(f) employees who do not meet any other eligibility requirements that the Committee may choose to impose (within the limits permitted by the Code); and

(g) individuals who provide services to the Company or any of its Participating Corporations as independent contractors who are reclassified as common law employees for any reason except for federal income and employment tax purposes.

(h) The foregoing notwithstanding, employees who, together with any other person whose stock would be attributed to such employee pursuant to Section 424(d) of the Code, own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or its Parent or Subsidiary or who, as a result of being granted an option under this Plan with respect to such Offering Period, would own stock or hold options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or its Parent or Subsidiary shall be granted an option to purchase Common Stock under the Plan.

(i) Each exclusion stated above will be applied with respect to an Offering Period in a manner complying U.S. Treasury Regulation Section 1.423-2(e)(2)(i) and (ii). The Committee retains the discretion to determine which eligible employees may participate in an Offering Period pursuant to and consistent with U.S. Treasury Regulation Section 1.423-2(e) and (f).

5. OFFERING DATES.
(a) Each Offering Period of this Plan may be of up to twenty-seven (27) months duration and shall commence and end at the times designated by the Committee. Each Offering Period may consist of one or more Purchase Periods during which Contributions of Participants are accumulated under this Plan.
(b) The initial Offering Period pursuant to this Plan (“Initial Offering Period”) shall run coterminous with the initial Purchase Period and shall commence on the Effective Date and shall end with the Purchase Date that occurs on or prior to the February 15 or August 15 that first occurs six (6) months or more after the Effective Date. The Initial Offering Period shall consist of a single Purchase Period. Thereafter, a six-month Offering Period shall commence on each February 15 and August 15, with each such Offering Period also consisting of a single six-month Purchase Period, except as otherwise provided by an applicable sub-plan, or on such other date determined by the Committee. The Committee may at any time establish a different duration for an Offering Period or Purchase Period to be effective after the next scheduled Purchase Date.

6. PARTICIPATION IN THIS PLAN.

(a) Any employee who is an eligible employee determined in accordance with Section 4 immediately prior to the Initial Offering Period will be automatically enrolled in such Initial Offering Period for the maximum number of shares of Common Stock purchasable at the contributions levels and subject to other elections consistent with such employee’s last enrollment under the Prior 2014 Plan, if any, or as otherwise directed by such employee in a subscription form (or withdrawal notice) consistent with rules set forth by the Committee. With respect to subsequent Offering Periods, any eligible employee determined in accordance with Section 4 will be eligible to participate in this Plan, subject to the requirement of Section 6(b) hereof and the other terms and provisions of this Plan.

(b) An eligible employee determined in accordance with Section 4 may elect to become a Participant by submitting a subscription agreement prior to the commencement of the Offering Period to which such agreement relates in accordance with such rules as the Committee may determine.

(c) Once an employee becomes a Participant in an Offering Period, then such Participant will automatically participate in each subsequent Offering Period commencing immediately following the last day of such prior Offering Period at the same contribution level unless the Participant withdraws or is deemed to withdraw from this Plan or terminates further participation in the Offering Period as set forth in Section 11 below or otherwise notifies the Company of a change in the Participant’s contribution level by filing an additional subscription agreement or electronic representation thereof with the Company and/or the Company’s third party administrator, prior to the next Offering Period.

(d) A Participant who is automatically enrolled in a subsequent Offering Period pursuant to section 6(c) is not required to file any additional subscription agreement in order to continue participation in this Plan and will be deemed to have accepted the terms and conditions of the Plan, any sub-plan, and subscription agreement in effect at the time each subsequent Offering Period begins, subject to Participant’s right to withdraw from the Plan in accordance with the withdrawal procedures in effect at the time.

7. GRANT OF OPTION ON ENROLLMENT OR SUBSCRIPTION. Becoming a Participant with respect to an Offering Period will constitute the grant (as of the Offering Date) by the Company to such Participant of an option to purchase on the Purchase Date up to that number of shares of Common Stock determined by a fraction, the numerator of which is the amount of the contribution level accumulated in such Participant’s Contribution account during such Purchase Period and the denominator of which is the lower of (i) eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Offering Date (but in no event less than the par value of a share of the Common Stock), or (ii) eighty-five percent (85%) of the Fair Market Value of a share of the Common Stock on the Purchase Date, provided, further, that the number of shares of Common Stock subject to any option granted pursuant to this Plan shall not exceed the lesser of (x) the maximum number of shares of Common Stock set by the Committee pursuant to Section 10(b) below with respect to the applicable Purchase Date, or (y) the maximum number of shares of Common Stock which may be purchased pursuant to Section 10(a) below with respect to the applicable Purchase Date.

8. PURCHASE PRICE. The Purchase Price per share at which a share of Common Stock will be sold in any Offering Period shall be eighty-five percent (85%) of the lesser of:

(a)The Fair Market Value on the Offering Date; or

(b)The Fair Market Value on the Purchase Date.

9. PAYMENT OF PURCHASE PRICE; CONTRIBUTION CHANGES; SHARE ISSUANCES.

(a) The Purchase Price shall be accumulated by regular payroll deductions made during each Offering Period, unless the Committee determines with respect to categories of Participants outside the United States that Contributions may be made in another form due to local legal requirements. The deductions are made as a percentage of the Participant’s Compensation (as defined below) in one percent (1%) increments not less than one percent (1%), nor greater than fifteen percent (15%) or such lower limit set by the Committee. “Compensation” shall mean base salary (or in foreign jurisdictions, equivalent cash compensation); however, the Committee may, in its discretion, at any time and on a uniform and non-discriminatory basis, establish a different definitions of “Compensation” for a subsequent Offering Period, including without limitation that Compensation shall include all base salary or regular hourly wages, bonuses, incentive compensation, commissions, overtime, shift premiums, plus draws against commissions (or in foreign jurisdictions, equivalent cash compensation). For purposes of determining a Participant’s Compensation, any election by such Participant to reduce his or her regular cash remuneration under Sections 125 or 401(k) of the Code (or in foreign jurisdictions, equivalent salary deductions) shall be treated as if the Participant did not make such election. Contributions shall commence on the first payday following the last Purchase Date and shall continue to the end of the Offering Period unless sooner altered or terminated as provided in this Plan. Notwithstanding the foregoing, the terms of any sub-plan may permit matching shares of Common Stock without the payment of any purchase price.

(b) Participant may decrease his or her Contribution rate during an Offering Period by filing with the Company and/or the Company’s third party administrator a new subscription agreement, with the new rate to become effective no later than the second payroll period commencing after the Company’s receipt of the authorization and continuing for the remainder of the Offering Period unless changed as described below. A decrease in the Participant’s Contribution rate may be made once during an Offering Period or more or less frequently under rules determined by the Committee. An increase in the Participant’s Contribution rate may not be made with respect to an ongoing Offering Period unless otherwise determined by the Committee. A Participant may increase or decrease his or her Contribution rate for any subsequent Offering Period by filing with the Company and/or the Company’s third party administrator a new authorization subscription agreement prior to the beginning of such Offering Period or such other time period as specified by the Committee.

(c) Participant may reduce his or her Contribution percentage to zero during an Offering Period by filing with the Company and/or the Company’s third party administrator a request for cessation of Contributions. Such reduction shall be effective beginning no later than the second payroll period after the Company’s receipt of the request and no further Contributions will be made for the duration of the Offering Period. Contributions credited to the Participant’s account prior to the effective date of the request shall be used to purchase shares of Common Stock in accordance with Section 9(e) below. A reduction of the Contribution percentage to zero shall be treated as such Participant’s withdrawal from such Offering Period, and the Plan, effective as of the day after the next Purchase Date following the filing date of such request with the Company and/or the Company’s third party administrator.

(d) All Contributions made by a Participant are credited to his or her account under this Plan and are deposited with the general funds of the Company, except to the extent local legal restrictions outside the United States require segregation of such Contributions. No interest accrues on the Contributions, except to the extent required due to local legal requirements. All Contributions received or held by the Company may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate Contributions, except to the extent necessary to comply with local legal requirements outside the United States.

(e) On each Purchase Date, so long as this Plan remains in effect and provided that the Participant has not submitted a signed and completed withdrawal form before that date which notifies the Company that the Participant wishes to withdraw from that Offering Period under this Plan and have all Contributions accumulated in the account maintained on behalf of the Participant as of that date returned to the Participant, the Company shall apply the funds then in the Participant’s account to the purchase of whole shares of Common Stock reserved under the option granted to such Participant with respect to the Offering Period to the extent that such option is exercisable on the Purchase Date. The Purchase Price per Share shall be as specified in Section 8 of this Plan. Any fractional Share, as calculated under this Subsection (e), shall be rounded down to the next lower whole Share, unless the Committee determines with respect to all Participants that any fractional Share shall be credited as a fractional share. Any amount remaining in a Participant’s account on a Purchase Date which is less than the amount necessary to purchase a full share of Common Stock shall be returned to the Participant, without interest (except to the extent required due to local legal requirements outside the United States). In the event that this Plan has been oversubscribed, all funds not used to purchase shares of Common Stock on the Purchase Date shall be returned to the Participant, without interest (except to the extent required due to local legal requirements outside the United States). No Common Stock shall be purchased on a Purchase Date on behalf of any employee whose participation in this Plan has terminated prior to such Purchase Date (except to the extent required due to local legal requirements outside the United States).

(f) As promptly as practicable after the Purchase Date, the Company shall issue shares of Common Stock for the Participant’s benefit representing the shares purchased upon exercise of his or her option.

(g) During a Participant’s lifetime, his or her option to purchase shares of Common Stock hereunder is exercisable only by him or her. The Participant will have no interest or voting right in shares of Common Stock covered by his or her option until such option has been exercised.

(h) To the extent required by applicable federal, state, local or foreign law, a Participant shall make arrangements satisfactory to the Company and any applicable Participating Corporation for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Company or any Subsidiary or Affiliate, as applicable, may withhold, by any method permissible under the applicable law, the amount necessary for the Company or Subsidiary or Affiliate, as applicable, to meet applicable withholding obligations, including any withholding required to make available to the Company or Subsidiary or Affiliate, as applicable, any tax deductions or benefits attributable to the sale or early disposition of shares of Common Stock by a Participant. The Company shall not be required to issue any shares of Common Stock under the Plan until such obligations are satisfied.

10. LIMITATIONS ON SHARES TO BE PURCHASED.
(a) Any other provision of the Plan notwithstanding, no Participant shall purchase Common Stock with a Fair Market Value in excess of the following limit:
(i) In the case of Common Stock purchased during an Offering Period that commenced in the current calendar year, the limit shall be equal to (A) $25,000 minus (B) the Fair Market Value of the Common Stock that the Participant previously purchased in the current calendar year (under this Plan and all other employee stock purchase plans of the Company or any parent or Subsidiary of the Company).
(ii) In the case of Common Stock purchased during an Offering Period that commenced in the immediately preceding calendar year, the limit shall be equal to (A) $50,000 minus (B) the Fair Market Value of the Common Stock that the Participant previously purchased (under this Plan and all other employee stock purchase plans of the Company or any parent or Subsidiary of the Company) in the current calendar year and in the immediately preceding calendar year.

(iii) In the case of Common Stock purchased during an Offering Period that commenced two calendar years prior, the limit shall be equal to (A) $75,000 minus (B) the Fair Market Value of the Common Stock that the Participant previously purchased (under this Plan and all other employee stock purchase plans of the Company or any parent or Subsidiary of the Company) in the current calendar year and in the two immediately preceding calendar years.

For purposes of this Subsection (a), the Fair Market Value of Common Stock shall be determined in each case as of the beginning of the Offering Period in which such Common Stock is purchased. Employee stock purchase plans not described in Section 423 of the Code shall be disregarded. If a Participant is precluded by this Subsection (a) from purchasing additional Common Stock under the Plan, then his or her Contributions shall automatically be discontinued and, if the Participant so elects, shall resume at the beginning of the earliest Purchase Period that will end in the next calendar year (if he or she then is an eligible employee).
(b) In no event shall a Participant be permitted to purchase more than 2,500 shares of Common Stock on any one Purchase Date or such lesser number as the Committee shall determine. If a lower limit is set under this Subsection (b), then all Participants will be notified of such limit prior to the commencement of the next Offering Period for which it is to be effective.
(c) If the number of shares of Common Stock to be purchased on a Purchase Date by all Participants exceeds the number of shares of Common Stock then available for issuance under this Plan, then the Company will make a pro rata allocation of the remaining shares of Common Stock in as uniform a manner as shall be reasonably practicable and as the Committee shall determine to be equitable. In such event, the Company will give notice of such reduction of the number of shares of Common Stock to be purchased under a Participant’s option to each Participant affected.
(d) Any Contributions accumulated in a Participant’s account which are not used to purchase stock due to the limitations in this Section 10, and not covered by Section 9(e), shall be returned to the Participant as soon as practicable after the end of the applicable Purchase Period, without interest (except to the extent required due to local legal requirements outside the United States).

11. WITHDRAWAL.

(a) Each Participant may withdraw from an Offering Period under this Plan pursuant to a method specified for such purpose by the Company. Such withdrawal may be elected at any time prior to the end of an Offering Period, or such other time period as specified by the Committee.

(b) Upon withdrawal from this Plan, the accumulated Contributions shall be returned to the withdrawn Participant, without interest (except to the extent required due to local legal requirements outside the United States), and his or her interest in this Plan shall terminate. In the event a Participant voluntarily elects to withdraw from this Plan, he or she may not resume his or her participation in this Plan during the same Offering Period, but he or she may participate in any Offering Period under this Plan which commences on a date subsequent to such withdrawal by filing a new subscription agreement in a manner consistent with rules set forth by the Committee.

(c) In the event that that an Offering Period is comprised of multiple Purchase Periods instead of a single Purchase Period, and the Fair Market Value on the first day of the current Offering Period in which a participant is enrolled is higher than the Fair Market Value on the first day of any subsequent Offering Period, the Company will automatically withdraw the Participant from the current Offering Period and enroll such participant in the subsequent Offering Period. Any funds accumulated in a Participant’s account prior to the first day of such subsequent Offering Period will be applied to the purchase of shares of Common Stock on the Purchase Date immediately prior to the first day of such subsequent Offering Period, if any.

12. TERMINATION OF EMPLOYMENT. Termination of a Participant’s employment for any reason, including retirement, death, disability, or the failure of a Participant to remain an eligible employee of the Company or of a Participating Corporation, or Participant’s employer no longer being a Participating Corporation, immediately terminates his or her participation in this Plan

(except to the extent required by local legal requirements outside the United States). In such event, accumulated Contributions credited to the Participant’s account will be returned to him or her or, in the case of his or her death, to his or her legal representative, without interest (except to the extent required due to local legal requirements outside the United States). For purposes of this Section 12, an employee will not be deemed to have terminated employment or failed to remain in the continuous employ of the Company or of a Participating Corporation in the case of sick leave, military leave, or any other leave of absence approved by the Company; provided that such leave is for a period of not more than ninety (90) days or reemployment upon the expiration of such leave is guaranteed by contract or statute. The Company will have sole discretion to determine whether a Participant has terminated employment and the effective date on which the Participant terminated employment, regardless of any notice period or any period of garden leave required under local law.

13. RETURN OF CONTRIBUTIONS. In the event a Participant’s interest in this Plan is terminated by withdrawal, termination of employment or otherwise, or in the event this Plan is terminated by the Board, the Company shall deliver to the Participant all accumulated Contributions credited to such Participant’s account. No interest shall accrue on the Contributions of a Participant in this Plan (except to the extent required due to local legal requirements outside the United States).

14. CAPITAL CHANGES. If the number of outstanding shares of Common Stock is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company, without consideration, then the Committee shall adjust the number and class of Common Stock that may be delivered under the Plan, the Purchase Price per Share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised, and the numerical limits of Sections 2 and 10 shall be proportionately adjusted, subject to any required action by the Board or the stockholders of the Company and in compliance with applicable securities laws; provided that fractions of a Share will not be issued.

15. NONASSIGNABILITY. Neither Contributions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under this Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 22 below) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be void and without effect.

16. USE OF PARTICIPANT FUNDS AND REPORTS. The Company may use all Contributions received or held by it under the Plan for any corporate purpose, and the Company will not be required to segregate Participant’s Contributions (except to the extent required due to local legal requirements outside the United States). Until shares of Common Stock are issued, Participants will only have the rights of an unsecured creditor, unless otherwise required under local law. Each Participant shall receive, or have access to, promptly after the end of each Purchase Period a report of his or her account setting forth the total Contributions accumulated, the number of shares of Common Stock purchased, the Purchase Price thereof and the remaining cash balance, if any, carried forward to the next Purchase Period or Offering Period, as the case may be.

17. NOTICE OF DISPOSITION. Each U.S. taxpayer Participant shall notify the Company in writing if the Participant disposes of any of the shares of Common Stock purchased in any Offering Period pursuant to this Plan. The Company may place a legend or legends on any certificate representing shares acquired pursuant to this Plan requesting the Company’s transfer agent to notify the Company of any transfer of the Shares. The obligation of the Participant to provide such notice shall continue notwithstanding the placement of any such legend on the certificates.

18. NO RIGHTS TO CONTINUED EMPLOYMENT. Neither this Plan nor the grant of any option hereunder shall confer any right on any employee to remain in the employ of the Company or any Participating Corporation or restrict the right of the Company or any Participating Corporation to terminate such employee’s employment.

19. EQUAL RIGHTS AND PRIVILEGES. All eligible employees granted an option under this Plan that is intended to meet the Code Section 423 requirements shall have equal rights and privileges with respect to this Plan or within any separate offering under the Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 or any successor provision of the Code and the related regulations. Any provision of this Plan which is inconsistent with Section 423 or any successor provision of the Code shall, without further act or amendment by the Company, the Committee or the Board, be reformed to comply with the requirements of Section 423 (unless such provision applies exclusively to options granted under the Plan that are not intended to comply with the Code Section 423 requirements). This Section 19 shall take precedence over all other provisions in this Plan.

20. NOTICES. All notices or other communications by a Participant to the Company under or in connection with this Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21. TERM; STOCKHOLDER APPROVAL. This Plan will become effective on the Effective Date. This Plan shall be approved by the stockholders of the Company, in any manner permitted by applicable corporate law, within twelve (12) months before or after the date this Plan is adopted by the Board. No purchase of shares of Common Stock that are subject to such stockholder approval before becoming available under this Plan shall occur prior to stockholder approval of such Shares and the Board or Committee may delay any Purchase Date and postpone the commencement of any Offering Period subsequent to such Purchase Date as deemed necessary or desirable to obtain such approval (provided that if a Purchase Date would occur more than twenty-four (24) months after commencement of the Offering Period to which it relates, then such Purchase Date shall not occur and instead such Offering Period shall terminate without the purchase of such shares of Common Stock and Participants in such Offering Period shall be refunded their contributions without interest, unless the payment of interest is required under local laws). This Plan shall continue until the earlier to occur of (a) termination of this Plan by the Board (which termination may be effected by the Board at any time pursuant to Section 25 below),(b) issuance of all of the shares of Common Stock reserved for issuance under this Plan, or (c) the tenth anniversary of the Effective Date under the Plan.

22. DESIGNATION OF BENEFICIARY.

(a) Unless otherwise determined by the Committee, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under this Plan in the event of such Participant’s death prior to a Purchase Date. Such form shall be valid only if it was filed with the Company and/or the Company’s third party administrator at the prescribed location before the Participant’s death.

(b) Unless otherwise determined by the Committee, such designation of beneficiary may be changed by the Participant at any time by written notice filed with the Company and/or the Company’s third party administrator at the prescribed location before the Participant’s death. In the event of the death of a Participant and in the absence of a beneficiary validly designated under this Plan who is living at the time of such Participant’s death (and except to the extent required due to local legal requirements outside the United States), the Company shall deliver such cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion (and subject to compliance with legal requirements outside the United States), may deliver such cash to the spouse or, if no spouse is known to the Company, then to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

23. CONDITIONS UPON ISSUANCE OF SHARES; LIMITATION ON SALE OF SHARES. Shares of Common Stock shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the shares may then be listed, exchange control restrictions and/or securities law restrictions, or other applicable laws outside the United States, and shall be further subject to the approval of counsel for the Company with respect to such compliance. Shares of Common Stock may be held in trust or subject to further restrictions as permitted by any sub-plan, unless otherwise required under local law.

24. APPLICABLE LAW. The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of Delaware.

25. AMENDMENT OR TERMINATION. The Committee, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Committee, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of shares of Common Stock on the next Purchase Date (which may be sooner than originally scheduled, if determined by the Committee in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 14). If an Offering Period is terminated prior to its previously scheduled expiration, all amounts then credited to Participants’ accounts for such Offering Period, which have not been used to purchase shares of Common Stock, shall be returned to those Participants (without interest thereon, except as otherwise required under local laws) as soon as administratively practicable. Further, the Committee will be entitled to change the Purchase Periods and Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld or contributed in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the administration of the Plan, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Committee determines in its sole discretion advisable which are consistent with the Plan. Such actions will not require stockholder approval or the consent of any Participants. However, no amendment shall be made without approval of the stockholders of the Company (obtained in accordance with Section 21 above) within twelve (12) months of the adoption of such amendment (or earlier if required by Section 21) if such amendment would: (a) increase the number of shares of Common Stock that may be issued under this Plan; or (b) change the designation of the employees (or class of employees) eligible for participation in this Plan. In addition, in the event the Board or Committee determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board or Committee may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequences including, but not limited to: (i) amending the definition of Compensation, including with respect to an Offering Period underway at the time; (ii) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price; (iii) shortening any Offering Period by setting a Purchase Date, including an Offering Period underway at the time of the Committee action; (iv) reducing the maximum percentage of Compensation a participant may elect to set aside as Contributions; and (v) reducing the maximum number of shares of Common Stock a Participant may purchase during any Offering Period. Such modifications or amendments will not require approval of the stockholders of the Company or the consent of any Participants, unless otherwise required under local law.

26. CORPORATE TRANSACTIONS. In the event of a Corporate Transaction, the Offering Period for each outstanding right to purchase Common Stock will be shortened by setting a new Purchase Date and will end on the new Purchase Date. The new Purchase Date shall occur on or prior to the consummation of the Corporate Transaction, as determined by the Board or Committee, and the Plan shall terminate on the consummation of the Corporate Transaction.

27. CODE SECTION 409A; TAX QUALIFICATION.

(a) Options granted under the Plan generally are exempt from the application of Section 409A of the Code. However, options granted to U.S. taxpayers which are not intended to meet the Code Section 423 requirements are intended to be exempt from the application of Section 409A of the Code under the short-term deferral exception and any ambiguities shall be construed and interpreted in accordance with such intent. Subject to Subsection (b), options granted to U.S. taxpayers outside of the Code Section 423 requirements shall be subject to such terms and conditions that will permit such options to satisfy the requirements of the short-term deferral exception available under Section 409A of the Code, including the requirement that the shares of Common Stock subject to an option be delivered within the short-term deferral period. Subject to Subsection (b), in the case of a Participant who would otherwise be subject to Section 409A of the Code, to the extent the Committee determines that an option or the exercise, payment, settlement or deferral thereof is subject to Section 409A of the Code, the option shall be granted, exercised, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Notwithstanding the foregoing, the Company shall have no liability to a Participant or any other party if the option that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee with respect thereto.
(b) Although the Company may endeavor to (i) qualify an option for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan, including Subsection (a). The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants under the Plan.

28. DEFINITIONS.

(a) “Affiliate” means any entity (i) that, directly or indirectly, is controlled by, controls or is under common control with, the Company and (ii) in which the Company has a significant equity interest, in either case as determined by the Committee, whether now or hereafter existing.

(b) “Board” shall mean the Board of Directors of the Company.

(c) “Code” shall mean the U.S. Internal Revenue Code of 1986, as amended.

(d) “Common Stock” shall mean the Class A common stock of the Company.

(e) “Company” shall mean GoPro, Inc., a Delaware corporation.

(f) “Contributions” means the payroll deductions and other forms of payments that the Committee may permit to be made by a Participant to fund the exercise of options granted under the Plan.

(g) “Corporate Transaction” means the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or (ii) the consummation of the sale or disposition by the Company of all or substantially all of the Company’s assets; or (iii) the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

(h) “Effective Date” shall mean February 15, 2024, subject to prior approval of the Plan by the stockholders and the Board.

(i) “Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended.

(j) “Fair Market Value” shall mean, as of any date, the value of a share of Common Stock determined as follows:

    (1) if such Common Stock is then quoted on the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market (collectively, the “Nasdaq Market”), its closing price on the Nasdaq Market on the date of determination, or if there are no sales for such date, then the last preceding business day on which there were sales, as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable; or

    (2) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable; or

(3) if such Common Stock is publicly traded but is neither quoted on the Nasdaq Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal or such other source as the Board or the Committee deems reliable; or

(4) if none of the foregoing is applicable, by the Board or the Committee in good faith.

(k) “Offering Date” shall mean the first business day of each Offering Period or, for the Initial Offering Period, the Effective Date.

(l) “Offering Period” shall mean a period with respect to which the right to purchase Common Stock may be granted under the Plan, as determined by the Committee pursuant to Section 5.

(m) “Parent” shall have the same meaning as “parent corporation” in Sections 424(e) and 424(f) of the Code.

(n) “Participant” shall mean an eligible employee who meets the eligibility requirements set forth in Section 4 and who is either automatically enrolled in the Initial Offering Period or who elects to participate in this Plan pursuant to Section 6(b).

(o) “Participating Corporation” shall mean any Parent, or Subsidiary or Affiliate that the Committee or Board or the Committee’s delegate(s) designates from time to time as eligible to participate in this Plan; provided, however, that employees of Affiliates that are designated for participation may be granted only options that do not intend to comply with the Code Section 423 requirements.

(p) “Plan” shall mean this GoPro, Inc. 2024 Employee Stock Purchase Plan.

(q) “Purchase Date” shall mean the last business day of each Purchase Period.

(r) “Purchase Period” shall mean a period during which contributions may be made toward the purchase of Common Stock under the Plan, as determined by the Committee pursuant to Section 5(b).

(s) “Purchase Price” shall mean the price at which Participants may purchase shares of Common Stock under the Plan, as determined pursuant to Section 8.

(t) “Securities Act” means the U.S. Securities Act of 1933, as amended.

(u) “Subsidiary” shall have the same meaning as “subsidiary corporation” in Sections 424(e) and 424(f) of the Code.

APPENDIX C

Reconciliation of GAAP to Non-GAAP Measures

We report diluted net income (loss) per share in accordance with United States generally accepted accounting principles (GAAP) and on a non-GAAP basis. Additionally, we report non-GAAP adjusted EBITDA. We use non-GAAP financial measures to help us understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short-term and long-term operational plans. Our management uses and believes that investors benefit from referring to these non-GAAP financial measures in assessing our operating results. These non-GAAP financial measures should not be considered in isolation from, or as an alternative to, the measures prepared in accordance with GAAP, and are not based on any comprehensive set of accounting rules or principles. We believe that these non-GAAP measures, when read in conjunction with our GAAP financials, provide useful information to investors by facilitating:

•the comparability of our on-going operating results over the periods presented;
•the ability to identify trends in our underlying business; and
•the comparison of our operating results against analyst financial models and operating results of other public companies that supplement their GAAP results with non-GAAP financial measures.

These non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. Some of these limitations are:

•adjusted EBITDA does not reflect tax payments that reduce cash available to us;
•adjusted EBITDA excludes depreciation and amortization and, although these are non-cash charges, the property and equipment being depreciated and amortized often will have to be replaced in the future, and adjusted EBITDA does not reflect any cash capital expenditure requirements for such replacements;
•adjusted EBITDA excludes the amortization of point of purchase (POP) display assets because it is a non-cash charge, and is treated similarly to depreciation of property and equipment and amortization of acquired intangible assets;
•adjusted EBITDA and non-GAAP net income (loss) exclude restructuring and other related costs which primarily include severance-related costs, stock-based compensation expenses, manufacturing consolidation charges, facilities consolidation charges recorded in connection with restructuring actions, including right-of-use asset impairment charges, and the related ongoing operating lease cost of those facilities recorded under ASC 842, Leases. These expenses do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of current operating performance or comparisons to the operating performance in other periods;
•adjusted EBITDA and non-GAAP net income (loss) exclude stock-based compensation expense related to equity awards granted primarily to our workforce. We exclude stock-based compensation expense because we believe that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In particular, we note that companies calculate stock-based compensation expense for the variety of award types that they employ using different valuation methodologies and subjective assumptions. These non-cash charges are not factored into our internal evaluation of net income (loss) as we believe their inclusion would hinder our ability to assess core operational performance;
•non-GAAP net income (loss) excludes acquisition-related costs including the amortization of acquired intangible assets (primarily consisting of acquired technology), the impairment of acquired intangible assets (if applicable), as well as third-party transaction costs incurred for legal and other professional services. These costs are not factored into our evaluation of potential acquisitions, or of our performance after completion of the acquisitions, because these costs are not related to our core operating performance or reflective of ongoing operating results in the period, and the frequency and amount of such costs vary significantly based on the timing and magnitude of our acquisition transactions and the maturities of the businesses being acquired. Although we exclude the amortization of acquired intangible assets from our non-GAAP net income (loss), management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and contribute to revenue generation;
•non-GAAP net income (loss) includes income tax adjustments. We utilize a cash-based non-GAAP tax expense approach (based upon expected annual cash payments for income taxes) for evaluating operating performance as well as for planning and forecasting purposes. This non-GAAP tax approach eliminates the effects of period specific items, which can vary in size and frequency and does not necessarily reflect our long-term operations. Historically, we computed a non-GAAP tax rate based on non-GAAP pre-tax income on a quarterly basis, which considered the income tax effects of the adjustments above;
•GAAP and non-GAAP net income (loss) per share includes the dilutive, tax effected cash interest expense associated with our 2022 Notes and 2025 Notes, as if converted at the beginning of the period in connection with the adoption of ASU 2020-06 on January 1, 2022; and

•other companies may calculate these non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures.

The following table presents a reconciliation of net income to adjusted EBITDA:

(in thousands)	Year ended December 31, 2022
GAAP net income	$28,847
Income tax expense	5,606
Interest expense	3,131
Depreciation and amortization	8,570
POP display amortization	2,055
Stock-based compensation	38,991
Restructuring and other costs	7,554
Adjusted EBITDA	$94,754

The following table presents a reconciliation of net income to non-GAAP net income:

(in thousands)	Year ended December 31, 2022
GAAP net income	$28,847
Stock-based compensation	38,991
Acquisition-related costs	47
Restructuring and other costs	7,554
Income tax adjustments	5,484
Non-GAAP net income	$80,923

GAAP net income - basic	$28,847
Add: Interest on convertible notes, tax effected*	3,055
GAAP net income - diluted	$31,902

Non-GAAP net income - basic	$80,923
Add: Interest on convertible notes, tax effected*	3,055
Non-GAAP net income - diluted	$83,978

GAAP diluted net income per share	$0.18
Non-GAAP diluted net income per share	$0.47

GAAP and non-GAAP shares for diluted net income per share	178,279
*Reflects the use of the if-converted method for our convertible notes, effective January 1, 2022 due to the adoption of ASU 2020-06.

GOPRO, INC.
3025 CLEARVIEW WAY
SAN MATEO, CA 94402-3709

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D98563-P81554

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

GOPRO, INC.

The Board of Directors recommends you vote FOR all of the following nominees:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Nicholas Woodman
02) Tyrone Ahmad-Taylor
03) Kenneth Goldman
04) Peter Gotcher
05) Shaz Kahng
06) Alexander Lurie
07) Susan Lyne
08) Frederic Welts
09) Lauren Zalaznick

The Board of Directors recommends you vote FOR the following proposals:

Please sign exactly as your name(s) appear(s) in this document. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

D98564-P81554

GOPRO, INC.
Annual Meeting of Stockholders
June 6, 2023 11:30 AM, PDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Nicholas Woodman and Brian McGee, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of GOPRO, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:30 AM, PDT on June 6, 2023, at www.virtualshareholdermeeting.com/GPRO2023 and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

Your **Vote** Counts!

GOPRO, INC.

2023 Annual Meeting
Vote by June 5, 2023
11:59 PM ET

GOPRO, INC.
3025 CLEARVIEW WAY
SAN MATEO, CA 94402-3709

D98569-P81554

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THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items	Board Recommends
1. Election of Directors **Nominees:** 01) Nicholas Woodman 02) Tyrone Ahmad-Taylor 03) Kenneth Goldman 04) Peter Gotcher 05) Shaz Kahng 06) Alexander Lurie 07) Susan Lyne 08) Frederic Welts 09) Lauren Zalaznick	For
2. Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2023.	For
3. Approval of the non-binding, advisory resolution on executive compensation.	For
4. Approval of the GoPro, Inc., 2024 Equity Incentive Plan.	For
5. Approval of the GoPro, Inc., 2024 Employee Stock Purchase Plan.	For

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D98570-P81554